PROSPECTUS SUPPLEMENT
(To prospectus dated September 9, 1999)
------------------
HOME LOAN TRUST 2000-1
ISSUER

HOME LOAN AND INVESTMENT BANK, F.S.B.     $55,274,000
ORIGINATOR AND MASTER SERVICER

RESIDENTIAL ASSET FUNDING CORPORATION       MORTGAGE PASS-THROUGH CERTIFICATES,
DEPOSITOR                                   SERIES 2000-1
------------------
 CONSIDER CAREFULLY THE RISK FACTORS STARTING ON PAGE S-4 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 3 OF THE PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE CLASS A CERTIFICATES.

 THE CLASS A CERTIFICATES AND THE CLASS R CERTIFICATES WILL EVIDENCE IN THE AGGREGATE THE ENTIRE BENEFICIAL OWNERSHIP INTEREST IN A TRUST FUND CONSISTING PRIMARILY OF A POOL OF RESIDENTIAL MORTGAGE LOANS. THE CLASS A CERTIFICATES ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

 NO GOVERNMENTAL AGENCY OR INSTRUMENTALITY HAS INSURED OR GUARANTEED THE CERTIFICATES OR THE UNDERLYING MORTGAGE LOANS.

                  The certificates will consist of two classes of senior certificates, the class A-1 certificates and the class A-2 certificates, and one class of subordinated class R certificates. Only the class A certificates are being offered hereby.

                  Interest and principal on each class of certificates is scheduled to be paid monthly on the 15th day of the month or, if such day is not a business day, the next succeeding business day. The first scheduled payment date is April 17, 2000.

                  The property of the trust consists of two separate groups of residential mortgage loans. One group consists entirely of fixed rate loans and the other group consists entirely of adjustable rate loans.

                  Excess interest from either group of mortgage loans may be utilized to cover credit losses and certain interest shortfalls on the classes of certificates relating to such group of mortgage loans. To the extent such excess cashflow for a group is not needed to make required payments on the related class of certificates, it may be used to make payments on the other class of certificates.

                  The certificateholders will also have the benefit of a spread account. Funds on deposit in the spread account will be available to make required payments on the class A certificates.

                  Home Loan Bank will cause Financial Security Assurance Inc. to issue a certificate guaranty insurance policy for the benefit of the class A holders pursuant to which it will guarantee payments to the class A holders as described herein.

                             [FSA LOGO APPEARS HERE]



Combined proceeds from the sale of the class A-1 and class A-2 certificates are expected to be $55,273,914.72, excluding accrued interest on the class A-1 certificates, underwriting fees of approximately $260,000 and other fees and expenses estimated to be approximately $210,000.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          FIRST UNION SECURITIES, INC.
           The date of this prospectus supplement is March 10, 2000

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

                  We provide information to you about these securities in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of securities; and (2) this prospectus supplement, which describes the specific terms of this series of securities.

                  This prospectus supplement does not contain complete information about the offering of these securities. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell these securities to you unless you have received both this prospectus supplement and the prospectus.

                                TABLE OF CONTENTS

Summary...................................................S-1
Risk Factors..............................................S-4
The Mortgage Pool.........................................S-6
   Fixed Rate Group.......................................S-7
   ARM Group..............................................S-15
Prepayment and Yield Considerations.......................S-24
   Payment Delay..........................................S-30
Home Loan and Investment Bank, F.S.B......................S-30
   Loan Origination History...............................S-31
   Underwriting Criteria..................................S-31
   Quality Control Procedures Highlights..................S-33
   Collection Procedures..................................S-33
   Delinquency and Loss Experience........................S-35
Description of the Certificates...........................S-36
   Spread Account.........................................S-36
   Simple Interest Excess Sub-Account.....................S-37
   Pass-Through Rates.....................................S-37
   Calculation of One-Month LIBOR.........................S-38
   Flow of Funds..........................................S-39
   Certain Defined Terms Used in "Flow of Funds"..........S-39
   Insured Payments.......................................S-40
   Remittance Reports.....................................S-40
   Book-Entry Registration................................S-41
   Definitive Certificates................................S-44
The Agreements............................................S-45
   Assignment of Mortgage Loans...........................S-45
   Representations and Warranties of Home Loan Bank.......S-47
   Payments on the Mortgage Loans;
     Distributions on the Certificates....................S-48
   Servicing..............................................S-50
   Servicing and Other Compensation and51
     Payment of Expenses..................................S-51
   Hazard Insurance.......................................S-51
   Enforcement of Due-on-Sale Clauses.....................S-52
   Realization upon Defaulted Mortgage Loans..............S-53
   Servicer Reports.......................................S-53
   Removal and Resignation of the Master Servicer.........S-53
   Optional Redemption....................................S-55
   Optional Purchase of Defaulted Mortgage Loans..........S-55
   Termination............................................S-55
   Amendment..............................................S-56
The Trustee...............................................S-56
The Certificate Insurer and the Certificate
   Insurance Policy.......................................S-57
   The Certificate Insurer................................S-57
   The Certificate Insurance Policy.......................S-59
Incorporation of Certain Documents by Reference...........S-62
Material Federal Income Tax Considerations................S-62
ERISA Considerations......................................S-63
Legal Investment..........................................S-63
Plan of Distribution......................................S-64
Ratings...................................................S-64
Experts...................................................S-64
Legal Matters.............................................S-65
Annex I...................................................I-1
   Certain U.S. Federal Income Tax
     Documentation Requirements...........................I-3

                                     SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the class A certificates, carefully read this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of structural provisions, calculations, cash flows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

ISSUER

Home Loan Trust 2000-1.

TITLE OF SECURITIES

Home Loan Trust, Mortgage Pass-Through Certificates, Series 2000-1.

DEPOSITOR

Residential Asset Funding Corporation.

ORIGINATOR AND MASTER SERVICER

Home Loan and Investment Bank, F.S.B.

SUB-SERVICER

Home Loan Investment Corporation.

TRUSTEE

Bankers Trust Company of California, N.A., a national banking association with its principal place of business in California.

CERTIFICATE INSURER

Financial Security Assurance Inc. will issue a financial guaranty insurance policy, guaranteeing payment of minimum required monthly amounts due to the holders of the class A certificates.

CLASS A CERTIFICATES OFFERED

The certificates will consist of two classes of senior certificates, to be issued in the following classes with the original certificate balances and pass-through rates as set forth below:

                        Original
                      Certificate        Pass-Through
       Class             Balance             Rate
       -----             -------             ----
A-1                  $40,610,000                  7.949%
A-2                  $14,664,000           LIBOR + 0.30%

The pass-through rates will increase by 0.50% on the class A-1 certificates and 0.30% on the class A-2 certificates if the purchase option described in "Optional Termination" in this summary is not exercised.

The rate of interest on the class A-2 certificates is also subject to an available funds cap rate. If the rate of interest described above for the class A-2 certificates would exceed the weighted average coupon for the mortgage loans in the related group net of certain fees of the trust allocated to such class, then the pass-through rate will be accordingly reduced.

If, on any payment date, the available funds cap rate limits the interest rate on the class A-2 certificates, then the amount of the resulting interest shortfall will be paid from excess interest to the extent available, and otherwise will be carried forward and be due and payable on the following payment date and shall accrue interest at the applicable pass-through rate (without giving effect to the available funds cap rate) until paid. The certificate insurance policy does not guarantee payment of this interest shortfall.

The amount of interest payable on the class A certificates is subject to reduction to the extent the trust realizes any interest shortfalls caused by prepayments and application of the Civil Relief Act, as further described herein.

The class A certificates initially will be issued in book-entry form, through DTC, Clearstream Banking, societe anonyme or Euroclear.

CUT-OFF DATE

February 29, 2000 (close of business).

CLOSING DATE

On or about March 14, 2000.

PAYMENT DATE

Distributions on the certificates will be made on the 15th day of each month (or, if the 15th day is not a business day, on the next succeeding business day). The first payment date will be April 17, 2000.

RECORD DATE

The record date for the class A-1 certificates is the last day of the calendar month preceding a payment date. The record date for the class A-2 certificates is the last business day prior to a payment date. For all classes of certificates, the record date for the first payment date shall be the closing date.

THE MORTGAGE POOL

The mortgage loans owned by the trust will consist of a pool of residential mortgage loans and will be segregated into two groups. One group will consist of fixed-rate mortgage loans and the other group will consist of adjustable rate mortgage loans. See "The Mortgage Pool" for statistical information about the mortgage loans.

PRINCIPAL

Holders of the class A certificates will be entitled to receive on each payment date distributions in respect of principal in the amounts described herein.

INTEREST

Holders of the class A certificates will be entitled to receive on each payment date distributions in respect of interest in the amounts described herein. On each payment date, holders of the class A-1 certificates will be entitled to 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) and the holders of the class A-2 certificates will be entitled to interest accrued during the period from the preceding payment date to but not including such payment date (calculated on the basis of a 360-day year on the actual number of days in the accrual period).

SPREAD ACCOUNT

The trustee shall deposit on each payment date any funds in excess of the trust expenses and required distributions to the class A certificateholders into a spread account established with the trustee, up to a required amount.

Amounts, if any, on deposit in the spread account will be available to fund certain shortfalls to the class A certificateholders on any payment date, to be applied pro rata between the class A-1 certificates and the class A-2 certificates.

OPTIONAL TERMINATION

The master servicer may, at its option, terminate the trust and cause the class A certificates to be paid in full on any date on which the aggregate principal balance of the mortgage loans is less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date by purchasing from the trust fund, on the next succeeding payment date, all of the mortgage loans and REO properties.

FEDERAL INCOME TAX STATUS

An election will be made to treat the trust fund (other than the spread account) as a REMIC for federal income tax purposes. The class A certificates will be designated as the REGULAR INTERESTS in the REMIC and will be treated as debt instruments for federal income tax purposes.

ERISA CONSIDERATIONS

Subject to the important conditions and considerations described in this prospectus supplement and in the accompanying prospectus, the class A certificates may be purchased by pension, profit-sharing and other employee benefit plans, as well as individual retirement arrangements.

LEGAL INVESTMENT

The class A certificates will not constitute MORTGAGE RELATED SECURITIES for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Some potential investors may be limited in their legal investment authority only to first-lien mortgages or MORTGAGE RELATED SECURITIES and will not be able to invest in the class A certificates.

RATINGS

The class A certificates will be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies and Aaa by Moody's Investors Service, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                  RISK FACTORS

         The class A certificates are not suitable investments for all investors. In particular, you should not purchase the class A certificates unless you understand the prepayment, credit liquidity and market risks associated with the class A certificates.

         The class A certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider the following risk factors prior to any decision to invest in the class A certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

JUNIOR LIENS MAY NOT PROVIDE ADEQUATE SECURITY TO AVOID LOSSES

         Approximately 28.08% of the mortgage loans in the fixed rate group and approximately 22.37% of the mortgage loans in the ARM group (measured as a percentage of the original aggregate principal balance) are secured by second liens and the related first liens are not included in the mortgage pool.

         The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the senior liens to satisfy fully both the senior liens and the mortgage loan. In the event of foreclosure on a mortgaged property, the proceeds of the foreclosure sale will be applied first to the payment of court costs and fees in connection with the foreclosure, to real estate taxes, and in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holders of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund receives any payments in respect of the related mortgaged property.

         If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the related mortgaged property would have to bid an amount sufficient to pay off all sums due under both the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens.

RECHARACTERIZATION OF THE SALE OF THE MORTGAGE LOANS BY HOME LOAN BANK COULD CAUSE LOSSES TO THE HOLDERS.

         Home Loan Bank believes that the sale of the mortgage loans to the depositor will constitute an absolute and unconditional sale of the mortgage loans. However, in the event of a conservatorship or receivership of Home Loan Bank at a time when it holds a substantial portion of the class R certificates, the Federal Deposit Insurance Corporation (the "FDIC"), as its conservator or receiver for purposes of a conservatorship or receivership, could attempt to recharacterize the sale of the mortgage loans as a borrowing by Home Loan Bank with the result that holders are deemed to be creditors of Home Loan Bank, secured by a pledge of the mortgage loans. If an attempt were successful, the FDIC could elect to accelerate payment of the class A certificates and liquidate the mortgage loans with the class A holders entitled to the then-outstanding principal amount thereof together with accrued interest. Thus, the holders of class A certificates could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment. The FDIC as receiver or conservator may enforce contracts notwithstanding any provision of the contract providing for a default upon insolvency or the appointment of a conservator or receiver. As a result, the FDIC as receiver or conservator of Home Loan Bank may resist the transfer of the servicing of the mortgage loans in accordance with the provisions of the pooling and servicing agreement. In addition, if a conservator or receiver were appointed for Home Loan Bank, the conservator or receiver might be able to transfer the assets and liabilities (including the servicing of the mortgage loans) to another institution without any approval, assignment or consent of the trustee, the holders or Financial Security. In addition, if Home Loan Bank is placed in conservatorship or receivership it may be unable to repurchase mortgage loans as to which a breach of a representation has occurred and has not been cured.

PAYMENTS ON THE MORTGAGE LOANS

         When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of prepayment, instead of for a full month.

         In addition, all of the mortgage loans are simple interest mortgage loans pursuant to which interest is computed and charged to the mortgagor on the outstanding principal balance of the related mortgage note based on the number of days elapsed between the date through which interest was last paid on the mortgage loan through receipt of the mortgagor's most current payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on this basis. Consequently, if less than a full month has elapsed between the interest paid to date and the next payment on a mortgage loan, the amount of interest actually paid by the mortgagor will be less than a full month's interest on the principal balance of the mortgage loan. Conversely, if more than a full month has elapsed between payment on a mortgage loan, the amount of interest actually paid by the mortgagor will be greater than a full month's interest on the principal balance of the mortgage loan. To the extent that the aggregate of these shortfalls exceeds the aggregate of the excesses, a "net simple interest shortfall" will result. The trustee shall establish and maintain a sub-account of the certificate account and deposit and accumulate therein all net simple interest excess. Funds on deposit therein will be withdrawn by the trustee on each payment date to the extent of net simple interest shortfalls.

         Any shortfall in interest collections on any mortgage loan resulting from the application of the Civil Relief Act will result in a reduction of the amounts distributable to the class A holders, and would not be covered by monthly advances, the certificate insurance policy or the spread account. The master servicer is not obligated to offset any of the servicing fee against, or to provide any other funds to cover, any Civil Relief Act interest shortfall.

         The master servicer is obligated to pay as COMPENSATING INTEREST, without any right of reimbursement, those shortfalls in interest collections payable on the class A certificates that are attributable to prepayment interest shortfalls and net simple interest shortfalls, but only to the extent of the servicing fee for the related due period. Prepayment interest shortfalls and Civil Relief Act interest shortfalls will not be covered by payments from the spread account or under the certificate insurance policy, although net simple interest shortfalls will be so covered. To the extent that prepayment interest shortfalls with respect to any payment date exceed the servicing fee for the related due period, the amount of interest that is available for distribution to class A holders on that payment date will be reduced.

         Prepayment interest shortfalls that are not covered by application of the servicing fee, together with Civil Relief Act interest shortfalls, with respect to each group, will be allocated among the holders of the related class A certificates to reduce the interest otherwise payable on such class of class A certificates.

RATINGS ON CLASS A CERTIFICATES ARE DEPENDENT UPON THE CREDITWORTHINESS OF FINANCIAL SECURITY ASSURANCE INC.

         The ratings assigned to the class A certificates by the rating agencies will be based on the credit characteristics of the mortgage loans and on ratings assigned to the financial strength of the certificate insurer. Any reduction in the ratings assigned to the certificate insurer by the rating agencies could result in the reduction of the ratings assigned to the class A certificates. This reduction in ratings could adversely affect the liquidity and market value of the class A certificates.

RISK OF MORTGAGE LOAN YIELD REDUCING THE INTEREST RATE ON THE CLASS A-2 CERTIFICATES

         The class A-2 pass-through rate is based upon the value of an index (LIBOR) which is different from the value of the index applicable to the related mortgage loans (prime rate). The mortgage rate on each adjustable rate mortgage loan adjusts annually, whereas the class A-2 pass-through rate adjusts monthly based upon LIBOR. In addition, LIBOR and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that LIBOR may rise during periods in which the prime rate is stable or falling or that, even if both LIBOR and the prime rate rise during the same period, LIBOR may rise much more rapidly than the prime rate. The pass-through rate for the class A-2 certificates is limited by an available funds cap rate. While any interest shortfalls arising from the class A-2 pass-through rate will be carried forward and paid out of excess cashflows on future payment dates, there can be no assurance that such cash flows will be available.

LACK OF SECONDARY MARKET OR SMMEA ELIGIBILITY COULD AFFECT THE LIQUIDITY OF THE CLASS A CERTIFICATES

         The underwriter of the class A certificates intends to make a secondary market in the class A certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any class of class A certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of class A certificates. The class A certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest only in SMMEA securities will not be able to invest in the class A certificates, thereby limiting the market for the class A certificates. In light of the foregoing, investors should consult their own counsel as to whether they have the legal authority to invest in non-SMMEA securities such as the class A certificates.


                                THE MORTGAGE POOL

         The statistical information presented in this prospectus supplement is based on the characteristics of each mortgage loan as of the cut-off date. Each mortgage loan in the trust will be assigned to either the fixed rate group or the adjustable rate mortgage ("ARM") group. Each of the mortgage loans in the fixed rate group has a fixed coupon rate secured by either a first or junior lien on the mortgaged property. Each mortgage loan contained in the ARM group has an adjustable coupon rate secured by a first or second lien on the mortgaged property. The class A-1 certificates represent undivided ownership interests in all mortgage loans contained in the fixed rate group, and the class A-2 certificates represent undivided ownership interests in all mortgage loans contained in the ARM group.

         The mortgage loans will be evidenced by notes secured primarily by first or second liens on the mortgaged properties. All of the mortgage loans were originated or acquired by Home Loan Bank and are underwritten by Home Loan Bank. The mortgage loans will be sold by Home Loan Bank to the depositor on or before the date of initial issuance of the certificates. All of the mortgage loans will be serviced by the sub-servicer on behalf of the master servicer.

         All of the mortgage loans will be conventional in that they will not be insured or guaranteed by any governmental agency or instrumentality or any other person.

         Unless otherwise set forth herein, all percentages set forth with respect to the mortgage loans are measured by the respective aggregate principal balances thereof as of the cut-off date.

FIXED RATE GROUP

         71.92% of the aggregate principal balance of mortgage loans in the fixed rate group are secured by first liens, and 28.08% by second liens. 91.39% of the aggregate principal balance of the mortgage loans in the fixed rate group as of the cut-off date require monthly payments of principal that will fully amortize the mortgage loans by their respective maturity dates, and 8.61% of the aggregate principal balance of the mortgage loans in the fixed rate group as of the cut-off date are "balloon" loans which are loans originated with a stated maturity date earlier than the stated maturity date of a fully amortizing loan with the same terms except for the maturity and the amount of the final scheduled payment. For non-balloon loans, the stated maturity date is the last payment date and for balloon loans the stated maturity date is the balloon payment date.

         In the following tables, the sum of the columns may not equal the totals indicated due to rounding.

                             GEOGRAPHIC DISTRIBUTION
                                FIXED RATE GROUP

                                                                     Cut-Off Date                  % of Cut-Off
                                          Number of                   Aggregate                   Date Aggregate
State                                   Mortgage Loans            Principal Balance              Principal Balance
-----                                   --------------            -----------------              -----------------
Arizona                                        18               $       781,207.69                      1.92%
California                                      7                       408,126.89                      1.00
Colorado                                        7                       356,754.47                      0.88
Connecticut                                    24                     1,488,125.52                      3.66
Delaware                                        1                        55,000.00                      0.14
Florida                                         7                       345,385.76                      0.85
Georgia                                        19                     1,033,992.76                      2.55
Illinois                                       63                     2,365,164.90                      5.82
Indiana                                        11                       572,623.78                      1.41
Maine                                          35                     1,606,950.36                      3.96
Maryland                                        4                       166,120.51                      0.41
Massachusetts                                  68                     3,467,447.05                      8.54
Michigan                                      125                     5,158,042.37                     12.70
Nevada                                          1                        69,541.92                      0.17
New Hampshire                                  33                     1,718,174.69                      4.23
New Jersey                                     68                     4,695,822.00                     11.56
New Mexico                                      4                       144,342.50                      0.36
New York                                      140                     7,717,398.38                     19.00
Ohio                                            9                       466,898.16                      1.15
Oregon                                          8                       344,672.26                      0.85
Pennsylvania                                   75                     2,803,357.27                      6.90
Rhode Island                                   27                     1,247,947.55                      3.07
Texas                                          63                     2,506,611.51                      6.17
Virginia                                       10                       418,844.80                      1.03
Washington                                      3                       224,929.50                      0.55
Wisconsin                                       8                       447,250.79                      1.10
                                     ---------------------      -----------------------       ------------------------
         TOTAL                                838                   $40,610,733.39                    100.00%
                                     =====================      =======================       ========================

                               LOAN-TO-VALUE RATIO
                                FIXED RATE GROUP

                                                                    Cut-Off Date                 % of Cut-Off
Loan-to-Value                            Number of                    Aggregate                 Date Aggregate
Ratios at Origination                 Mortgage Loans              Principal Balance            Principal Balance
---------------------                 --------------              -----------------            -----------------
0.01 to 5.00%...............                  3                    $      45,212.56                    0.11%
5.01 to 10.00...............                 28                          484,303.62                    1.19
10.01 to 15.00..............                 84                        2,118,158.64                    5.22
15.01 to 20.00..............                109                        3,114,301.11                    7.67
20.01 to 25.00..............                 57                        1,992,059.67                    4.91
25.01 to 30.00..............                 45                        1,632,031.29                    4.02
30.01 to 35.00..............                 32                        1,189,937.97                    2.93
35.01 to 40.00..............                 20                          811,193.02                    2.00
40.01 to 45.00..............                 23                          859,827.86                    2.12
45.01 to 50.00..............                 26                        1,224,365.33                    3.01
50.01 to 55.00..............                 23                        1,370,700.17                    3.38
55.01 to 60.00..............                 16                          633,785.34                    1.56
60.01 to 65.00..............                 40                        2,005,511.94                    4.94
65.01 to 70.00..............                 60                        2,884,789.53                    7.10
70.01 to 75.00..............                 61                        4,542,859.90                   11.19
75.01 to 80.00..............                124                        8,753,935.41                   21.56
80.01 to 85.00..............                 79                        6,257,401.37                   15.41
85.01 to 90.00..............                  8                          690,358.66                    1.70
                                       -------------               -----------------              -----------
         TOTAL                              838                      $40,610,733.39                  100.00%
                                       =============               =================              ===========

     Minimum LTV:                     5.00%
     Maximum LTV:                    90.00%
     Weighted average LTV:           59.41%

                          COMBINED LOAN-TO-VALUE RATIO
                                FIXED RATE GROUP

                                                                        Cut-Off Date                % of Cut-Off
                                             Number of                   Aggregate                 Date Aggregate
     Combined Loan-to-Value Ratio          Mortgage Loans            Principal Balance            Principal Balance
     ----------------------------          --------------            -----------------            -----------------
5.01 to 10.00%....................                 1                 $      26,925.35                    0.07%
10.01 to 15.00....................                 2                       119,989.35                    0.30
15.01 to 20.00....................                 6                       112,108.63                    0.28
20.01 to 25.00....................                 5                       132,492.40                    0.33
25.01 to 30.00....................                 8                       284,205.82                    0.70
30.01 to 35.00....................                 8                       223,335.50                    0.55
35.01 to 40.00....................                14                       487,186.17                    1.20
40.01 to 45.00....................                21                       613,195.26                    1.51
45.01 to 50.00....................                26                       879,231.33                    2.17
50.01 to 55.00....................                30                     1,419,741.35                    3.50
55.01 to 60.00....................                30                     1,129,732.81                    2.78
60.01 to 65.00....................                49                     2,452,786.00                    6.04
65.01 to 70.00....................                96                     3,991,526.89                    9.83
70.01 to 75.00....................               104                     6,000,507.22                   14.78
75.01 to 80.00....................               220                    11,622,755.83                   28.62
80.01 to 85.00....................               196                     9,942,689.14                   24.48
85.01 to 90.00....................                21                     1,150,799.89                    2.83
95.01 to 100.00...................                 1                        21,524.45                    0.05
         TOTAL                          --------------------       -----------------------      ---------------------
                                                 838                   $40,610,733.39                  100.00%
                                        ====================       =======================      =====================

     Minimum CLTV:                    8.00%
     Maximum CLTV:                  100.00%
     Weighted average CLTV:          73.94%

         The original combined loan-to-value ratios shown above are equal, with respect to each mortgage loan, to (i) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) the remaining balance of the senior liens, if any, at the date of origination of the mortgage loan divided by (ii) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan or (b) the purchase price of the mortgaged property if the mortgage loan proceeds from the mortgage loan are used to purchase the mortgaged property. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related mortgaged properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                             MORTGAGE INTEREST RATES
                                FIXED RATE GROUP

                                                                     Cut-Off Date                   % of Cut-Off
              Mortgage                      Number of                  Aggregate                   Date Aggregate
           Interest Rates                Mortgage Loans            Principal Balance             Principal Balance
           --------------                --------------            -----------------             -----------------
8.001 to 8.500% .................                 1                 $    193,996.13                     0.48%
8.501 to 9.000 ..................                10                      709,230.80                     1.75
9.001 to 9.500 ..................                28                    1,697,080.69                     4.18
9.501 to 10.000 .................               149                    9,203,443.06                    22.66
10.001 to 10.500 ................               161                    8,021,218.99                    19.75
10.501 to 11.000 ................               121                    5,786,513.71                    14.25
11.001 to 11.500 ................               126                    4,978,679.03                    12.26
11.501 to 12.000 ................               111                    5,134,350.30                    12.64
12.001 to 12.500 ................                51                    2,206,515.01                     5.43
12.501 to 13.000 ................                27                      890,018.95                     2.19
13.001 to 13.500 ................                22                      622,594.05                     1.53
13.501 to 14.000 ................                 8                      521,398.63                     1.28
14.001 to 14.500 ................                 9                      297,265.40                     0.73
14.501 to 15.000 ................                 8                      204,725.19                     0.50
15.001 to 15.500 ................                 5                      122,572.45                     0.30
15.501 to 16.000 ................                 1                       21,131.00                     0.05
                                         ----------------          ------------------               ----------
         TOTAL                                  838                  $40,610,733.39                   100.00%
                                         ================          ==================               ==========


     Minimum mortgage interest rate:                   8.420%
     Maximum mortgage interest rate:                  15.980%
     Weighted average mortgage interest rate:         10.811%

                       REMAINING MONTHS TO STATED MATURITY
                                FIXED RATE GROUP

                                                                       Cut-Off Date                 % of Cut-Off
          Remaining Months                  Number of                   Aggregate                  Date Aggregate
         to Stated Maturity               Mortgage Loans            Principal Balance             Principal Balance
         ------------------               --------------            -----------------             -----------------
51 to 55 .........................               2                   $      92,576.72                    0.23%
56 to 60 .........................               4                         107,147.65                    0.26
76 to 80 .........................               1                          31,472.08                    0.08
81 to 85 .........................               1                          12,000.00                    0.03
106 to 110 .......................               1                          16,498.47                    0.04
111 to 115 .......................              18                         449,559.41                    1.11
116 to 120 .......................              62                       1,655,544.74                    4.08
166 to 170 .......................               5                         202,770.34                    0.50
171 to 175 .......................              64                       1,980,210.34                    4.88
176 to 180 .......................             197                       8,108,383.66                   19.97
226 to 230 .......................               6                         295,861.07                    0.73
231 to 235 .......................              75                       3,256,321.24                    8.02
236 to 240 .......................             185                       7,812,439.33                   19.24
346 to 350 .......................               2                         174,192.41                    0.43
351 to 355 .......................              81                       6,064,627.54                   14.93
356 ..............................              40                       3,158,155.03                    7.78
357 ..............................              39                       2,856,760.47                    7.03
358 ..............................              28                       1,929,163.13                    4.75
359 ..............................              16                       1,651,646.76                    4.07
360 ..............................              11                         755,403.00                    1.86
                                          ------------               -----------------               ----------
         TOTAL                                 838                     $40,610,733.39                  100.00%
                                          ============               =================               ==========

     Minimum remaining months to stated maturity:             55 months
     Maximum remaining months to stated maturity:             360 months
     Weighted average remaining months to stated maturity:    263.08 months

                         CUT-OFF DATE PRINCIPAL BALANCES
                                FIXED RATE GROUP

                                                                   Cut-Off Date                  % of Cut-Off
           Cut-Off Date                   Number of                  Aggregate                  Date Aggregate
         Principal Balance             Mortgage Loans            Principal Balance             Principal Balance
         -----------------             --------------            -----------------             -----------------
Less than $15,000.00                          58                 $    748,281.26                       1.84%
$15,000.01 to 25,000.00                      160                    3,288,059.50                       8.10
$25,000.01 to 50,000.00                      333                   11,958,658.26                      29.45
$50,000.01 to 75,000.00                      162                    9,774,032.37                      24.07
$75,000.01 to 100,000.00                      65                    5,687,523.06                      14.00
$100,000.01 to 125,000.00                     18                    2,046,662.30                       5.04
$125,000.01 to 150,000.00                     22                    2,995,493.02                       7.38
$150,000.01 to 175,000.00                      7                    1,099,223.71                       2.71
$175,000.01 to 200,000.00                      4                      765,480.87                       1.88
$200,000.01 to 225,000.00                      2                      420,500.68                       1.04
$225,000.01 to 250,000.00                      4                      941,872.82                       2.32
$250,000.01 to 275,000.00                      1                      251,816.61                       0.62
$275,000.01 to 300,000.00                      1                      295,349.88                       0.73
$325,000.01 to 350,000.00                      1                      337,779.05                       0.83
                                         -----------           -------------------               -------------
         TOTAL                               838                  $40,610,733.39                     100.00%
                                         ===========           ===================               =============

     Minimum principal balance:                  $    9,677.64
     Maximum principal balance:                  $  337,779.05
     Weighted average principal balance:         $   48,461.50

                                  PROPERTY TYPE
                                FIXED RATE GROUP

                                                                       Cut-Off Date                 % of Cut-Off
                                             Number of                  Aggregate                  Date Aggregate
Property Type                              Mortgage Loans           Principal Balance            Principal Balance
-------------                              --------------           -----------------            -----------------
Condo                                             12                $     533,200.56                    1.31%
Manufactured Home                                  5                      211,003.81                    0.52
Multi Family                                      77                    4,996,962.78                   12.30
PUD                                               18                      913,877.63                    2.25
Single Family Home                               723                   33,876,150.61                   83.42
Townhome                                           3                       79,538.00                    0.20
                                            ------------           -------------------             ------------
         TOTAL                                   838                  $40,610,733.39                  100.00%
                                            ============           ===================             ============


                                OCCUPANCY STATUS
                                FIXED RATE GROUP

                                                                                                    % of Cut-Off
                                         Number of Mortgage       Cut-Off Date Aggregate           Date Aggregate
Type                                           Loans                 Principal Balance           Principal Balance
----                                     ------------------          -----------------           -----------------
Investment                                        28                $   1,274,622.26                    3.14%
Owner Occupied                                   810                   39,336,111.13                   96.86
                                             ----------          ---------------------              ----------
         TOTAL                                   838                  $40,610,733.39                  100.00%
                                             ==========          =====================              ==========

                                   LIEN STATUS
                                FIXED RATE GROUP

                                                                                                    % of Cut-Off
                                         Number of Mortgage       Cut-Off Date Aggregate           Date Aggregate
Lien Status                                    Loans                 Principal Balance           Principal Balance
-----------                              ------------------          -----------------           -----------------
First Lien                                       476                $   29,209,182.85                  71.92%
Second Lien                                      362                    11,401,550.54                   28.08
                                             ----------             ------------------             ------------
         TOTAL                                   838                   $40,610,733.39                  100.00%
                                             ==========             ==================             ============

                                    SEASONING
                                FIXED RATE GROUP

                                                                      Cut-Off Date                 % of Cut-Off
                                        Number of Mortgage             Aggregate                  Date Aggregate
           Months                             Loans                Principal Balance            Principal Balance
           ------                       ------------------         -----------------            -----------------
           0......................               88                $   3,980,405.55                    9.80%
           1......................              106                    4,947,993.71                   12.18
           2......................              164                    7,259,249.03                   17.88
           3......................              123                    6,187,330.00                   15.24
           4......................              102                    5,671,665.48                   13.97
           5......................              110                    5,381,655.56                   13.25
           6......................               83                    3,985,834.71                    9.81
           7......................               19                      974,182.66                    2.40
           8......................               16                      897,760.33                    2.21
           9......................               13                      635,334.07                    1.56
           10.....................                8                      428,195.58                    1.05
           11.....................                4                      158,228.81                    0.39
           12.....................                2                      102,837.90                    0.25
                    TOTAL                       838                  $40,610,733.39                  100.00%
                                                ---                  --------------                  ------

                                                ===                  ==============                  ======

         Minimum seasoning:            0 months
         Maximum seasoning:            12 months
         Weighted average seasoning:   3.41 months

ARM GROUP

         77.63% of the mortgage loans in the ARM group are secured by first liens, and 22.37% by second liens. 100% of the aggregate principal balance of the mortgage loans in the ARM group as of the cut-off date require monthly payments of principal that will fully amortize the mortgage loans by their respective maturity dates, and none of the mortgage loans in the ARM group as of the cut-off date are "balloon" loans.

PRIME RATE OF INTEREST

         The index applicable to the determination of the mortgage rate on the mortgage loans in the ARM group will be the lowest reported prime rate published daily in The Wall Street Journal.

         All of the mortgage loans in the ARM group have mortgage rates which adjust annually.

         In the following tables, the sum of the columns may not equal the totals indicated due to rounding.


                             GEOGRAPHIC DISTRIBUTION
                                    ARM GROUP

                                                                     Cut-Off Date                  % of Cut-Off
                                          Number of                   Aggregate                   Date Aggregate
State                                   Mortgage Loans            Principal Balance              Principal Balance
------                                  --------------            -----------------              -----------------
California                                      2                 $     455,841.45                      3.11%
Connecticut                                     3                       207,907.32                      1.42
Delaware                                        3                       315,948.73                      2.15
Florida                                         2                        69,653.65                      0.47
Georgia                                         5                       310,414.94                      2.12
Illinois                                        8                       256,362.26                      1.75
Indiana                                         5                       221,599.53                      1.51
Maine                                           9                       523,476.73                      3.57
Maryland                                        2                        91,167.86                      0.62
Massachusetts                                  19                       795,243.75                      5.42
Michigan                                       50                     3,035,294.52                     20.70
New Hampshire                                  11                       603,124.44                      4.11
New Jersey                                     23                     1,866,831.28                     12.73
New York                                       48                     2,744,686.76                     18.72
Ohio                                            5                       195,167.09                      1.33
Oregon                                          3                       159,088.30                      1.08
Pennsylvania                                   39                     1,810,041.01                     12.34
Rhode Island                                   11                       621,587.06                      4.24
Virginia                                        5                       381,206.99                      2.60
                                       ----------------          -----------------               -----------------
         TOTAL                                253                   $14,664,643.67                    100.00%
                                       ================          ==================               ================

                               LOAN-TO-VALUE RATIO
                                    ARM GROUP

                                                                    Cut-Off Date                  % of Cut-Off
   Range of Loan-to-Value               Number of                    Aggregate                   Date Aggregate
   Ratios at Origination              Mortgage Loans             Principal Balance             Principal Balance
   ---------------------              --------------             -----------------             -----------------
0.01 to 5.00%...............                1                    $     19,446.11                      0.13%
5.01 to 10.00...............               11                         210,154.69                      1.43
10.01 to 15.00..............               16                         426,537.08                      2.91
15.01 to 20.00..............               18                         686,248.45                      4.68
20.01 to 25.00..............               12                         412,730.29                      2.81
25.01 to 30.00..............               12                         599,398.42                      4.09
30.01 to 35.00..............               11                         678,013.69                      4.62
35.01 to 40.00..............                7                         360,144.29                      2.46
40.01 to 45.00..............               10                         565,415.24                      3.86
45.01 to 50.00..............               11                         497,424.39                      3.39
50.01 to 55.00..............                7                         517,923.18                      3.53
55.01 to 60.00..............               14                         921,650.74                      6.28
60.01 to 65.00..............               18                         984,590.96                      6.71
65.01 to 70.00..............               29                       2,032,082.05                     13.86
70.01 to 75.00..............               34                       2,473,025.10                     16.86
75.01 to 80.00..............               41                       3,188,087.99                     21.74
85.01 to 90.00..............                1                          91,771.00                      0.63
                                       ----------------          -----------------               -----------------
         TOTAL                            253                     $14,664,643.67                    100.00%
                                       ================          ==================              =================

     Minimum LTV:                    4.00%
     Maximum LTV:                   90.00%
     Weighted average LTV:          58.39%

                          COMBINED LOAN-TO-VALUE RATIO
                                    ARM GROUP

                                                                                                    % of Cut-Off
                                             Number of             Cut-Off Date Aggregate          Date Aggregate
     Combined Loan-to-Value Ratio          Mortgage Loans            Principal Balance            Principal Balance
     ----------------------------          --------------            -----------------            -----------------

5.01 to 10.00%....................                 1                 $      10,957.14                    0.07%
10.01 to 15.00....................                 1                        32,869.12                    0.22
15.01 to 20.00....................                 4                       139,700.24                    0.95
20.01 to 25.00....................                 3                        64,578.50                    0.44
25.01 to 30.00....................                 2                        61,831.12                    0.42
30.01 to 35.00....................                 8                       285,942.69                    1.95
35.01 to 40.00....................                 6                       335,034.03                    2.28
40.01 to 45.00....................                 8                       392,539.62                    2.68
45.01 to 50.00....................                13                       542,005.45                    3.70
50.01 to 55.00....................                 8                       654,450.50                    4.46
55.01 to 60.00....................                15                       903,962.65                    6.16
60.01 to 65.00....................                27                     1,275,771.65                    8.70
65.01 to 70.00....................                44                     2,575,097.29                   17.56
70.01 to 75.00....................                53                     3,341,985.88                   22.79
75.01 to 80.00....................                59                     3,956,146.79                   26.98
85.01 to 90.00....................                 1                        91,771.00                    0.63
                                                 ---                   --------------                  ------
         TOTAL                                   253                   $14,664,643.67                  100.00%
                                                 ===                   ==============                  ======

     Minimum CLTV:                  10.00%
     Maximum CLTV:                  90.00%
     Weighted average CLTV:         67.26%


         The original combined loan-to-value ratios shown above are equal, with respect to each mortgage loan, to (i) the sum of (a) the original principal balance of the mortgage loan at the date of origination plus (b) the remaining balance of the senior liens, if any, at the date of origination of the mortgage loan divided by (ii) the lesser of (a) the value of the related mortgaged property, based upon the appraisal made at the time of origination of the mortgage loan or (b) the purchase price of the mortgaged property if the mortgage loan proceeds from the mortgage loan are used to purchase the mortgaged property. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related mortgaged properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                         CURRENT MORTGAGE INTEREST RATES
                                    ARM GROUP

                                                                                                    % of Cut-Off
           Current Mortgage             Number of Mortgage        Cut-Off Date Aggregate           Date Aggregate
            Interest Rates                     Loans                 Principal Balance           Principal Balance
           ----------------             ------------------        ----------------------         ------------------
5.901 to 6.000%....................                1                $     141,343.85                    0.96%
7.501 to 8.000.....................               14                    1,007,207.10                    6.87
8.001 to 8.500.....................               99                    5,659,918.11                   38.60
8.501 to 9.000.....................               76                    4,528,621.73                   30.88
9.001 to 9.500.....................               16                    1,070,746.95                    7.30
9.501 to 10.000....................               26                    1,203,055.93                    8.20
10.001 to 10.500...................                7                      404,227.49                    2.76
10.501 to 11.000...................                5                      159,576.97                    1.09
11.001 to 11.500...................                2                      108,537.01                    0.74
11.501 to 12.000...................                3                      103,954.43                    0.71
12.001 to 12.500...................                3                      185,683.10                    1.27
14.501 to 15.000...................                1                       91,771.00                    0.63
                                         ------------------        ---------------------         ------------------
         TOTAL                                   253                  $14,664,643.67                  100.00%
                                         ==================        =====================         ==================

     Minimum mortgage interest rate:                   5.990%
     Maximum mortgage interest rate:                  14.990%
     Weighted average mortgage interest rate:          8.879%

                       REMAINING MONTHS TO STATED MATURITY
                                    ARM GROUP

                                                                       Cut-Off Date                 % of Cut-Off
          Remaining Months                  Number of                   Aggregate                  Date Aggregate
         to Stated Maturity               Mortgage Loans            Principal Balance             Principal Balance
         ------------------               --------------            -----------------             -----------------

56 to 60 .........................               2                    $     41,557.88                    0.28%
111 to 115 .......................              12                         339,919.08                    2.32
116 to 120 .......................              12                         625,448.13                    4.27
171 to 175 .......................              24                         870,862.93                    5.94
176 to 180 .......................              33                       1,174,486.11                    8.01
231 to 235 .......................              25                       1,320,147.83                    9.00
236 to 240 .......................              49                       2,537,937.89                   17.31
351 to 355 .......................              38                       2,504,455.71                   17.08
356 ..............................              15                       1,355,239.65                    9.24
357 ..............................              18                       1,644,689.75                   11.22
358 ..............................              12                         943,176.88                    6.43
359 ..............................               9                         943,891.79                    6.44
360 ..............................               4                         362,830.04                    2.47
                                          ---------------            ----------------             ----------------
         TOTAL                                 253                     $14,664,643.67                  100.00%
                                          ===============            ================             ================


     Minimum remaining months to stated maturity:               58 months
     Maximum remaining months to stated maturity:               360 months
     Weighted average remaining months to stated maturity:      283.05 months

                         CUT-OFF DATE PRINCIPAL BALANCES
                                    ARM GROUP

                                                                       Cut-Off Date                 % of Cut-Off
             Cut-Off Date                     Number of                  Aggregate                 Date Aggregate
           Principal Balance               Mortgage Loans            Principal Balance           Principal Balance
           -----------------               --------------            -----------------           -----------------

$10,000.01 to $15,000.00............               9               $      116,685.28                    0.80%
$15,000.01 to $25,000.00............              29                      599,285.05                    4.09
$25,000.01 to $50,000.00............              94                    3,449,876.13                   23.53
$50,000.01 to $75,000.00............              63                    3,812,621.26                   26.00
$75,000.01 to $100,000.00...........              34                    2,898,340.27                   19.76
$100,000.01 to $125,000.00..........              10                    1,129,037.49                    7.70
$125,000.01 to $150,000.00..........               4                      537,371.68                    3.66
$150,000.01 to $175,000.00..........               2                      333,728.11                    2.28
$175,000.01 to $200,000.00..........               4                      722,692.92                    4.93
$225,000.01 to $250,000.00..........               1                      227,113.68                    1.55
$250,000.01 to $275,000.00..........               1                      256,458.92                    1.75
$275,000.01 to $300,000.00..........               1                      278,710.12                    1.90
$300,000.01 to $325,000.00..........               1                      302,722.76                    2.06
                                           --------------            -----------------           ----------------
         TOTAL                                   253                  $14,664,643.67                  100.00%
                                           ==============            =================           ================

     Minimum principal balance:                    $   10,935.37
     Maximum principal balance:                    $  302,722.76
     Weighted average principal balance:           $   57,963.02


                                  PROPERTY TYPE
                                    ARM GROUP

                                                                       Cut-Off Date                 % of Cut-Off
                                             Number of                  Aggregate                  Date Aggregate
            Property Type                  Mortgage Loans           Principal Balance            Principal Balance
            -------------                  --------------           -----------------            -----------------

Condo .............................                2                $      73,680.58                    0.50%
Manufactured Home .................                3                      120,459.09                    0.82
Multi Family ......................               20                    1,268,032.50                    8.65
PUD ...............................                1                       17,000.00                    0.12
Single Family Home ................              225                   13,087,112.15                   89.24
Townhome ..........................                2                       98,359.35                    0.67
                                           --------------           -----------------            -----------------
         TOTAL                                   253                  $14,664,643.67                  100.00%
                                           ==============           =================            =================

                                     MARGIN
                                    ARM GROUP

                                                                                                    % of Cut-Off
                                            Number of           Cut-Off Date Aggregate             Date Aggregate
               Margin                    Mortgage Loans            Principal Balance             Principal Balance
               ------                    --------------         ----------------------           -----------------
0.501 to 1.000%...................                1                 $    141,343.85                     0.96%
1.001 to 1.500....................               21                    1,281,478.85                     8.74
1.501 to 2.000....................              119                    7,433,717.26                    50.69
2.001 to 2.500....................               54                    3,066,413.24                    20.91
2.501 to 3.000....................               15                      682,160.68                     4.65
3.001 to 3.500....................               30                    1,472,395.23                    10.04
3.501 to 4.000....................                1                       17,000.00                     0.12
4.001 to 4.500....................                7                      288,927.45                     1.97
4.501 to 5.000....................                3                      122,398.88                     0.83
5.501 to 6.000....................                1                       67,037.23                     0.46
7.001 to 7.500....................                1                       91,771.00                     0.63
                                         ---------------        ----------------------           ------------------
         TOTAL                                  253                  $14,664,643.67                   100.00%
                                         ===============        ======================           ==================

      Minimum margin:               1.000%
      Maximum margin:               7.500%
      Weighted average margin:      2.343%

                           LIFETIME INTEREST RATE CAP
                                    ARM GROUP

                                                                     Cut-Off Date                   % of Cut-Off
          Lifetime Interest                 Number of                  Aggregate                   Date Aggregate
              Rate Cap                   Mortgage Loans            Principal Balance             Principal Balance
          -----------------              --------------            -----------------             ------------------
11.501 to 12.000%.................                1                 $    141,343.85                     0.96%
13.501 to 14.000..................               14                    1,007,207.10                     6.87
14.001 to 14.500..................               98                    5,627,065.65                    38.37
14.501 to 15.000..................               75                    4,503,715.97                    30.71
15.001 to 15.500..................               16                    1,070,746.95                     7.30
15.501 to 16.000..................                4                      161,835.34                     1.10
16.001 to 16.500..................                2                       97,852.46                     0.67
16.501 to 17.000..................                3                      138,078.39                     0.94
17.501 to 18.000..................               22                    1,041,220.59                     7.10
18.001 to 18.500..................                7                      406,264.72                     2.77
18.501 to 19.000..................                3                       46,404.34                     0.32
19.001 to 19.500..................                2                      108,537.01                     0.74
19.501 to 20.000..................                3                      103,954.43                     0.71
20.001 to 20.500..................                2                      118,645.87                     0.81
22.501 to 23.000..................                1                       91,771.00                     0.63
                                           -------------           -----------------             -----------------
         TOTAL                                  253                  $14,664,643.67                   100.00%
                                           =============           =================             =================

      Minimum lifetime cap:                  11.990%
      Maximum lifetime cap:                  22.990%
      Weighted average lifetime cap:         15.138%



                      PERIODIC INTEREST RATE ADJUSTMENT CAP
                                    ARM GROUP

                                                                                                    % of Cut-Off
       Periodic Interest Rate                Number of           Cut-Off Date Aggregate             Date Aggregate
           Adjustment Cap                 Mortgage Loans            Principal Balance             Principal Balance
           --------------                 --------------            -----------------             -----------------

2.000%............................              214                  $12,814,882.94                    87.39%
3.000%...........................                39                    1,849,760.73                    12.61
                                          --------------            -----------------              ----------------
     TOTAL                                      253                  $14,664,643.67                   100.00%
                                          ==============            =================              ================

      Minimum periodic cap:                 2.000%
      Maximum periodic cap:                 3.000%
      Weighted average periodic cap:        2.126%

                          NEXT INTEREST ADJUSTMENT DATE
                                    ARM GROUP

                                                                     Cut-Off Date                   % of Cut-Off
            Next Interest                   Number of                  Aggregate                   Date Aggregate
           Adjustment Date               Mortgage Loans            Principal Balance             Principal Balance
           ---------------               --------------            -----------------             -----------------

July 2000                                        20                $     964,710.13                     6.58%
August 2000                                      38                    1,915,638.01                    13.06
September 2000                                   41                    2,155,037.41                    14.70
October 2000                                     47                    2,750,250.83                    18.75
November 2000                                    41                    2,514,268.24                    17.15
December 2000                                    28                    1,636,542.16                    11.16
January 2001                                     32                    2,268,677.33                    15.47
February 2001                                     6                      459,519.56                     3.13
                                           ------------            -----------------              ----------------
         TOTAL                                  253                  $14,664,643.67                   100.00%
                                           ============            =================              ================

     Weighted average months to next interest adjustment date:     8.379

                                   LIEN STATUS
                                    ARM GROUP


                                                                       Cut-Off Date                % of Cut-Off
                                         Number of Mortgage              Aggregate                 Date Aggregate
             Lien Status                       Loans                 Principal Balance           Principal Balance
             -----------                 ------------------          -----------------           -----------------

First Lien                                       175                  $11,383,430.37                   77.63%
Second Lien                                       78                    3,281,213.30                   22.37
                                         -----------------            ----------------           -----------------
         TOTAL                                   253                  $14,664,643.67                  100.00%
                                         =================            ================           =================

                                    SEASONING
                                    ARM GROUP


                                                                                                   % of Aggregate
Months Elapsed                          Number of Mortgage        Cut-Off Date Aggregate            Cut-Off Date
Since Origination                              Loans                 Principal Balance           Principal Balance
-----------------                       ------------------        -----------------------        -----------------
   0...............................                6                $     459,519.56                    3.13%
   1...............................               32                    2,268,677.33                   15.47
   2...............................               28                    1,636,542.16                   11.16
   3...............................               41                    2,514,268.24                   17.15
   4...............................               47                    2,750,250.83                   18.75
   5...............................               41                    2,155,037.41                   14.70
   6...............................               38                    1,915,638.01                   13.06
   7...............................               20                      964,710.13                    6.58
                                        ------------------        -----------------------         ----------------
         TOTAL                                   253                  $14,664,643.67                  100.00%
                                        ==================        =======================         ================

     Minimum seasoning:                 0 months
     Maximum seasoning:                 7 months
     Weighted average seasoning:        3.62 months



                       PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the time of the settlement date and those considerations discussed below under "Payment Delay"), the yield to maturity on, a class A certificate will be directly related to the rate of payment of principal of the mortgage loans, including for this purpose voluntary payment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by Home Loan Bank or an affiliate of Home Loan Bank or the master servicer as required or permitted under the pooling and servicing agreement or the mortgage purchase agreement.

         The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in the properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         All of the mortgage loans are prepayable by the related mortgagors on the mortgage notes without penalty.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates at the time of origination, mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time the mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates at the time of origination, mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time the mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments on mortgage loans that the trust fund will experience.

         As indicated above, if purchased at other than par, the yield to maturity on a class A certificate will be affected by the rate of the payment of principal on the mortgage loans. If the actual rate of payments on the mortgage loans is slower than the rate anticipated by an investor who purchases a class A certificate at a discount, the actual yield to the investor will be lower than the investor's anticipated yield. If the actual rate of payments on the mortgage loans is faster than the rate anticipated by an investor who purchases a class A certificate at a premium, the actual yield to the investor will be lower than the investor's anticipated yield.

         The final scheduled payment date for each class of class A certificates will be no later than April 15, 2031. The final payment date is expected to be March 15, 2030 for each class of class A certificates. Such date is the date on which the related certificate principal balance would be reduced to zero, assuming, among other things, that (i) no prepayments are received on any of the mortgage loans, (ii) distributions of principal and interest on each of the mortgage loans is timely received and (iii) the mortgage loans have the applicable characteristics set forth herein. The weighted average life of the class A certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumption, and the final payment date with respect to the class A certificates could occur significantly earlier than the final scheduled payment date because (i) prepayments (including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like) on mortgage loans are likely to occur and (ii) the master servicer may cause a liquidation of the trust fund when the aggregate outstanding principal amount of the mortgage loans is less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security is scheduled to be repaid to an investor. The weighted average life of the class A certificates will be influenced by the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the fixed rate mortgage loans, the "100% Prepayment Assumption" assumes a constant prepayment rate ("CPR") of 2.4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 2.4% each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the respective mortgage loans, the "100% Prepayment Assumption" with respect to the fixed rate loans assumes a CPR of 24% per annum. With respect to the adjustable rate loans, the "100% Prepayment Assumption" assumes a CPR of 28% per annum of the then outstanding principal balance of the adjustable rate loans each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the related Prepayment Assumption, 125% Prepayment Assumption assumes 125% of each of the rates described above; and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool, including the related mortgage loans.

         The following tables have been prepared assuming:

         (i) all scheduled monthly payments on the mortgage loans are received on the first day of the month, commencing in March 2000;

         (ii) all prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month commencing in March 2000 and include 30 days' interest thereon;

         (iii) distributions on the class A certificates are made on the 15th day of each month, commencing in April 2000;

         (iv)     the class A certificates are purchased on March 14, 2000;

         (v) no defaults or delinquencies in the payment by mortgagors of principal and interest on the mortgage loans are experienced;

         (vi) the initial principal balance of the class A certificates is as set forth on the cover hereof;

         (vii) the mortgage loans prepay at the specified percentages of the Prepayment Assumption; and

         (viii) the trust fund consists of mortgage loans having the following characteristics:

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

FIXED RATE GROUP

                                           Remaining                  Original
                Aggregate                   Term to      Original     Term to
                Principal     Gross Loan   Maturity    Amortization   Maturity
    Pool       Balance ($)     Rate (%)     (months)   Term (months)  (months)
           1    2,364,799.07      10.8712         112            115        115
           2    6,795,116.82      10.8536         177            180        180
           3   11,364,621.64      10.8393         237            240        240
           4   16,589,948.34      10.8330         356            360        360
           5    3,496,247.52      10.4956         178            360        180

ARM GROUP

                                              Remaining                   Original
                  Aggregate                    Term to       Original     Term to  Minimum
                  Principal     Gross Loan     Maturity    Amortization   Maturity   Loan       Periodic Rate   Maximum Loan
    Pool         Balance ($)      Rate (%)     (months)   Term (months)  (months)  Rate (%)     Adjustment (%)    Rate (%)
           1      963,448.60       8.6965         114            117        117     8.6965          2.0000        14.7482
           2       43,476.49      11.1689         117            120        120    11.1689          3.0000        19.1689
           3    1,864,551.77       8.5974         176            180        180     8.5974          2.0000        14.6326
           4      180,797.27      10.6267         177            180        180    10.6267          3.0000        18.6267
           5    3,181,176.78       8.6742         236            240        240     8.6742          2.0000        14.6742
           6      676,908.94      10.2381         237            240        240    10.2381          3.0000        18.2381
           7    6,805,705.79       8.5945         356            360        360     8.5945          2.0000        14.5926
           8      948,578.03      10.9360         356            360        360    10.9360          3.0000        18.9360




                                    Number of
                                   Months Until
                                      Next        Frequency
                                    Interest       of Rate
                      Gross           Rate       Adjustment
    Pool             Margin (%)    Adjustment     (months)
           1          2.1236              9           12
           2          4.1708              9           12
           3          2.0826              8           12
           4          3.7717              9           12
           5          2.1482              8           12
           6          3.6675              9           12
           7          2.1051              8           12
           8          4.1348              8           12



Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected outstanding certificate balance on future payment dates of the class A certificates expressed as a percentage of the original certificate balance, as well as the weighted average life of, the class A certificates at various percentages of the Prepayment Assumption.



                             CLASS A-1 CERTIFICATES
      Payment Date                                  Prepayments (% of Prepayment Assumption)
      ------------         -------------- --------------- -------------- -------------- --------------- --------------
                                   0             50              75            100            125             150
                           -------------- --------------- -------------- -------------- --------------- --------------
3/14/00                          100            100             100            100            100             100
3/15/01                           98             88              83             78             73              68
3/15/02                           97             77              67             59             50              43
3/15/03                           95             66              54             44             35              27
3/15/04                           93             57              43             32             24              17
3/15/05                           90             49              35             24             16              11
3/15/06                           88             42              28             18             11               7
3/15/07                           85             35              22             13              7               4
3/15/08                           81             30              17             10              5               2
3/15/09                           78             25              13              7              3               2
3/15/10                           74             21              11              5              2               1
3/15/11                           71             18               8              4              1               1
3/15/12                           67             15               6              3              1               0
3/15/13                           63             12               5              2              1               0
3/15/14                           58             10               4              1              0               0
3/15/15                           47              7               2              1              0               0
3/15/16                           43              6               2              1              0               0
3/15/17                           40              5               1              0              0               0
3/15/18                           36              4               1              0              0               0
3/15/19                           32              3               1              0              0               0
3/15/20                           28              2               1              0              0               0
3/15/21                           26              2               0              0              0               0
3/15/22                           24              1               0              0              0               0
3/15/23                           22              1               0              0              0               0
3/15/24                           19              1               0              0              0               0
3/15/25                           17              1               0              0              0               0
3/15/26                           14              1               0              0              0               0
3/15/27                           11              0               0              0              0               0
3/15/28                            7              0               0              0              0               0
3/15/29                            3              0               0              0              0               0
11/15/29                           0              0               0              0              0               0

Average Life (Yrs)(1)             15.6            6.3             4.6            3.5            2.8             2.4
Average Life (Yrs)(2)             15.6            6.1             4.4            3.4            2.7             2.2





                             CLASS A-2 CERTIFICATES
      Payment Date                                  Prepayments (% of Prepayment Assumption)
      ------------         -------------- --------------- -------------- -------------- --------------- --------------
                                   0             50              75            100            125             150
                           -------------- --------------- -------------- -------------- --------------- --------------
3/14/00                          100            100             100            100            100             100
3/15/01                           98             84              78             71             64              57
3/15/02                           97             71              60             50             41              32
3/15/03                           95             60              47             35             26              18
3/15/04                           93             51              36             25             17              10
3/15/05                           90             43              28             17             10               6
3/15/06                           88             36              21             12              7               3
3/15/07                           85             30              16              9              4               2
3/15/08                           82             24              12              6              3               1
3/15/09                           78             20               9              4              2               1
3/15/10                           75             17               7              3              1               0
3/15/11                           72             14               5              2              1               0
3/15/12                           68             11               4              1              0               0
3/15/13                           65              9               3              1              0               0
3/15/14                           60              7               2              1              0               0
3/15/15                           56              6               2              0              0               0
3/15/16                           53              5               1              0              0               0
3/15/17                           49              4               1              0              0               0
3/15/18                           45              3               1              0              0               0
3/15/19                           40              2               0              0              0               0
3/15/20                           36              2               0              0              0               0
3/15/21                           34              1               0              0              0               0
3/15/22                           31              1               0              0              0               0
3/15/23                           29              1               0              0              0               0
3/15/24                           26              1               0              0              0               0
3/15/25                           22              1               0              0              0               0
3/15/26                           18              0               0              0              0               0
3/15/27                           14              0               0              0              0               0
3/15/28                            9              0               0              0              0               0
3/15/29                            4              0               0              0              0               0
11/15/29                           0              0               0              0              0               0

Average Life(Yrs)(1)              16.6            5.6             3.9            2.9            2.3             1.8
Average Life(Yrs)(2)              16.6            5.4             3.8            2.8            2.2             1.8
----------------------

(1)      The weighted average life of a class of certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the closing date to the related payment date; (ii) adding the results; and (iii) dividing the sum by the certificate balance of that class as of the closing date.

(2) Determined assuming early retirement of the class A certificates upon termination of the trust fund on the payment date following the date on which the aggregate unpaid principal balance of the mortgage loans declines to a level less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date.

         There is no assurance that prepayments will occur or, if they do occur, that they will occur at any constant percentage of the Prepayment Assumption.

         None of Financial Security, the trust fund, the trustee, Home Loan Bank, the depositor or the master servicer will be liable to any holder for any loss or damage incurred by the holder as a result of any difference in the rate of return received by the holder as compared to the class A-1 Pass-Through Rate (with respect to any holder of class A-1 certificates) or the class A-2 Pass-Through Rate (with respect to any holder of class A-2 certificates) upon reinvestments of the funds received in connection with any premature repayment of principal on the certificates, including any repayment resulting from any prepayment by the mortgagor, any liquidation of the mortgage loan, or any repurchase of or substitution for any mortgage loan by Home Loan Bank or the master servicer.

PAYMENT DELAY

         Payments of principal and interest on the mortgage loans in respect of any due period generally will not be passed through to the class A-1 certificates until the payment date in the following calendar month. As a result, the monthly distributions with respect to the class A-1 certificates generally will reflect mortgagor payments during the prior calendar month. Each payment date will be on the 15th day of each month (or the next succeeding business day), and the first payment date will not occur until April 17, 2000. Thus, the effective yield on the class A-1 certificates will be below that otherwise produced by the related Pass-Through Rate because distributions on the class A-1 certificates in respect of any given month will not be made until on or about the 15th day of the following month and will not bear interest during the delay.


                      HOME LOAN AND INVESTMENT BANK, F.S.B.

         The information set forth below concerning Home Loan and Investment Bank, F.S.B. ("Home Loan Bank") and Home Loan Investment Corporation ("Home Investment") has been provided by Home Loan Bank. The depositor does not make any representation as to the accuracy or completeness of this information.

         Home Loan Bank was granted a federal charter on December 30, 1994 and merged with and became successor to Home Loan & Investment Association, which was organized in 1958 as a loan and investment company under the laws of the State of Rhode Island. All references to "Home Loan Bank" in respect of events occurring or facts existing prior to December 30, 1994 shall mean Home Loan & Investment Association and all references to "Home Loan Bank" in respect of events occurring or facts existing after that date shall mean Home Loan and Investment Bank, F.S.B.

         In October 1999, Home Loan Bank formed its wholly-owned subsidiary, Home Loan Investment Corporation, a Rhode Island corporation. Home Loan Bank transferred as a capital contribution substantially all of its financial assets, including all primary servicing rights, servicing personnel and the mortgage loans to Home Investment. Immediately prior to the sale of the mortgage loans by Home Loan Bank to the depositor, Home Loan Bank will acquire the mortgage loans from Home Investment.

         As of December 31, 1999, Home Loan Bank and Home Investment employed 272 persons at its Warwick, Rhode Island headquarters and an additional 14 employees in branch offices located in Warwick and Providence, Rhode Island. As of fiscal year end December 31, 1999 and as of December 31, 1998, the combined net worth of Home Loan Bank and Home Investment was $56,821,642 and $62,368,838, respectively. Copies of the audited financial statements of Home Loan Bank for the past three fiscal years, prepared on the basis of generally accepted accounting principles, may be obtained when available upon written request from Edwin Furtado, Executive Vice President, Secretary and Chief Financial Officer at One

Home Loan Plaza, Warwick, Rhode Island 02886. Home Loan Bank's and Home Investment's combined net income for the fiscal years ended December 31, 1999, 1998 and 1997 was $5,126,094, $14,057,849 and $13,321,538, respectively.

LOAN ORIGINATION HISTORY

         Home Loan Bank originates and purchases mortgage loans on residential dwellings, assembles and sells pools of mortgages to major commercial banks and other financial institutions, and, in some cases, services mortgage portfolios placed with these investors. All loans are originated or acquired by Home Loan Bank and are underwritten by Home Loan Bank. On December 31, 1999, Home Loan Bank or its affiliates conducted loan originations and purchased loans in a number of states including New York, New Jersey, Pennsylvania, Massachusetts, New Hampshire, Maine, Rhode Island, Connecticut, Vermont, Georgia, Illinois, Virginia, Delaware, Nevada, Arizona, Colorado, California, Washington, Utah, Oregon, Florida, Indiana, Wisconsin, Texas, Michigan, New Mexico, Maryland, Tennessee and Ohio.

         Approximately 47.95% (by aggregate principal balance as of the cut-off date) of the mortgage loans were underwritten using another lender's underwriting guidelines. Such guidelines generally permit mortgagors having lower credit standing and loans having higher CLTVs than Home Loan Bank's guidelines. Consequently, Home Loan Bank anticipates that delinquencies and losses on such mortgage loans will be higher, and delinquencies and losses could be substantially higher, than those on mortgage loans underwritten using Home Loan Bank's guidelines.

         The dollar amount of first and second mortgage loans originated or acquired during the fiscal years ended December 31, 1999, 1998 and 1997 was $284,163,107.15, $376,851,540.55 and $365,206,086, respectively.

UNDERWRITING CRITERIA

         Home Loan Bank endeavors to originate and acquire first and second mortgage loans using standard underwriting criteria based upon the applicant's general creditworthiness and the real estate equity used as collateral security.

         Mortgage loan applications are underwritten, and collateral properties appraised prior to closing. Underwriting, and the determination whether to make specific loan originations, is centralized at Home Loan Bank's headquarters in Warwick, Rhode Island. All loans are required to be reviewed and approved by an underwriter, each of whom is granted specific credit limits based on experience and seniority. Only three senior officers of Home Loan Bank can approve loans over $150,000, and all loans over $200,000 require written approval of the President of Home Loan Bank.

         Home Loan Bank lends primarily on single family homes in suburban and urban metropolitan areas.

         Home Loan Bank does not originate or acquire mortgage loans which result in a position more subordinate than a third lien position on real estate. Home Loan Bank will consider making a junior mortgage loan in a subordinate position to a privately held first mortgage loan provided a copy of the recorded security instrument and note are reviewed prior to credit approval. Junior mortgage loans will also be made behind adjustable or variable rate first mortgage loans provided the payment used when calculating the debt ratio is either: (a) in the case of loans which adjust annually or will adjust within one year of the date of application, based on the maximum rate provided in the note on the next adjustment date, or (b) in the case of loans which adjust less frequently than annually and do not have an adjustment date within one year of the date of application, based on the current interest rate.

         Loan applications are considered through a combination of reviews of credit bureau reports and/or individual certifications. Except in the case of non-income verified loans, income is verified through various means, including applicant interviews, written verification, review of pay stubs and tax returns, among other items, and the borrower's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The applicant's employer is usually contacted to verify employment and employee compensation. A Verification of Employment form (VOE) is usually presented to the applicant's employer in addition to telephonic verification and receipt of W-2s or the last two check stubs, among other items.

         SELF-EMPLOYED APPLICANT'S COMMISSIONS/BONUSES TAX RETURNS: A tax return for the most recent year or years signed by the borrower is required from self-employed applicants and applicants who derive 25% of their income from commissions and/or bonuses. Consistency in commission and/or bonus income must be established. Checking account statements are used solely as additional verification of income.

         RENTAL INCOME: Rental income must be documented by lease, notarized rental receipts, or two (2) years' tax returns. Home Loan Bank calculates 75% of total rents received, which amount is subtracted from total mortgage payments on rental property to derive a cash flow, if any, which amount is then treated as additional income in the credit review process. If the subtraction of rental income from the mortgage payment results in a negative cash flow, this amount is subtracted from the applicant's monthly income.

         SOCIAL SECURITY--VETERANS ADMINISTRATION: Social Security and VA compensation must be supported by an awards letter from the appropriate agency. If a letter is unavailable, six months of checking account statements indicating equal deposit amounts are required.

         Retirement income must be supported by an annuity letter or similar awards document outlining all details of income. If unavailable either (i) copies of recent checking account statements verifying direct deposit, or (ii) the copies of most recent year's tax return or (iii) copies of the most recent year's W-2P forms are required.

         CHILD AND/OR SPOUSAL SUPPORT: The applicant must provide Home Loan Bank with evidence that any alimony or child support is expected to continue for at least two (2) years after the date of the loan. A copy of the final decree of divorce or separation agreement specifically setting the amount and term, if any, of support is acceptable.

         APPRAISALS: All properties are appraised by independent fee appraisers approved by Home Loan Bank in advance of funding. Appraisers are selected based upon a review of sample appraisals, professional experience, education, and professional organizations to which they belong and typical or specific properties appraised. All appraisers must be approved by the Vice President of Underwriting and must be independent from borrowers. Management reviews references, credentials, and examples of prior appraisals before engaging an appraiser. Appraisals are performed after analysis of other sales of properties in the area in which the related mortgaged property is located, and a full interior inspection appraisal is performed using forms acceptable to either Fannie Mae or Freddie Mac in connection with each mortgaged property. If an appraisal with respect to a mortgaged property appears to be inconsistent with appraisals previously conducted on comparable properties by the same or other appraisers, Home Loan Bank will engage a review appraiser to conduct a drive-by appraisal of the property as part of its quality control procedures.

         TITLE COMPANIES AND CLOSING AGENTS: Loans are closed through approved attorneys, title insurers, or agents of title insurers, and are insured by title companies which are licensed in the state in which the related properties are located.

         VARIATIONS FROM UNDERWRITING CRITERIA: As described above, Home Loan Bank uses the foregoing criteria as guidelines only. On a case-by-case basis, Home Loan Bank may determine that the prospective mortgagor warrants a debt service-to-income ratio exception, a loan-to-value exception or a pricing exception. An exception may be allowed if the application reflects certain compensating factors, including, among others: low loan-to-value ratio; pride of ownership; stable employment of five or more years at the applicant's current place of employment; and residence of five or more years at the applicant's current residence. 6.44% and 3.37% (by aggregate cut-off date principal balance) of the mortgage loans in the fixed rate group and the ARM group, respectively, represent such exceptions.

QUALITY CONTROL PROCEDURES HIGHLIGHTS

         Each month, Home Loan Bank's quality control department conducts a review and verification of approximately 10% of the loans originated and purchased during the previous month with specific attention to the following areas:

         LEGAL DOCUMENTATION: Note, mortgage, deed of trust, truth-in-lending disclosure, title policy, and all other applicable origination documents are reviewed for existence, accuracy, and proper signatures.

         CREDIT DOCUMENTATION: All credit verifications, credit applications, and credit reports are reviewed for existence, accuracy, and proper signatures.

         All results are reported to management on a monthly basis. Management meets with the department supervisors in both underwriting and quality control to review results. Quality control functions are performed separately from loan originating and underwriting.

         QUALITY CONTROL APPRAISALS: Each appraisal is reviewed with emphasis on the following areas: verification of occupancy, valuation method, and review of comparable sales.

         In addition to the review discussed above, re-inspections are performed on one-half of the reviewed loans, i.e., approximately 5% of originations. If a pattern of questionable values or methodology becomes apparent for an appraiser, a meeting is arranged to discuss these problems, and the appraisal firm may be replaced.

COLLECTION PROCEDURES

         As of December 31, 1999, Home Loan Bank and Home Investment serviced a portfolio of mortgage loans originated or purchased by Home Loan Bank with an aggregate unpaid principal balance of approximately $571,805,858 for itself and its investor group which primarily consists of commercial banks, savings and loan associations, Fannie Mae and Freddie Mac.

         Collections are conducted by Home Investment's service center at its corporate headquarters in Warwick, Rhode Island.

         If foreclosure is necessary, Home Investment's workout department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by the foreclosing attorneys. If title passes to the mortgagee, this department insures that secured property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed.

         The collection department is structured so that the most senior (experienced) collectors are responsible for the accounts which are most delinquent; i.e., 10-29 day accounts are contacted by junior personnel, 30-59 day accounts by the next most senior employees, etc. Senior collection officers are responsible for all accounts which are sixty (60) or more days delinquent. Workout officers are responsible for all accounts which are ninety (90) or more days delinquent. Their duties include maintaining contact with attorneys currently handling litigation against the borrower as well as marketing of any property acquired through foreclosure.

         PROCEDURE ON 10-29 DAY DELINQUENTS: Home Investment's servicing computer system automatically queues a delinquent account when a borrower is ten
(10) days delinquent. Immediately, a phone call is initiated to the borrower regarding the delinquent payment. Each account is assigned to a computer "tickler" file for all promises of payment. The delinquent account is electronically filed by the appropriate promised date within the tickler file. Any account who has broken two (2) promises shall be referred to a more senior collector for further collection.

         PROCEDURE ON 30-59 DAY DELINQUENTS: As soon as an account reaches thirty (30) days delinquent, a serious delinquency notice is sent followed by a phone call by a collector. Between thirty (30) and forty-five (45) days delinquent, the collector analyzes the situation of the borrower and makes a determination for further action. These accounts are reviewed every two (2) days with the collection supervisor as to what further action should be taken. After all the information is compiled and analyzed a determination is made as to the borrower's ability to repay the debt. The collection supervisor and the servicing manager review all accounts received; if agreed, the account is referred to an attorney for collection and possible foreclosure proceedings.

         PROCEDURE OVER 60 DAYS DELINQUENT: When an account is sixty (60) days delinquent, it is monitored by a senior collection officer. The senior collection officer updates information regarding the principal balance of any senior liens, and taxes owed, and maintains contact with the borrower to monitor their situation. The servicing manager will determine whether a visit to the property is warranted. After all collection procedures have been exhausted and the account becomes one hundred twenty (120) days delinquent, an attorney is usually instructed to begin foreclosure proceedings. Workout officers handle all accounts over ninety (90) days delinquent and keep in constant contact with the borrower and the attorney. Any account which is in excess of one hundred twenty
(120) days delinquent is generally visited for reappraisal by an approved appraiser or a senior collection officer of Home Investment to determine the condition of the collateral property and the strength of the equity position of Home Investment.

DELINQUENCY AND LOSS EXPERIENCE

         The following table sets forth Home Loan Bank's and Home Investment's delinquency and loss experience at the date indicated, on the portfolio of conventional mortgage loans originated or purchased by Home Loan Bank and serviced by Home Loan Bank and/or Home Investment at the date indicated. There can be no assurance that the delinquency and loss experience on the mortgage loans (most of which have been originated during the past year) will be consistent with the historical information provided below. Such losses and delinquencies on the mortgage loans may be higher than the historical information presented below.



                                                                          Year Ended December 31,
                                                        1999             1998              1997             1996
                                                        ----             ----              ----             ----
Total Outstanding Principal Balance............       $571,805,958     $558,933,483      $591,471,875    $551,490,099
DELINQUENCY
Period of Delinquency:
30-59 Days Principal Balance...................          4,721,159        6,495,665         6,101,440       7,620,937
Percent of Delinquency by Principal Balance....              0.83%            1.16%             1.03%           1.38%
Period of Delinquency:
60-89 Days Principal Balance...................         $2,084,522       $2,353,796        $1,658,910      $2,027,057
Percent of Delinquency by Principal Balance....              0.36%            0.42%             0.28%           0.37%
Period of Delinquency:
90 Days or More Principal Balance..............        $11,182,667      $10,572,869       $10,376,744     $10,625,157
Percent of Delinquency by Principal Balance....              1.96%            1.91%             1.76%           1.93%
Total Delinquencies:
Principal Balance..............................        $17,988,348      $19,422,330       $18,137,094     $20,273,151
Percent of Delinquency by Principal Balance....              3.15%            3.47%             3.07%           3.68%
REO............................................         $2,084,138       $2,128,113        $1,987,724      $2,756,730
Net Gains/(Losses) on liquidated loans.........        (1,862,708)      (2,077,078)       (2,463,111)     (1,704,472)
Net Gains/(Losses) on liquidated loans on a
Percent of Total Outstanding Principal Balance.          (0.3258)%        (0.3716)%         (0.4164)%        (0.309)%


--------------------

         The above delinquency and loss experience percentages are calculated on the basis of the total conventional mortgage loans originated or purchased by Home Loan Bank and serviced by Home Loan Bank and/or Home Investment at the dates indicated. There is no guarantee that the delinquency and loss experience on the fixed rate group and the ARM group will resemble the historical performance of the total servicing portfolio, as set forth above.

                         DESCRIPTION OF THE CERTIFICATES

         Each class A certificate represents a certain fractional undivided ownership interest in the trust fund. The trust fund consists of

         o the mortgage loans, together with the mortgage files relating thereto and all collections thereon and proceeds thereof (other than payments of interest that accrued on each mortgage loan up to and including the due date occurring on or immediately preceding the cut-off date and principal (including prepayments) received on or prior to the cut-off date),

         o assets that from time to time are identified as REO property and collections thereon and proceeds thereof,

         o assets that are deposited in the certificate account, including amounts on deposit in the certificate account (including the simple interest excess sub-account) and invested in permitted investments,

         o the trustee's rights with respect to the mortgage loans under all insurance policies required to be maintained and any insurance proceeds,

         o liquidation proceeds,

         o released mortgaged property proceeds and

         o the spread account.

         In addition, Financial Security will issue the certificate insurance policy under which it will guarantee payments to the class A holders as described herein.

         In addition to the class A-1 certificates and the class A-2 certificates, the trust will also issue the class R certificates. The class R certificates are not being offered hereby.

         Distributions of principal and interest to holders of record of class A certificates as of each record date will be made on each related payment date in an amount equal to their respective percentage interests multiplied by the amount to be distributed to the class A holders described under "--Flow of Funds".

SPREAD ACCOUNT

         The trustee shall establish and maintain a spread account and deposit on each payment date into the spread account a percentage of the excess cashflow. This percentage is initially 100% and may be reduced by Financial Security as described below. The spread account will not be part of the REMIC. The spread account (including any investment earnings thereon) will be owned by the class R holders for federal income tax purposes and amounts transferred from the REMIC to the spread account will be treated as amounts distributed by the REMIC to the class R holders for federal income tax purposes and will be taxable to them.

         The aggregate amount required to be on deposit at any time in the spread account is specified in the pooling and servicing agreement. Any decline or increase in the required amount will be dependent on delinquency and loss performance of the mortgage pool. The spread account may be terminated and other assets substituted therefor upon the prior written approval of Financial Security and confirmation by S&P and Moody's. Amounts, if any, on deposit in the spread account will be available to fund any shortfall in either group between the Group Available Funds (calculated without regard to amounts from the Spread Account) and the related Interest Distribution Amount and Principal Distribution Amount. If on any payment date, the total amount available to be transferred from the spread account is less than the full amount of the shortfall, the trustee shall apply the amount withdrawn from the spread account pro rata with respect to each group.

         No initial deposit will be made to the spread account on the closing date.

         Amounts in the spread account in excess of the amount then required to be on deposit therein will be distributed to the holders of the class R certificates (after application for certain required payments and distributions). The holders of the class R certificates will not be required to refund any amounts previously distributed to them in accordance with the pooling and servicing agreement, regardless of whether there are sufficient funds on a subsequent payment date to make a full distribution to holders of the class A certificates on a payment date.

         All funds in the spread account may be invested in permitted investments. Any investment earnings on funds held in the spread account shall remain in the spread account.

SIMPLE INTEREST EXCESS SUB-ACCOUNT

         The trustee will establish and maintain the simple interest excess sub-account of the certificate account. On each payment date, the trustee will transfer to the simple interest excess sub-account all NET SIMPLE INTEREST EXCESS, which is any excess of the aggregate amount of simple interest excess over the aggregate amount of simple interest shortfall. SIMPLE INTEREST SHORTFALL is, for a payment date and each mortgage loan, any excess of (i) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the principal balance of the mortgage loan at the related interest rate, over (ii) the amount of interest actually paid on the mortgage loan. SIMPLE INTEREST EXCESS is, for any payment date and each mortgage loan, any excess of (i) the amount of interest actually paid on the mortgage loan for the related due period, over (ii) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the principal balance of the mortgage loan at the related mortgage interest rate.

         The trustee will withdraw amounts on deposit in the simple interest excess sub-account for deposit in the certificate account on the third business day prior to each payment date to pay net simple interest shortfalls with respect to each group. If the total shortfall with respect to both groups is greater than the amount available from the sub-account, then such amount available shall be applied to each group pro rata in relation to the amount of the shortfall.

         All funds in the simple interest excess sub-account may be invested in permitted investments. So long as no event of default shall have occurred and be continuing, any investment earnings on funds held in the simple interest excess sub-account are for the account of the master servicer and otherwise shall be deposited in the spread account. The trustee shall notify the master servicer of any loss resulting from these investments. Upon receipt of notification, the master servicer shall promptly remit the amount of the loss from its own funds to the trustee for deposit in the simple interest excess sub-account.

PASS-THROUGH RATES

         The "PASS-THROUGH RATE" for the class A-1 certificates is 7.949% per annum.

         The "PASS-THROUGH RATE" for the class A-2 certificate is one-month LIBOR plus 0.30% per annum.

         If, however, on the first date on which the then-outstanding aggregate principal balance of the mortgage loans has declined to 5% or less of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer has not exercised its purchase option described in "The Agreements - Optional Redemption", then the Pass-Through Rate for each class on each payment date after that date, will increase by 0.50% per annum, in the case of the class A-1 certificates, and 0.30% per annum, in the case of the class A-2 certificates.

         The rate of interest on the class A-2 certificates is also subject to an available funds cap rate. If the rate of interest described above for the class A-2 certificates would exceed the Class A-2 Available Funds Cap Rate, then the pass-through rate will be accordingly reduced.

         The "CLASS A-2 AVAILABLE FUNDS CAP RATE" is, with respect to the class A-2 certificates for any payment date, a rate per annum equal to the fraction, expressed as a percentage,

         (i) the numerator of which is an amount equal to the product of (x) 1/12 of the weighted average mortgage rate on the mortgage loans in the ARM group minus the related servicing fee, trustee fee, premium and fifteen (15) basis points for the first twelve months and sixty-five (65) basis points thereafter and (y) the aggregate principal balance of the mortgage loans in the ARM group; and

         (ii) the denominator of which is an amount equal to the product of the class A-2 certificate balance and the number of days elapsed in the related due period divided by 360.

         If, on any payment date, the Class A-2 Available Funds Cap Rate limits the interest rate on the class A-2 certificates, then the amount of the resulting interest shortfall will be paid from excess interest to the extent available, and otherwise will be carried forward and be due and payable on the following payment date and shall accrue interest at the applicable pass-through rate until paid. The certificate insurance policy does not guarantee payment of this interest shortfall.

CALCULATION OF ONE-MONTH LIBOR

         The trustee will determine the London interbank offered rate for one-month United States dollar deposits for each accrual period for the class A-2 certificates on the second London business day preceding such interest period (each such date, an "interest determination date") on the basis of the offered rates of the reference banks for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant interest period (commencing on the first day of such accrual period). The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant accrual period (commencing on the first day of such accrual period).

         "Telerate Page 3750" means the display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "reference banks" means leading banks selected by the bond administrator and engaged in transactions in European deposits in the international Eurocurrency market.

         The establishment of one-month LIBOR on each interest determination date by the trustee and the trustee's calculation of the rate of interest applicable to the class A-2 certificates for the related accrual period shall (in the absence of manifest error) be final and binding.

FLOW OF FUNDS

         On each payment date the trustee shall apply the Group Available Funds applicable to each group and make distributions thereof in the following order of priority:

         o to the payment of the Interest Distribution Amount for the related class of certificates;

         o to the payment of the unpaid Interest Distribution Amount relating to the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

         o to the payment of the Principal Distribution Amount in reduction of the certificate balance of the related class of certificates;

         o to the payment of the unpaid Principal Distribution Amount relating to the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

         o to reimburse the certificate insurer for amounts owed to it for that group;

         o to reimburse the certificate insurer for amounts owed to it for the other group, to the extent the Group Available Funds for the other group are insufficient to pay that amount in full;

         o to the spread account until the spread account requirement is satisfied;

         o to reimburse the master servicer for any reimbursable advances and expenses not previously reimbursed;

         o to the class A-2 holders, the Class A-2 Available Funds Cap Carryover Amount; and

         o to the owner of the residual certificates.

CERTAIN DEFINED TERMS USED IN "FLOW OF FUNDS"

         "CLASS A-2 AVAILABLE FUNDS CAP CARRYOVER AMOUNT" means, with respect to the class A-2 certificates and a payment date, the sum of (A) the excess of (i) the amount of interest the class A-2 certificates would otherwise be entitled to receive on such payment date had the related Pass-Through Rate not been capped at the Class A-2 Available Funds Cap Rate, over (ii) the amount of interest payable on the class A-2 certificates at the Class A-2 Available Funds Cap Rate for such payment date, (B) the Class A-2 Available Funds Cap Carryover Amount, together with accrued interest thereon, for all previous payment dates not previously paid, and (C) one month's interest on the amount calculated in (B) at the related Pass-Through Rate for such payment date (without giving effect to the Class A-2 Available Funds Cap Rate).

         "GROUP AVAILABLE FUNDS" means the amount for each group available to the trustee for distribution to the holders on a payment date, including amounts in the spread account, after deducting the servicing fees, trustee's fees, certain other amounts reimbursable to the servicer and the premiums due to Financial Security on that payment date.

         "INTEREST CARRY-FORWARD" means, as of any payment date and with respect to the class A certificates, the sum of: (i) the amount, if any, by which (A) the related Interest Distribution Amount as of the preceding payment date exceeded (B) the amount of the actual distribution made to the related certificate holders thereon; and (ii) (a) for class A-1, 30 days' interest on the amount of such shortfall (calculated on the basis of a 360-day year consisting of twelve 30 day months) and (b) for class A-2, interest accruing during the period from the preceding payment date to but not including such payment date, in each case at an interest rate equal to the related Pass-Through Rate.

         "INTEREST DISTRIBUTION AMOUNT" means, for each payment date, for class A-1, an amount equal to 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) and for class A-2, interest accrued during the period from the preceding payment date to but not including such payment date (calculated on the basis of a 360-day year and the actual number of days in the accrual period), at the related Pass-Through Rate on the related certificate balance immediately prior to the related payment date, reduced by its allocable share of any prepayment interest shortfall and Civil Relief Act shortfall for the payment date, to the extent not covered by payments by the master servicer of compensating interest as provided herein plus any Interest Carry-Forwards relating to that class.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, as of any payment date for each group, the sum of:

              (i) each payment of principal on a mortgage loan received by the master servicer (exclusive of amounts described in clauses (ii) and (iii) below) in the related due period,

              (ii) all curtailments and all principal prepayments received with respect to the mortgage loans during the related due period,

              (iii) the principal portion of all insurance proceeds, released mortgaged property proceeds and net liquidation proceeds received with respect to the mortgage loans during the related due period,

              (iv) an amount equal to the excess, if any, of the principal balance of mortgage loans liquidated during the related due period over the principal portion of net liquidation proceeds which will be distributed to class A holders, and

              (v) (a) that portion of the purchase price paid by Home Loan Bank for any deleted mortgage loans which represents principal and (b) any substitution adjustments required to be deposited in the certificate account as of the related determination date.

INSURED PAYMENTS

         The trustee shall receive as attorney-in-fact of each holder of class A certificates any insured payment from Financial Security and disburse the same pursuant to the pooling and servicing agreement. To the extent Financial Security makes insured payments, either directly or indirectly, to the holders of the class A certificates, Financial Security will be subrogated to the rights of the holders of class A certificates with respect to the insured payments, shall be deemed to the extent of the payments so made to be a registered holder of the class A certificates and shall receive reimbursement for the insured payments as provided in the pooling and servicing agreement, but only from the sources and in the manner provided in the pooling and servicing agreement.

REMITTANCE REPORTS

         Not later than noon California time on each payment date, the trustee will deliver to the master servicer, Financial Security and the depositor, by telecopy or electronic format, a statement containing information relating to the succeeding payment date including, without limitation, the deposits to and withdrawals from each of the accounts for each category of deposits and withdrawals specified in the pooling and servicing agreement, the aggregate unpaid principal balances of the mortgage loans, the balances in each of the accounts and the other information as required by the pooling and servicing agreement. The trustee will also forward the report to the holders on each payment date.

BOOK-ENTRY REGISTRATION

         The class A certificates will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one class A certificate may be issued in a different amount.

         The beneficial certificate owners may elect to hold their class A certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream societe anonyme ("Clearstream") or the Euroclear System ("Euroclear") in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The book-entry certificates will be issued in one or more certificates per class of class A certificates which in the aggregate equal the principal balance of the class A certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depository for Clearstream and Morgan Guaranty Trust Company of New York ("Morgan") will act as depository for Euroclear. Investors may hold beneficial interests in the book-entry certificates in minimum denominations representing principal amounts of $25,000. Except as described below, no beneficial certificate owner will be entitled to receive a definitive physical certificate representing the certificate. Unless and until definitive certificates are issued, it is anticipated that the only "owner" of the class A certificates will be Cede, as nominee of DTC. Beneficial certificate owners will not be owners as that term is used in the pooling and servicing agreement. Beneficial certificate owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial certificate owner's ownership of a book-entry certificate will be recorded on the records of the financial intermediary that maintains the beneficial certificate owner's account for this purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial certificate owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the class A certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective beneficial certificate owners.

         Beneficial certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial certificate owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial certificate owners. Beneficial certificate owners will not be recognized by the trustee, the master servicer or any paying agent as holders, as this term is used in the pooling and servicing agreement, and beneficial certificate owners will be permitted to exercise the rights of holders only indirectly through DTC and its participants.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the securities settled during the processing will be reported to the relevant Euroclear or Clearstream participants on the following business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the certificates, see "Material Federal Income Tax Consequences--Foreign Investors" and "-- Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositaries.

         Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Distributions on the book-entry certificates will be made on each payment date by the trustee to Cede, as nominee of DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payment to the beneficial certificate owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial certificate owners of the book-entry certificates that it represents.

         Under a book-entry format, beneficial certificate owners of the book-entry certificates may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede, as nominee of DTC. Distributions with respect to class A certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial certificate owner to pledge book-entry certificates, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the trust fund provided by the trustee to Cede, as nominee of DTC, may be made available to beneficial certificate owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry certificates of the beneficial certificate owners are credited.

         DTC has advised the depositor and the master servicer that it will take any action permitted to be taken by a holder under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take the actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence the specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence the percentages of voting rights authorize divergent action.

         Neither the depositor, the master servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

         The class A certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial certificate owners or their nominees, rather than to DTC or its nominee, only if (i) the depository or the master servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and the depository or the master servicer is unable to locate a qualified successor or (ii) the trustee, at its option, elects to terminate the book-entry system through DTC.

         Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial certificate owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of Definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

         Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                 THE AGREEMENTS

ASSIGNMENT OF MORTGAGE LOANS

         On the closing date, Home Loan Bank will sell the mortgage loans to the depositor under a mortgage loan sale agreement. The depositor will then sell the mortgage loans to the trustee under the pooling and servicing agreement. Each transfer will convey principal received and interest accruing on each mortgage loan after the cut-off date. Home Loan Bank will retain all right to principal received on each mortgage loan on or prior to the cut-off date, and interest accrued on each mortgage loan on or prior to the due date immediately preceding the cut-off date.

         In connection with the sale, Home Loan Bank will cause to be delivered to the trustee on the closing date the following documents with respect to each mortgage loan:

         o the original mortgage note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the mortgage loan to the person so endorsing the mortgage loan to the trustee;

         o an original mortgage, and any related power of attorney, with evidence of recording, or a certified copy of the mortgage and any related power of attorney;

         o the original assignment of mortgage, in recordable form, from Home Loan Bank to the trustee;

         o the original lender's policy of title insurance or a true or certified copy, or if the lender's title insurance policy has not been issued, a marked up commitment to issue the policy;

         o any intervening assignments showing a complete chain of assignments from the originator to Home Loan Bank; and

         o originals of all assumption, written assurance, substitution and modification agreements, if any.

         The trustee will execute and deliver on the closing date an acknowledgment of receipt for each mortgage loan, the items listed above, except for the final item and with any exceptions noted. The trustee will review, or cause to be reviewed, each mortgage file within 15 days after the closing date (or, with respect to any qualified substitute mortgage loan, within 15 days after the receipt by the trustee thereof) and deliver a certification generally to the effect that, as to each mortgage loan listed in the mortgage loan schedule,

         o all documents required to be delivered to it pursuant to the pooling and servicing agreement are in its possession,

         o each document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to the mortgage loan, and

         o based on its examination and only as to the foregoing documents, certain information set forth on the mortgage loan schedule accurately reflects the information set forth in the trustee's mortgage file delivered on that date.

         If the trustee or Financial Security during the process of reviewing the mortgage files finds any document constituting a part of a trustee's mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the above requirements or to the description in the mortgage loan schedule, such person shall promptly so notify the trustee, the master servicer and Financial Security. Home Loan Bank will use reasonable efforts to cause to be remedied a material defect in a document constituting part of a trustee's mortgage file of which it is so notified by the trustee.

         If, however, within 90 days after the trustee's notice to it respecting the defect Home Loan Bank has not remedied the defect and it materially and adversely affects the interests of the holders or Financial Security in the mortgage loan, Home Loan Bank will either

         o substitute a qualified mortgage loan and, if the outstanding principal balance of the substitute mortgage loan is less than the principal balance of the mortgage loan as of the date of substitution plus accrued and unpaid interest thereon, deliver to the master servicer as part of the related monthly remittance remitted by the master servicer the amount of any shortfall or

         o purchase the mortgage loan at a price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest thereon and (ii) 30 days' interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) thereon, computed at the related mortgage interest rate, net of the servicing fee if Home Loan Bank is the master servicer, plus the amount of any unreimbursed servicing advances made by the master servicer.

         If Home Loan Bank purchases any mortgage loan from the trust other than a mortgage loan that is in default or as to which default is imminent, Home Loan Bank must deliver to the trustee an opinion of counsel knowledgeable in federal income tax matters which states that the purchase would not result in the imposition of a prohibited transaction tax for purposes of the REMIC provisions of the Code or cause the trust to fail to qualify as a REMIC at any time any certificates are outstanding.

         A qualified substitute mortgage loan is one or more mortgage loans substituted for a deleted mortgage loan that:

         o with respect to the fixed rate loans, have a fixed mortgage interest rate or rates of not less than (and not more than one percentage point more than) the mortgage interest rate for the deleted mortgage loan,

         o with respect to the adjustable rate loans, have:

            1) an adjustable rate of interest;

            2) a gross margin not less than the gross margin of the deleted mortgage loan;

            3) a maximum rate not less than the maximum mortgage interest rate for the deleted mortgage loan; and

            4) a minimum rate not less than the minimum mortgage interest rate for the deleted mortgage loan,

         o with respect to the adjustable rate loans, have a period of months until the next rate adjustment date of not less than (and not more than six months more than) the deleted mortgage loan,

         o have the same or a better lien priority as the deleted mortgage loan,

         o have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the deleted mortgage loan,

         o have combined loan-to-value ratios at the time of substitution no higher than the combined loan-to-value ratio of the deleted mortgage loan,

         o have principal balances (after application of all payments received on or prior to the date of substitution) not substantially less and not more than the principal balance of the deleted mortgage loan as of the date,

         o satisfy the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code, and

         o comply as of the date of substitution with each representation and warranty set forth in the mortgage purchase agreement.

REPRESENTATIONS AND WARRANTIES OF HOME LOAN BANK

         Home Loan Bank will represent, among other things, with respect to each mortgage loan, as of the closing date, the following:

              1. the information set forth in the mortgage loan schedule is true and correct;

              2. all of the original or certified documentation constituting the trustee's mortgage files has been or will be delivered to the trustee on the closing date or as otherwise provided in the mortgage purchase agreement;

              3. each mortgaged property is improved by a one- to four-family residential dwelling, condo, townhome, manufactured home, multi-family dwelling, PUD or single family home, which, to the best of Home Loan Bank's knowledge, does not include cooperatives or mobile homes other than permanently affixed, manufactured housing units which constitute real property under state law;

              4. each mortgage note provides for a schedule of monthly payments which are, if timely paid, sufficient to fully amortize the principal balance of the mortgage note on or before its maturity date and to pay interest at the applicable mortgage interest rate, except that a limited number of "balloon" loans may be permitted by Financial Security;

              5. each mortgage is a valid and subsisting first or second lien of record on the mortgaged property subject, in the case of any second mortgage loan, only to a first lien on the mortgaged property and subject in all cases to the exceptions to title set forth in the title insurance policy or the other evidence of title enumerated in the mortgage purchase agreement; any security agreement, chattel mortgage or equivalent document related to the mortgage and delivered to the trustee establishes in Home Loan Bank a valid and subsisting lien on the property described therein, and Home Loan Bank has full right to sell and assign the same to the depositor or its assignee;

              6. immediately prior to sale to the depositor, Home Loan Bank was the sole owner and holder of each mortgage loan subject to no liens, charges or mortgages; Home Loan Bank has full right and authority to sell the same to the depositor; and immediately upon the sale to the depositor, the depositor will be the sole owner of each mortgage loan;

              7. no mortgage loan was 30 days or more delinquent as of the cut-off date, and no mortgage loan has been 30 or more days delinquent more than twice during the twelve months prior to the cut-off date;

              8. no mortgage loan was originated under a buydown plan;

              9. the related first lien, if any, requires equal monthly payments, unless the first lien is a graduated payment mortgage loan, or if it bears an adjustable interest rate, the monthly payments for the related first lien may adjust, but no more frequently than monthly;

              10. no mortgage loan provides for negative amortization or deferred interest; and

              11. each mortgage loan conforms, and all the mortgage loans in the aggregate conform, to the descriptions in this prospectus supplement.

         Upon the discovery by any of the holders, Home Loan Bank, the master servicer, the sub-servicer, Financial Security, or the trustee that any of the representations and warranties contained in the mortgage purchase agreement have been breached in any material respect as of the closing date, with the result that the interests of the holders in the related mortgage loan or the interests of Financial Security were materially and adversely affected (notwithstanding that the representation and warranty was made to Home Loan Bank's best knowledge), the party discovering the breach is required to give prompt written notice to the other parties. Subject to certain provisions of the mortgage purchase agreement, within 90 days of the earlier to occur of Home Loan Bank's discovery or its receipt of notice of any breach, Home Loan Bank will

         o promptly cure the breach in all material respects,

         o remove each mortgage loan which has given rise to the requirement for action by Home Loan Bank, substitute one or more qualified substitute mortgage loans and, if the outstanding principal amount of the qualified substitute mortgage loans as of the date of substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon of the replaced mortgage loans as of the date of substitution, deliver to the trust fund as part of the amounts remitted by the master servicer on the payment date the amount of the shortfall, or

         o purchase the mortgage loan.

         Any substitution of one or more qualified substitute mortgage loans must be effected not later than two years after the closing date unless the trustee and Financial Security receive an opinion of counsel that the substitution would not result in a prohibited transaction tax for purposes of the REMIC provisions of the Code. Home Loan Bank may not purchase the mortgage loan that is not in default or as to which no default is imminent unless Home Loan Bank has delivered to the trustee and Financial Security an opinion of counsel knowledgeable in federal income tax matters in form and substance satisfactory to the trustee to the effect that the purchase would not result in a prohibited transaction tax for purposes of the REMIC provisions of the Code or cause the trust to fail to qualify as a REMIC at any time any certificates are outstanding. The obligation of Home Loan Bank to cure the breach or to substitute or purchase any mortgage loan constitutes the sole remedy respecting a material breach of any representation or warranty to the holders, the trustee and Financial Security.

PAYMENTS ON THE MORTGAGE LOANS; DISTRIBUTIONS ON THE CERTIFICATES

         The trustee will cause the certificate account to be established and maintained as an eligible account.

         ELIGIBLE ACCOUNTS may be either

         (1) an account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized debt obligations of which institution shall be rated AA or better by Standard & Poor's and Aa2 or better by Moody's and in the highest short term rating category by Standard & Poor's and Moody's, and which is

                  o a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws,

                  o an institution duly organized, validly existing and in good standing under the applicable banking laws of any state,

                  o a national banking association duly organized, validly existing and in good standing under the federal banking laws,

                  o       a principal subsidiary of a bank holding company, or

                  o approved in writing by Financial Security, Standard & Poor's and Moody's or

         (2) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

         All funds in the certificate account shall be invested by the trustee pursuant to the master servicer's instructions in permitted investments. So long as no event of default shall have occurred and be continuing, any investment earnings on funds held in the certificate account are for the account of the master servicer and otherwise shall be deposited in the spread account. The master servicer shall deposit in the certificate account the amount of any loss resulting from these investments from its own funds.

         The master servicer will use its best efforts to deposit into the certificate account within one business day and in any event to deposit within two business days of receipt all payments received after the cut-off date on account of principal and interest on the mortgage loans and all principal prepayments in full and curtailments (i.e. partial prepayments) collected after the cut-off date (but net of the servicing fee with respect to each mortgage loan and other servicing compensation payable to the master servicer as permitted by the pooling and servicing agreement and other than payments on account of interest that accrued on each mortgage loan up to and including the due date immediately preceding the cut-off date), all liquidation proceeds, insurance proceeds, released mortgaged property proceeds, any amounts payable in connection with the repurchase of any mortgage loan, the amount of any substitution adjustment required to be made, the amount of any losses incurred in connection with investments in permitted investments, certain amounts relating to insufficient insurance policies and REO property, all monthly advances and all payments of compensating interest.

         The trustee shall make withdrawals from the certificate account only for the following purposes, although no insured payments or amounts transferred from the spread account will be used to make payments other than to the class A certificateholders:

         o to effect distributions to holders as described under "-- Flow of Funds";

         o to reimburse the master servicer for any accrued unpaid servicing fees and for unreimbursed monthly advances and servicing advances. The master servicer's right to reimbursement for unpaid servicing fees and unreimbursed servicing advances is limited to late collections on the related mortgage loan. The master servicer's right to reimbursement for unreimbursed monthly advances is limited to late collections of interest on any mortgage loan and to liquidation proceeds and insurance proceeds on related mortgage loans. The master servicer's rights to the reimbursements shall be prior to the rights of holders unless Home Loan Bank, or an affiliate of Home Loan Bank, is the master servicer and Home Loan Bank is required to repurchase or substitute a mortgage loan pursuant to the mortgage purchase agreement or the pooling and servicing agreement, in which case the master servicer's right to the reimbursement shall be subsequent to the payment to the holders of the purchase price or substitution adjustment;

         o to withdraw any amount received from a mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

         o to make investments in permitted investments and, subject to the pooling and servicing agreement, to pay to the spread account or the master servicer, as applicable, interest earned in respect of permitted investments or on funds deposited in the certificate account;

         o to withdraw any funds deposited in the certificate account that were not required to be deposited therein or were deposited therein in error and to pay the funds to the appropriate person;

         o to pay the master servicer the servicing fee and any other permitted servicing compensation to the extent not previously retained or paid;

         o to withdraw funds necessary for the conservation and disposition of REO property;

         o to reimburse the master servicer for nonrecoverable advances that are not, with respect to aggregate servicing advances on any single mortgage loan or REO property, in excess of the principal balance thereof;

         o to pay premiums on the certificate insurance policy to Financial Security;

         o to pay Home Loan Bank collections received in respect of accrued interest on the mortgage loans through the due date on or preceding the cut-off date; and

         o to clear and terminate the certificate account upon the termination of the pooling and servicing agreement and to pay any amounts remaining therein to the class R holders.

SERVICING

         The master servicer will service the mortgage loans with the same care as it customarily employs in servicing and administering mortgage loans for its own account, in accordance with accepted second mortgage servicing practices of prudent lending institutions and giving due consideration to Financial Security's and the holders' reliance on it.

         The master servicer is required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans. Consistent with the foregoing, the master servicer may at its own discretion waive any late payment charge, assumption fee or any penalty interest in connection with the prepayment of a mortgage loan or any other fee or charge which the master servicer would be entitled to retain as servicing compensation and may waive, vary or modify any term of any mortgage loan or consent to the postponement of strict compliance with any term or in any matter grant indulgence to any mortgagor, subject to the limitations set forth in the pooling and servicing agreement. In the event the master servicer consents to the deferment of the due dates for payments due on a mortgage note, the master servicer shall nonetheless make payment of any required monthly advances with respect to the payments so extended to the same extent as if the installment were due, owing and delinquent and had not been deferred.

         SUB-SERVICING ARRANGEMENTS. Home Loan Investment Corporation shall act as the initial sub-servicer. The master servicer is permitted, with the prior consent of Financial Security to enter into other sub-servicing agreements for any servicing and administration of mortgage loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under the sub-servicing agreement and is a Freddie Mac or Fannie Mae approved seller-servicer for first and second mortgage loans, is an affiliate of the master servicer or is otherwise approved by a majority of the holders.

         Notwithstanding any sub-servicing agreement, the master servicer shall not be relieved of its obligations under the pooling and servicing agreement and the master servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the mortgage loans. The master servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the master servicer by the sub-servicer and nothing contained in the pooling and servicing agreement shall be deemed to limit or modify the indemnification.

         MONTHLY ADVANCES. Not later than the close of business on the third business day prior to the related payment date, the master servicer shall remit to the trustee for deposit in the certificate account as a MONTHLY ADVANCE an amount, to be distributed on the related payment date, equal to the sum of the interest accrued on each mortgage loan through the related due date but not received by the master servicer as of the close of business on the last day of the related due period (net of the servicing fee), plus, with respect to each REO property which was acquired during or prior to the related due period and as to which a disposition did not occur during the related due period, an amount equal to the excess, if any, of interest on the principal balance of the REO property for the most recently ended due period for the related mortgage loan at the related mortgage interest rate (net of the servicing fee) over the net income from the REO property transferred to the certificate account for the payment date.

         SERVICING ADVANCES. In the course of performing its servicing obligations, the master servicer will pay as a servicing advance all reasonable and customary out-of-pocket costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of the preservation, restoration and protection of the mortgaged properties; any enforcement or judicial proceedings, including foreclosures, and the management and liquidation of mortgaged property acquired in satisfaction of the related mortgage.

         The master servicer may recover monthly advances and servicing advances to the extent permitted by the mortgage loans or, if not recovered from the mortgagor on whose behalf the servicing advance or monthly advance was made, from late collections on the related mortgage loan, including liquidation proceeds, released mortgaged property proceeds, insurance proceeds and other amounts as may be collected by the master servicer from the mortgagor or otherwise relating to the mortgage loan, or, in the case of monthly advances, from late collections of interest on any mortgage loan.

         The master servicer is not required to make any monthly advance or servicing advance which it, in its business judgment, determines would be a nonrecoverable monthly advance or nonrecoverable servicing advance.

         COMPENSATING INTEREST. The master servicer is obligated to pay as COMPENSATING INTEREST, those shortfalls in interest collections payable on the class A certificates that are attributable to prepayment interest shortfalls and net simple interest shortfalls, but only to the extent of the servicing fee for the related due period. The master servicer is not entitled to reimbursement for prepayment interest shortfalls, but may be reimbursed out of the simple interest excess sub-account for payments of compensating interest made with respect to net simple interest shortfalls.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         In addition to the servicing fee, the master servicer is entitled to retain additional servicing compensation in the form of assumption and other administrative fees, release fees, bad check charges, any other servicing-related fees and net liquidation proceeds not otherwise required to be deposited in the certificate account.

HAZARD INSURANCE

         The master servicer will cause to be maintained fire and hazard insurance with extended coverage customary in the area where the mortgaged property is located, in an amount which is at least equal to the least of

         o the outstanding principal balance owing on the mortgage loan and any related senior liens,

         o the full insurable value of the premises securing the mortgage loan, and

         o the minimum amount required to compensate for damage or loss on a replacement cost basis; in each case in an amount not less than the amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

         Generally, if the mortgaged property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", flood insurance has been made available and the master servicer determines that the insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, the master servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

         o the outstanding principal balance of the mortgage loan and the first lien,

         o the full insurable value of the mortgaged property, or

         o the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

         The master servicer will also maintain on REO property, to the extent the insurance is available, fire and hazard insurance in the applicable amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, and the master servicer determines that the insurance is necessary in accordance with accepted second mortgage servicing practices of prudent lending institutions, flood insurance in an amount equal to that required above. Any amounts collected by the master servicer under any of the policies (other than amounts to be applied to the restoration or repair of the mortgaged property, or to be released to the mortgagor in accordance with customary second mortgage servicing procedures) will be deposited in the certificate account, subject to retention by the master servicer to the extent the amounts constitute servicing compensation or to withdrawal pursuant to the pooling and servicing agreement.

         In the event that the master servicer obtains and maintains a blanket policy insuring against fire and hazards of extended coverage on all of the mortgage loans, then, to the extent the policy names the master servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the mortgage loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the master servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When a mortgaged property has been or is about to be conveyed by the mortgagor, the master servicer, on behalf of the trustee, shall, to the extent it has knowledge of the conveyance or prospective conveyance, enforce the rights of the trustee as the mortgagee of record to accelerate the maturity of the related mortgage loan under any "due-on-sale" clause contained in the related mortgage or mortgage note; provided, however, that the master servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the master servicer, is not enforceable under applicable law. In this event, the master servicer shall enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which the person becomes liable under the mortgage note and, unless prohibited by applicable law or the mortgage or mortgage note, the mortgagor remains liable thereon. The master servicer is also authorized, with the prior approval of Financial Security except as provided in the pooling and servicing agreement, to enter into a substitution of liability agreement with the person, pursuant to which the original mortgagor is released from liability and the person is substituted as mortgagor and becomes liable under the mortgage note.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The master servicer is required to foreclose upon or otherwise comparably effect the ownership in the name of the trustee on behalf of the holders of mortgaged properties relating to defaulted mortgage loans as to which no satisfactory arrangements can be made for collection of delinquent payments. However, the master servicer is not required to foreclose in the event that it determines that foreclosure would not be in the best interests of the holders or Financial Security. In connection with the foreclosure or other conversion, the master servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use, as it would exercise or use under the circumstances in the conduct of its own affairs.

SERVICER REPORTS

         The master servicer is required to deliver to Financial Security, the trustee, and the rating agencies, not later than the last day of the fifth month following the end of the master servicer's fiscal year an officers' certificate stating that

         o the master servicer has fully complied with the servicing provisions of the pooling and servicing agreement,

         o a review of the activities of the master servicer during the preceding year and of performance under the pooling and servicing agreement has been made under the officers' supervision, and

         o to the best of the officers' knowledge, based on that review, the master servicer has fulfilled all its obligations under the pooling and servicing agreement for the year, or, if there has been a default in the fulfillment of any the obligation, specifying each default known to the officers and the nature and status thereof including the steps being taken by the master servicer to remedy the default.

         Not later than the last day of the fifth month following the end of the master servicer's fiscal year, the master servicer is required to cause to be delivered to Financial Security, the trustee and the rating agencies a letter or letters of a firm of independent certified public accountants reasonably acceptable to Financial Security and the trustee stating that the firm has, with respect to the master servicer's overall servicing operations, examined the operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating the firm's conclusions relating thereto.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         Financial Security may remove the master servicer upon the occurrence and continuation beyond the applicable cure period of any of the following events, other than an event described in clause (i)(A) below, and the trustee, at the direction of the majority holders with the consent of Financial Security, may remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (i)(B), (iii), (iv) or
(v) below:

                  (i)(A) the failure by the master servicer to make any required monthly advance to the extent of the full amount of the Interest Distribution Amount; or (B) any other failure by the master servicer to remit to the trustee any payment required to be made by the master servicer under the terms of the pooling and servicing agreement, which failure continues unremedied for one (1) business day after the date upon which written notice of the failure, requiring the same to be remedied, shall have been given to the master servicer and Financial Security by the trustee or to the master servicer and the trustee by Financial Security or holders of class A certificates evidencing percentage interests of at least 25%; or

                  (ii) the failure by the master servicer to make any required servicing advance, which failure continues unremedied for a period of 30 days, or the failure by the master servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the master servicer as set forth in the pooling and servicing agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of the failure, requiring the same to be remedied, shall have been given to the master servicer by the trustee or to the master servicer and the trustee by any holder or Financial Security; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and the decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

                  (iv) the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of the master servicer's property; or

                  (v) the master servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         Upon the occurrence and continuation of the event described in clause
(i)(A), if the monthly advance is not made by 12:00 Noon New York time on the second business day prior to the applicable payment date, the trustee or a successor master servicer will immediately assume the duties of the master servicer.

         The master servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties thereby imposed on it except by mutual consent of Home Loan Bank (if Home Loan Bank is not the master servicer), Financial Security and the trustee, or upon the determination that the master servicer's duties thereunder are no longer permissible under applicable law and the incapacity cannot be cured by the master servicer. No resignation shall become effective until a successor has assumed the master servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

         Upon removal or resignation of the master servicer, the trustee will be the successor master servicer. The trustee, as successor master servicer, will be obligated to make monthly advances and servicing advances and certain other advances unless it determines in its business judgment that the advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor master servicer, or if the majority holders (with the consent of Financial Security) or Financial Security so requests, the trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of Financial Security, any established mortgage loan servicing institution acceptable to Financial Security having a net worth of not less than $15,000,000 as the successor master servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer.

         The trustee and any other successor master servicer in this capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the master servicer. See " -- Servicing and Other Compensation and Payment of Expenses".

         The master servicer will agree to act as the master servicer for an initial term from the closing date to June 30, 2000, which term will be extendable by Financial Security by notice to the trustee for successive terms of three calendar months each, until the termination of the trust fund. The master servicer will, upon its receipt of each notice of extension become bound for the duration of the term covered by the master servicer extension notice to continue as the master servicer subject to and in accordance with the other provisions of the pooling and servicing agreement. If as of the fifteenth day prior to the last day of any term of the master servicer the trustee shall not have received any master servicer extension notice from Financial Security, the trustee will, within five days thereafter, give written notice of non-receipt to Financial Security and the master servicer. Financial Security has agreed to extend each 90-day term of the master servicer, in the absence of an event of default under the Insurance and Indemnity Agreement, provided that certain criteria regarding the delinquency and loss experience of the mortgage loans are satisfied. Notwithstanding the proviso in the foregoing sentence, if the balance on deposit in the spread account is equal to a specified amount, and in the absence of an event of default, Financial Security is obligated to extend the 90-day term of the master servicer.

OPTIONAL REDEMPTION

         The master servicer may, at its option, terminate the trust on any date on which the aggregate principal balance of the mortgage loans is less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date by purchasing all of the outstanding mortgage loans and REO properties. This purchase will result in the redemption of the class A certificates at a price equal to the outstanding certificate balance of the class A certificates, plus accrued interest.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         Home Loan Bank and its affiliates have the option to purchase from the trust fund any mortgage loan 90 days or more delinquent at a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase, plus the greater of (i) all accrued and unpaid interest on the principal balance and (ii) 30 days' interest on the principal balance, computed at the related mortgage interest rate, plus the amount of any unreimbursed servicing advances made by the master servicer with respect to the mortgage loan.

         Notwithstanding the foregoing, unless Financial Security consents, Home Loan Bank or any affiliate may only exercise its option with respect to the mortgage loan or mortgage loans that have been delinquent for the longest period at the time of repurchase and only so long as the total repurchase of delinquent loans is less than 5% of the aggregate principal balance of the mortgage loans on the cut-off date. If Financial Security fails to respond to the affiliate's request for consent within 10 business days after receipt thereof, the affiliate may repurchase the mortgage loan or mortgage loans proposed to be repurchased without the consent of, or any further action by, Financial Security.

TERMINATION

         The trust will terminate upon notice to the trustee of either: (a) the later of the distribution to holders of the final payment or collection with respect to the last mortgage loan (or monthly advances of same by the master servicer), or the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement and the payment of all amounts due and payable to Financial Security and the trustee or (b) mutual consent of the master servicer, Financial Security and all holders in writing. In no event, however, will the trust terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement, alive as of the date of the pooling and servicing agreement.

AMENDMENT

         The pooling and servicing agreement may be amended from time to time by the depositor, the master servicer and the trustee by written agreement, upon the prior written consent of Financial Security, without notice to, or consent of, the holders, to cure any ambiguity, to correct or supplement any provisions therein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof. The amendment shall not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of any holder. The amendment shall be deemed to not adversely affect in any material respect the interests of the holders and no opinion shall be required if the person requesting the amendment obtains a letter from each of the rating agencies stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the class A certificates. The amendment may not reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on any certificate without the consent of the holder of the certificate, or change the rights or obligations of any other party to the pooling and servicing agreement without the consent of the party, which consent will not be unreasonably withheld.

         The pooling and servicing agreement may be amended from time to time by the depositor, the master servicer and the trustee with the consent of Financial Security, and the holders of the majority of the percentage interests in the Class A and class R certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders. The amendment shall not be made unless the trustee receives an opinion of counsel that the change will not adversely affect the status of the trust as a REMIC or cause a tax to be imposed on the REMIC. The amendment shall not reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on any certificate without the consent of the holder of the certificate or reduce the percentage for each class the holders of which are required to consent to the amendment without the consent of the holders of 100% of each class of certificates affected thereby.

         The mortgage purchase agreement contains substantially similar restrictions regarding amendment.


                                   THE TRUSTEE

         Bankers Trust Company of California, N.A., a national banking association with its principal place of business in California, has been named trustee. The trustee will serve initially as the custodian of the trustee's mortgage files.

         The trustee shall at all times be a banking association organized and doing business under the laws of the United States of America or of any state, authorized under these laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, whose long-term deposits, if any, are rated at least BBB by Standard & Poor's and Baa3 by Moody's, or a lower rating as may be approved in writing by Financial Security, Moody's and Standard & Poor's, subject to supervision or examination by federal or state authority and reasonably acceptable to Financial Security as evidenced in writing. If at any time the trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it shall resign immediately in the manner and with the effect specified in the pooling and servicing agreement.

         Any resignation or removal of the trustee and appointment of a successor trustee shall become effective upon the acceptance of appointment by a successor trustee.

         The trustee, or any trustee or trustees hereafter appointed, may resign at any time in the manner set forth in the pooling and servicing agreement. Upon receiving notice of resignation, the master servicer shall promptly appoint a successor trustee or trustees meeting the above eligibility requirements. The master servicer will deliver a copy of the instrument used to appoint a successor trustee to the holders, Financial Security and the depositor, and upon acceptance of appointment by a successor trustee, the master servicer will give notice thereof to the holders. If no successor trustee shall have been appointed and have accepted appointment within 60 days after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. The court may thereupon, after the notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         If the trustee fails to perform in accordance with the terms of the pooling and servicing agreement, Financial Security or the majority holders with the consent of Financial Security, may remove the trustee and appoint a successor trustee in the manner set forth in the pooling and servicing agreement.

         At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the trust fund or property securing the same may at the time be located, the master servicer and the trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more persons approved by the trustee to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust fund, and to vest in the person or persons, in this capacity, title to the trust fund, or any part thereof, and, subject to the provisions of the pooling and servicing agreement, such powers, duties, obligations, rights and trusts as the master servicer and the trustee may consider necessary or desirable.


          THE CERTIFICATE INSURER AND THE CERTIFICATE INSURANCE POLICY

THE CERTIFICATE INSURER

         The following information has been obtained from Financial Security Assurance Inc. and has not been verified by Home Loan Bank or the underwriter. No representations or warranty is made by Home Loan Bank or the underwriter with respect thereto.

GENERAL

         Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

         Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include White Mountains Insurance Group, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

         The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING

         Financial Security's insurance financial strength is rated "Aaa" by Moody's Investors Service, Inc. Financial Security's insurer financial strength is rated "AAA" by Standard & Poor's Ratings Services and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings" and "Risk Factors -- Ratings on class A certificates are dependent upon Financial Security's creditworthiness".

CAPITALIZATION

         The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999 (in thousands):


                                                                                         SEPTEMBER 30, 1999
                                                                                            (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance premiums).....................     $      550,165
                                                                                               -------
Surplus Notes......................................................................            120,000
                                                                                               -------
Minority Interest..................................................................             22,002
                                                                                                ------
Shareholder's Equity:
   Common Stock....................................................................             15,000
   Additional Paid-In Capital......................................................            706,117
   Accumulated Other Comprehensive Loss (net of deferred income taxes).............            (23,005)
   Accumulated Earnings............................................................            450,593
                                                                                               -------
Total Shareholder's Equity.........................................................          1,148,705
                                                                                             ---------
Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder's
   Equity..........................................................................     $    1,840,872
                                                                                             =========

         For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance, Inc. and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by Holdings and may be reviewed at the EDGAR website maintained by the Commission and at Holdings' website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

         Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE CERTIFICATE INSURANCE POLICY

         The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy.

         Simultaneously with the issuance of the notes, Financial Security will deliver the certificate insurance policy to the trustee for the benefit of each holder. Under the certificate insurance policy, Financial Security will unconditionally and irrevocably guarantee to the trustee, on each payment date, for the benefit of each holder the full and complete payment of (i) Scheduled Payments on the class A certificates and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

         "SCHEDULED PAYMENTS" means payments which are required to be made on the class A certificates during the term of the certificate insurance policy in accordance with the original terms of the class A certificates when issued and without regard to any subsequent amendment or modification of the class A certificates that has not been consented to by Financial Security, which payments, with respect to any payment date, are (i) the Interest Distribution Amount for each class, with respect to the related payment date, (ii) the Principal Distribution Amount with respect to the related payment date, and
(iii) with respect to the final scheduled distribution date for any class of certificates, without duplication of clause (ii), the outstanding principal amount of such class, after taking into account reductions on such date of such outstanding principal amount from all sources other than the certificate insurance policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuer, (b) an election by the issuer to pay principal on an accelerated basis, or (c) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the certificate insurance policy will continue to guarantee Scheduled Payments due on the class A certificates in accordance with their original terms. Scheduled Payments shall not include any portion of an Interest Distribution Amount due to holders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by Financial Security. Scheduled Payments shall not include, nor shall coverage be provided under the certificate insurance policy in respect of, any taxes, withholding or other charge imposed with respect to any holder by any governmental authority due in connection with the payment of any Scheduled Payment to a holder. Scheduled Payments do not include prepayment interest shortfalls, Civil Relief Act Shortfalls, or any reduction in class A-2 interest resulting from application of the Class A-2 Available Funds Cap Rate.

         Payment of claims on the certificate insurance policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due.

         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the certificate insurance policy, Financial Security shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by Financial Security from the trustee of (A) a certified copy of the order (the "ORDER") of the court or other governmental body that exercised jurisdiction to the effect that the holder is required to return Scheduled Payments made with respect to the notes during the term of the certificate insurance policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the holder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder, in such form as is reasonably required by Financial Security and provided to the holder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the holder relating to or arising under the notes against the issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt by Financial Security from the trust collateral agent of the items referred to in clauses
(A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have Received written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trustee or any holder directly (unless a holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the trustee for distribution to such holder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided pursuant to the pooling and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each holder in the conduct of any proceeding with respect to a preference claim.

         The terms "RECEIPT" and "RECEIVED" with respect to the certificate insurance policy shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the certificate insurance policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the trustee, and the trustee may submit an amended notice.

         Under the certificate insurance policy, "BUSINESS DAY" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in New York, New York, the State of Rhode Island or the State of California or any other location of any successor master servicer, successor Trustee are authorized or obligated by law, executive order or governmental decree to be closed.

         Financial Security's obligations under the certificate insurance policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trustee as provided in the certificate insurance policy whether or not such funds are properly applied by the trustee.

         Financial Security shall be subrogated to the rights of each holder to receive payments of principal and interest to the extent of any payment by Financial Security under the certificate insurance policy.

         Claims under the certificate insurance policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than pari passu with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under the certificate insurance policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of Financial Security. The terms of the certificate insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The certificate insurance policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The certificate insurance policy is governed by the laws of the State of New York.

INSURANCE AND INDEMNITY AGREEMENT

         The master servicer, the depositor and Financial Security will enter into an insurance and indemnity agreement, under to which the master servicer will agree to reimburse, with interest, Financial Security for amounts paid pursuant to claims under the policy. The master servicer will further agree to pay Financial Security all reasonable charges and expenses which Financial Security may pay or incur relative to any amounts paid under the policy or otherwise in connection with the transaction and to indemnify Financial Security against certain liabilities. Amounts owing by the master servicer under the insurance agreement will be payable (with certain exceptions) solely from the trust. An "event of default" under the insurance agreement will constitute an event of default under the pooling and servicing agreement and will allow Financial Security, among other things, to direct the trustee to remove the master servicer. See "The Agreement -- Resignation and Removal of the Servicer." An "event of default" under the insurance agreement includes (i) the originator's or the master servicer's failure to pay when due any amount owed under the insurance agreement, the pooling and servicing agreement or certain other documents, unless such amounts are paid in full within the applicable cure period, (ii) the depositor or the company has asserted that the pooling and servicing agreement or certain other documents to which it is a party is not valid and binding on the parties thereto, (iii) the depositor's or the master servicer's failure to perform or to comply with any material covenant or agreement in the insurance agreement, the pooling and servicing agreement or certain other documents (in certain cases only if such failure remains unremedied 30 days after notice thereof), and (iv) the originator's or the master servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the master servicer or the originator and (v) any demand for payment shall be made under the policy.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described in the accompanying prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Financial Security included in, or as exhibits to, the following documents which have been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the prospectus supplement:

         (a) Annual Report on Form 10-K for the year ended December 31, 1998, as amended, and

         (b) Quarterly Report on Form 10-Q for the period ended September 30, 1999.

         All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.


                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of the material anticipated federal income tax consequences to beneficial owners of the purchase, ownership and disposition of the class A certificates offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the class A certificates.

         An election will be made to treat the Trust as a REMIC for federal income tax purposes. Dewey Ballantine LLP, special tax counsel to the Depositor, will deliver its opinion that, assuming compliance with the pooling and servicing agreement, the Trust will be treated as a REMIC for federal income tax purposes, the class A certificates will be designated as "regular interests" in the REMIC, and a separate class will be designated as the sole "residual interest" in the REMIC.

         The certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Material Federal Income Tax Consequences -- REMIC Securities" in the Prospectus.

         The class A certificates generally will be treated as debt instruments for federal income tax purposes. Beneficial owners (or registered holders, in the case of definitive certificates) of the class A certificates will be required to report income on such certificates in accordance with the accrual method of accounting. It is not anticipated that the class A certificates will be issued with original issue discount. See "Material Tax Consequences -- Discount and Premium" in the Prospectus.


                              ERISA CONSIDERATIONS

         The Department of Labor has issued to the underwriter an individual prohibited transaction exemption, PTE 90-32, which, as described in the prospectus under "ERISA Considerations - Certificates," generally exempts from the application of the prohibited transaction rules of ERISA and the corresponding provisions of the Internal Revenue Code certain transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of certain receivables, loans and other secured obligations that meet the conditions and requirements of the exemption. The obligations covered by the underwriter's exemption include loans such as the mortgage loans owned by the trust.

         As of the cut-off date, there is no single mortgage loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Furthermore, it is a condition of the issuance of the class A certificates that they be rated AAA or its equivalent by a nationally recognized rating agency. Before purchasing a class A certificate based on the underwriter's exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a "certificate" for purposes of the exemption and (2) that the conditions and other requirements set forth in the exemption would be satisfied.

         Any plan fiduciary considering the purchase of class A certificates should consult with its counsel as to the potential applicability of ERISA, the Internal Revenue Code and the underwriter's exemption prior to making such an investment. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the class A certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         The sale of the class A certificates to a plan is not a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.


                                LEGAL INVESTMENT

         The class A certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the mortgage loan pool includes junior lien mortgages.

         In addition, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the class A certificates, since the class A certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to these investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the class A certificates constitute legal investments for them.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the underwriting agreement dated as of March 10, 2000 between the depositor and First Union Securities, Inc., the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the class A certificates.

         The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the class A certificates offered hereby if any are purchased.

         The underwriter has advised the depositor that it proposes to offer the class A certificates purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The underwriter may effect these transactions by selling these certificates to or through dealers, and dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the class A certificates for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the class A certificates purchased by the underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the underwriter and any profit on the resale of class A certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act.

         For further information regarding any offer or sale of the class A certificates pursuant to this prospectus supplement and the prospectus, see "Plan of Distribution" in the prospectus.

         The underwriting agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Act.

         First Union Securities, Inc. is an affiliate of the depositor.


                                     RATINGS

         It is a condition to the original issuance of the class A certificates that they each receive ratings of AAA by Standard & Poor's and Aaa by Moody's. The ratings assigned to the class A certificates will be based on the claims-paying ability of Financial Security. Explanations of the significance of these ratings may be obtained from Moody's Investors Services, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's, a division of The McGraw-Hill Companies, 25 Broadway, New York, New York 10004. Such ratings will be the views only of the rating agencies. There is no assurance that any the ratings will continue for any period of time or that the ratings will not be revised or withdrawn. Any revision or withdrawal of the ratings may have an adverse effect on the market price of the class A certificates.


                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the class A certificates will be passed upon for Home Loan Bank by Thacher Proffitt & Wood, New York, New York, and for the depositor and the underwriter by Dewey Ballantine LLP, New York, New York.

                                     ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT
                        AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered class A certificates will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in this capacity) and as DTC participants.

         Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         INITIAL SETTLEMENT

         All global securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

         Investors electing to hold their global securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PARTICIPANTS. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their account one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of global securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30 percent U.S. withholding tax that applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

         The IRS issued new withholding regulations (the "withholding regulations"), which make certain modifications to withholding, backup withholding and information reporting rules. The withholding regulations attempt to unify certification requirements and modify certain reliance standards. The withholding regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the withholding regulations immediately. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

         EXEMPTION FOR NON-U.S. PERSONS

         Under the existing rules, beneficial certificate owners of global securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). Under the withholding regulations, a non-U.S. person may claim beneficial owner status by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form W-8 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2001. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 or Form W-8BEN must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME

         Under the existing rules, a Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Under the withholding regulations, a non-U.S. person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. The old Form 4224 is valid until the earlier of (i) one year beginning on the date that the form is signed, or (ii) December 31, 2001. The new Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES

         Under the existing rules, non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Under the withholding regulations, a non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The old Form 1001 is valid until the earlier of (i) three years beginning on the date that the form is signed, or (ii) December 31, 2001. The new Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

         EXEMPTION FOR U.S. PERSONS

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

         Under the existing rules, the beneficial owner of a global security or his agent files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The withholding regulations revise the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, withholding for payments made after December 31, 2001. Each foreign holder of securities should consult its own tax advisor regarding compliance with these procedures under the withholding regulations.

         A "U.S. Person" is:

         (i) a citizen or resident of the United States;

         (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

         (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

         (iv) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust.

         The term "Non-U.S. Person" means any person who is not a U.S. Person.

PROSPECTUS
--------------------------------------------------------------------------------

RESIDENTIAL ASSET FUNDING CORPORATION                    ASSET-BACKED SECURITIES
SPONSOR                                                       ISSUABLE IN SERIES
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                                                             >


  YOU SHOULD READ THE SECTION ENTITLED                    THE SECURITIES
  "RISK FACTORS" STARTING ON PAGE 3 OF
  THIS PROSPECTUS AND CONSIDER THESE                      o     will be issued from time to time in series,
  FACTORS BEFORE MAKING A DECISION TO
  INVEST IN THE SECURITIES.                               o     will consist of either asset-backed
                                                                certificates or asset-backed notes,

                                                          o     will be issued by a trust or other special
  Retain this prospectus for future                             purpose entity established by the sponsor,
  reference.  This prospectus may not
  be used to consummate sales of                          o     will be backed by one or more pools of mortgage
  securities unless accompanied by the                          loans or manufactured housing contracts held
  prospectus supplement relating to                             by the issuer, and
  the offering of the securities.
                                                          o     may have one or more forms of credit
                                                                enhancement, such as insurance policies or
                                                                reserve funds.
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                NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
                SECURITIES COMMISSION HAS APPROVED OF OR DISAPPROVED OF THESE
                SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                OFFENSE.




                             FIRST UNION SECURITIES

                The date of this prospectus is September 9, 1999

                                TABLE OF CONTENTS
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
SUMMARY OF PROSPECTUS............................................................................................1


RISK FACTORS.....................................................................................................3


THE SPONSOR......................................................................................................6


USE OF PROCEEDS..................................................................................................6


DESCRIPTION OF THE SECURITIES....................................................................................6

   PAYMENTS OF INTEREST..........................................................................................7
   PAYMENTS OF PRINCIPAL.........................................................................................7
   FINAL SCHEDULED DISTRIBUTION DATE.............................................................................7
   OPTIONAL REDEMPTION, PURCHASE OR TERMINATION..................................................................8
   MANDATORY TERMINATION; AUCTION SALE...........................................................................8
   DEFEASANCE....................................................................................................8
   WEIGHTED AVERAGE LIFE OF THE SECURITIES.......................................................................8
   FORM OF SECURITIES............................................................................................9

THE TRUST FUNDS.................................................................................................11

   THE MORTGAGE LOANS...........................................................................................12
   THE CONTRACTS................................................................................................15
   PRIVATE SECURITIES...........................................................................................16
   ACCOUNTS.....................................................................................................18
   COLLECTION AND DISTRIBUTION ACCOUNTS.........................................................................18
   PRE-FUNDING ACCOUNT..........................................................................................18

CREDIT ENHANCEMENT..............................................................................................19

   SUBORDINATE SECURITIES.......................................................................................19
   INSURANCE....................................................................................................19
   RESERVE FUNDS................................................................................................20
   MINIMUM PRINCIPAL PAYMENT AGREEMENT..........................................................................20
   DEPOSIT AGREEMENT............................................................................................21
   DERIVATIVE CONTRACTS.........................................................................................21

SERVICING.......................................................................................................21

   COLLECTION PROCEDURES; ESCROW ACCOUNTS.......................................................................21
   DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT......................................................21
   ADVANCES AND LIMITATIONS THEREON.............................................................................23
   MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES.............................................23
   REALIZATION UPON DEFAULTED MORTGAGE LOANS....................................................................24
   ENFORCEMENT OF DUE-ON-SALE CLAUSES...........................................................................25
   SERVICING COMPENSATION AND PAYMENT OF EXPENSES...............................................................25
   EVIDENCE AS TO COMPLIANCE....................................................................................26
   MATTERS REGARDING THE SERVICER...............................................................................26

THE AGREEMENTS..................................................................................................27

   ASSIGNMENT OF PRIMARY ASSETS.................................................................................27

   REPORTS TO HOLDERS...........................................................................................29
   EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT..............................................................30
   THE TRUSTEE..................................................................................................31
   DUTIES OF THE TRUSTEE........................................................................................32
   RESIGNATION OF TRUSTEE.......................................................................................32
   AMENDMENT OF AGREEMENT.......................................................................................32
   VOTING RIGHTS................................................................................................33
   LIST OF HOLDERS..............................................................................................33
   REMIC ADMINISTRATOR..........................................................................................33
   TERMINATION..................................................................................................33

LEGAL ASPECTS OF LOANS..........................................................................................33

   MORTGAGE LOANS...............................................................................................33
   CONTRACTS....................................................................................................40
   SECURITY INTERESTS IN THE MANUFACTURED HOMES.................................................................40
   ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES......................................................42
   CONSUMER PROTECTION LAWS.....................................................................................42
   TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES.....................................42
   APPLICABILITY OF USURY LAWS..................................................................................43
   FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS............................................................43
   SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940..............................................................43

MATERIAL FEDERAL INCOME TAX CONSEQUENCES........................................................................44

   GRANTOR TRUST SECURITIES.....................................................................................44
   REMIC SECURITIES.............................................................................................46
   DEBT SECURITIES..............................................................................................53
   PARTNERSHIP INTERESTS........................................................................................53
   FASIT SECURITIES.............................................................................................55
   DISCOUNT AND PREMIUM.........................................................................................58
   BACKUP WITHHOLDING...........................................................................................61
   FOREIGN INVESTORS............................................................................................61

STATE TAX CONSIDERATIONS........................................................................................63


ERISA CONSIDERATIONS............................................................................................63

   CERTIFICATES.................................................................................................64
   NOTES........................................................................................................65
   CONSULTATION WITH COUNSEL....................................................................................66

LEGAL INVESTMENT................................................................................................66


AVAILABLE INFORMATION...........................................................................................66


INCORPORATION OF DOCUMENTS BY REFERENCE.........................................................................67


PLAN OF DISTRIBUTION............................................................................................67


LEGAL MATTERS...................................................................................................67


FINANCIAL INFORMATION...........................................................................................67
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                                      iii

                              SUMMARY OF PROSPECTUS

              This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

THE SPONSOR

     Residential Asset Funding Corporation will act as the sponsor of the issuers, meaning that it will establish the issuers and cause them to issue the securities. The principal executive address of the sponsor are located at 301 South College Street, Charlotte, North Carolina 28202-6001, telephone no. (714) 373 -6611.

SECURITIES OFFERED

     Each class of securities will consist of one or more classes of ownership securities or debt securities. Ownership securities represent beneficial ownership interests in the assets held by the issuer. Ownership securities will be issued in the form of certificates. Debt securities represent indebtedness secured by the assets of the issuer. Debt securities will be issued in the form of notes.

     Each series of securities will be issued in one or more classes, one or more of which may be classes of:

o        fixed-rate securities,

o        adjustable-rate securities,

o        compound-interest or accrual securities,

o        planned-amortization-class securities,

o        principal-only securities,

o        interest-only securities,

o        participating securities,

o        senior securities, or

o        subordinated securities.

     The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be described in the accompanying prospectus supplement. The securities will be available in either fully registered or book-entry form, as described in the accompanying prospectus supplement.

THE LOANS

     Each issuer will hold one or more pools of loans, which may include:

o mortgage loans or manufactured housing contracts secured by one-to-four family residential properties and/or manufactured homes,

o mortgage loans secured by security interests in shares issued by private, non-profit cooperative housing corporations,

o        mortgage loans secured by junior liens on the mortgaged properties,

o mortgage loans with loan-to-value ratios in excess of the appraised value of the mortgaged property,

o        home improvement retail installment contracts,

o        revolving home equity lines of credit, and

o        private securities backed by mortgage loans or contracts.

     The sponsor will direct the issuer to acquire the loans from affiliated originators, unaffiliated originators or warehouse trusts created by the sponsor or an affiliate to finance the origination of loans.

DISTRIBUTIONS ON THE SECURITIES

     Owners of securities will be entitled to receive payments in the manner described in the accompanying prospectus supplement, which will specify:

o whether distributions will be made monthly, quarterly, semi-annually or at other intervals and dates,

o the amount allocable to payments of principal and interest on any distribution date, and

o whether distributions will be made on a pro rata, random lot, or other basis.

CREDIT ENHANCEMENT

     A series of securities, or classes within a series, may have the benefit of one or more types of credit enhancement, including:

o the use of excess interest to cover losses and to create over-collateralization,

o the subordination of distributions on the lower classes to the distributions on more senior classes,

o the allocation of losses on the underlying loans to the lower classes, and

o the use of cross support, reserve funds, financial guarantee insurance policies, guarantees and letters of credit.

     The protection against losses afforded by any credit enhancement will be limited in the manner described in the accompanying prospectus supplement.

REDEMPTION OR REPURCHASE OF SECURITIES

     One or more classes of securities may be redeemed or repurchased in whole or in part at the times described in the prospectus supplement and at a price at least equal to the amount necessary to pay all principal and interest on the redeemed classes.

LEGAL INVESTMENT

     The accompanying prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

ERISA LIMITATIONS

     Employee benefit plans should carefully review with their own legal advisors whether the purchase or holding of the securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

FEDERAL INCOME TAX CONSEQUENCES

     Each class of securities offered by this prospectus and the accompanying prospectus supplement will constitute one of the following for federal income tax purposes:

o        interests in a trust treated as a grantor trust,

o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits",

o        debt issued by the issuer,

o        interests in an issuer which is treated as a partnership, or

o "regular interests", "high-yield interests" or "ownership interests" in a trust treated as one or more "financial asset securitization investment trusts".

RATINGS

     The securities offered by this prospectus and the accompanying prospectus supplement will be rated at the time of issuance in one of the four highest rating categories by at least one statistical rating organization.

                                  RISK FACTORS

         You should consider the following risk factors prior to any purchase of any class of securities. You should also consider the information under the caption "Risk Factors" in the accompanying prospectus supplement.

YOUR INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT; YOU SHOULD BE PREPARED TO HOLD YOUR SECURITY TO MATURITY.

         A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. We neither expect to list the securities on any securities exchange nor to have the securities quoted in the automated quotation system of a registered securities association.

         Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

THE ASSETS OF THE TRUST FUND WILL BE LIMITED AND, IF THE ASSETS BECOME INSUFFICIENT TO SERVICE THE SECURITIES, LOSSES MAY RESULT.

         The securities will be payable solely from the assets of the trust fund. Neither the sponsor nor any other person will be obligated to make payments to the security holders, except to the extent of any credit enhancement as specifically provided in the prospectus supplement. Consequently, security holders must rely solely upon payments from the trust fund for the payment of principal and interest on the securities.

AS A RESULT OF PREPAYMENT ON THE LOANS OR EARLY REDEMPTION OF THE SECURITIES, YOU COULD BE FULLY PAID SIGNIFICANTLY EARLIER THAN WOULD OTHERWISE BE THE CASE, WHICH MAY ADVERSELY AFFECT THE YIELD TO MATURITY ON YOUR SECURITIES.

         The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the loans. The yield to maturity on interest-only securities purchased at premiums or discounts to par will be extremely sensitive to the rate of prepayments on the loans.

         The underlying loans may be prepaid in full or in part at any time, although prepayment may require the borrower to pay of a prepayment penalty or premium. These penalties will generally not be property of the issuer, and will not be available to fund distributions owing to you. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

         Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers, including payments in connection with refinancings, sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from insurance policies. In addition, repurchases or purchases from the issuer of loans or the payment of substitution adjustments will have the same effect on the securities as a prepayment of the loans.

         One or more classes of securities of any series may be subject to optional or mandatory redemption or auction sale in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the underlying loans or the securities is less than a specified amount. You will bear the risk of reinvesting unscheduled distributions resulting from redemption.

         Any of the foregoing principal prepayments may adversely affect the yield to maturity of the prepaid securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these prepayments at a yield equaling or exceeding the yield on your securities.

CREDIT ENHANCEMENT, EVEN IF PROVIDED, WILL IN ANY EVENT BE LIMITED IN BOTH AMOUNT AND SCOPE OF COVERAGE, AND MAY NOT BE SUFFICIENT TO COVER ALL LOSSES OR RISKS ON YOUR INVESTMENT.

         Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the underlying loans and, in most cases, will reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and any other information will be described in the accompanying prospectus supplement.

PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES ON THE LOANS.

         An investment in the securities, which are backed by residential real estate loans, may be affected by a decline in real estate values. A decline could be caused by a general decline in the real estate market, the borrower's failure to maintain the property or a natural disaster, among other things. If property values were to decline, the rates of delinquencies and foreclosures may rise, thereby increasing the likelihood of loss. If these losses are not covered by any credit enhancement, you will bear all risk of these losses and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted loans.

FORECLOSURE OF MORTGAGED PROPERTIES INVOLVES DELAYS AND EXPENSE AND COULD CAUSE LOSSES ON THE LOANS.

         Even if the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the foreclosure of defaulted loans, and corresponding delays in the receipt of the foreclosure proceeds could occur. Foreclosures are regulated by state statutes, rules and judicial decisions and are subject to many of the delays and expenses of other lawsuits, sometimes requiring several years to complete. The servicer will be entitled to reimburse itself for any expenses it has paid in attempting to recover amounts due on the liquidated loans, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses, which will reduce the amount of the net recovery by the trust.

ENVIRONMENTAL CONDITIONS ON THE MORTGAGED PROPERTY MAY GIVE RISE TO LIABILITY FOR THE ISSUER.

         Real property pledged as security to a lender may be subject to environmental risks which could cause losses on your securities. Under the laws of some states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner's interest against the property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also will increase its risk of environmental liability upon the foreclosure of the mortgaged property, since the lender may then become the legal owner of the property.

STATE AND FEDERAL CREDIT PROTECTION LAWS MAY LIMIT COLLECTION OF PRINCIPAL AND INTEREST ON THE LOANS.

         Residential mortgage lending is highly regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuer, as the owner of the loan, to damages and administrative enforcement. The occurrence of any of the foregoing could cause losses on your securities.

THE SOLDIERS' AND SAILORS' CIVIL RELIEF ACT MAY LIMIT THE ABILITY TO COLLECT ON THE LOANS.

         The terms of the Soldiers' and Sailors' Civil Relief Act of 1940, or similar state legislation, benefit mortgagors who enter military service after the origination of his or her loan, including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty. These mortgagors may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The implementation of the Soldiers' and Sailors' Civil Relief Act could have an adverse effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on these loans.

         In addition, the Soldiers' and Sailors' Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on loans during the mortgagor's period of active duty status. Thus, in the event that these loans go into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

RATINGS ARE NOT RECOMMENDATIONS; THE RATINGS ASSIGNED TO YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN.

         Each series of securities will be rated in one of the four highest rating categories by the rating agency. Any rating would be based on, among other things, the adequacy of the value of the assets and any credit enhancement. A rating is not a recommendation to purchase, hold or sell securities, because as it does not address market price or suitability for a particular investor.

         The ratings assigned to the securities will be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider's long term debt.

ERISA MAY RESTRICT THE ACQUISITION, OWNERSHIP AND DISPOSITION OF SECURITIES.

         Generally, ERISA applies to investments made by benefit plans and transactions involving the assets of benefit plans. Due to the complexity of regulations that govern benefit plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of securities.

                                   THE SPONSOR

         The sponsor, Residential Asset Funding Corporation, was incorporated in the State of North Carolina. in December 1997, and is a wholly-owned subsidiary of First Union National Bank, a national banking association with its headquarters in Charlotte, North Carolina. The sponsor's principal executive offices are located at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630. Its telephone number is (704) 373-6611.

                                 USE OF PROCEEDS

         The net proceeds from the sale of each series of securities will be applied to one or more of the following purposes: to acquire the primary assets, to repay indebtedness which has been incurred to obtain funds to acquire the primary assets, to establish any reserve funds described in the prospectus supplement and to pay costs of structuring and issuing the securities, including the costs of obtaining credit enhancement, if any. The acquisition of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets. The seller may agree to reimburse the sponsor for fees and expenses of the sponsor incurred in connection with the offering of the securities.



                          DESCRIPTION OF THE SECURITIES

         The sponsor may offer from time to time the securities, which may be asset-backed notes or certificates, in one or more series.

         The certificates of a series will evidence undivided interests in assets deposited into a trust fund. The notes of a series will represent indebtedness secured by the trust fund. A series may consist of both notes and certificates.

         Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, variable interest securities, pac securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinate securities.

         If a series includes multiple classes, the amount, percentage and timing of distributions of principal, interest or both to each class may vary and one or more classes' right to distributions of principal, interest or both may be subordinated to other classes. The primary assets and other assets comprising the trust fund may be divided into one or more groups and one or more classes may evidence beneficial ownership of or be secured by the corresponding group.

         The trustee, or a paying agent on its behalf, will make payments of principal of and interest on the securities. Interest on and principal of the securities of a series will be payable on each distribution date at the times, at the rates, in the amounts and in the order of priority described in the prospectus supplement. Payments will be made by check mailed to holders of record at their addresses appearing on the security register. Payments may be made, however, by wire transfer, at the expense of the holder requesting payment by wire transfer, in circumstances described in the prospectus supplement. Final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the trustee specified in the prospectus supplement. The trustee will mail notice of the final payment on a security to the holder of the security before the distribution date on which the trustee expects to make the final principal payment.

PAYMENTS OF INTEREST

         The interest-bearing securities of each class will bear interest from the date and at the rate per annum specified, or calculated in the method described in, the prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual percentage rates of the loans and/or as prepayments occur on the loans. Principal-only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.

         Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding the distribution date.

PAYMENTS OF PRINCIPAL

         On each distribution date for a series, principal payments will be made to the holders of the securities of the series on which principal is then payable, as described in the prospectus supplement. Principal payments will be allocated among the classes of a series in the manner, at the times and in the priority described in the prospectus supplement.

         The rate of principal payments of each class may depend principally upon the rate of payment, including prepayments, on the primary assets. A rate of prepayment lower or higher than anticipated will affect the yield on the securities of a series in the manner described under "--Weighted Average Life of the Securities." Under limited circumstances, a series of securities may be subject to termination or redemption. See " --Optional Redemption, Purchase or Termination" below.

FINAL SCHEDULED DISTRIBUTION DATE

         The final scheduled distribution date on each class of securities is the date no later than which the principal balance is expected to be reduced to zero, calculated on the basis of the assumptions described in the prospectus supplement. The final scheduled distribution date will be specified in the prospectus supplement. Since payments on the primary assets will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date.

         Furthermore, as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience of a series. See "--Weighted Average Life of the Securities" below.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

         One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on any distribution date by the seller, servicer or credit enhancer or an affiliate thereof. Redemption or repurchase may occur on or after a specified date, or on or after the time as the aggregate outstanding principal amount of the securities or primary assets, is less than a percentage not to exceed 20% of the initial aggregate principal balance of the securities or primary assets. The redemption, purchase or repurchase price may not be less than an amount necessary to pay all principal and interest on the securities outstanding. If we have made a REMIC election, the trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under section 860F of the Internal Revenue Code. The risk of reinvesting unscheduled distributions resulting form prepayments of the securities will be borne by the holders. Neither the trust nor the holders will have any continuing liability under an optional redemption or repurchase.

MANDATORY TERMINATION; AUCTION SALE

         The trustee, the servicer or the seller may be required to effect early retirement of a series of securities by auction sale. Within a period following the failure of the holder of the optional termination right to exercise its right, the required party shall solicit bids for the purchase of all primary assets remaining in the trust. In the event that satisfactory bids are received, the net sale proceeds will be distributed to holders in the same order of priority as collections on the loans. A satisfactory bid will not be less than an amount necessary to pay all principal and interest on the notes. If satisfactory bids are not received, the required party shall decline to sell the loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the loans. The sale and consequent termination of the trust must constitute a "qualified liquidation" of each REMIC.

DEFEASANCE

         The indenture may provide that a trust fund may be discharged through defeasance. In a defeasance, a party will deposit with the trustee money and/or direct obligations of or obligations guaranteed by the United States of America which will provide money in an amount sufficient to pay each installment of interest and, on the final scheduled distribution date, principal on the notes. In the event of any defeasance and discharge of notes, note holders would be able to look only to the deposited money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

         "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a class will be influenced by the rate at which the amount financed under primary assets included in the trust fund for a series is paid. Repayment may be in the form of scheduled amortization or prepayments.

         Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities and the percentage of the original principal amount of each class of securities that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans or underlying loans relating to the private securities, as applicable, included in the trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

         There is, however, no assurance that prepayment of the loans will conform to any level of any prepayment standard or model specified in the prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, servicing decisions and other factors also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the mortgage loans or underlying loans either from time to time or over the lives of the loans.

         The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the loans. If any loans have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments.

FORM OF SECURITIES

         The securities in each series will either be issued as physical certificates or in book-entry form. Physical certificates in fully registered form will be transferable and exchangeable at the corporate trust office of the registrar of the securities named in the prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other government charge.

         Securities issued in book-entry form will be registered in the name of Cede & Co., the nominee of the Depository Trust Company. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered under the provisions of section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Under a book-entry format, holders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of the securities registered in the name of Cede & Co., as nominee of DTC, may do so only through participants and indirect participants. In addition, the holders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Under a book-entry format, holders will receive payments after each distribution date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC, on each distribution date, DTC will forward payments to its participants, which thereafter will be required to forward payments to indirect participants or holders. Unless and until physical securities are issued, it is anticipated that the only holder will be Cede & Co., as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as holders under the agreements. The beneficial holders will only be permitted to exercise the rights of holders under the agreements indirectly through DTC and its participants who in turn will exercise their rights through DTC.

         DTC is required to make book-entry transfers of securities among participants and is required to receive and transmit payments of principal of and interest on the securities. Participants and indirect participants with which holders have securities accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective holders. Accordingly, although holders will not process securities, the rules provide a mechanism by which holders will receive distributions and will be able to transfer their interests.

         Unless and until physical certificates are issued, holders who are not participants may transfer ownership of securities only through participants by instructing participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of securities, which account is maintained with their respective participants. In accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing holders.

         Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and banks, the ability of a holder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise act as the owner of the securities may be limited due to the lack of a physical certificate.

         DTC in general advises that it will take any action permitted to be taken by a holder under an agreement only at the direction of one or more participants to whose account with DTC the securities are credited. Additionally, DTC in general advises that it will take actions on behalf of specified percentages of the holders only at the direction of participants whose holdings include current principal amounts of outstanding securities that satisfy the specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding securities to the extent that actions are taken on behalf of participants whose holdings include current principal amounts of outstanding securities.

         Any securities initially registered as physical certificates in the name of Cede & Co., as nominee of DTC, will be issued in fully registered, certificated form to holders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in the agreements and the prospectus supplement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities representing the securities and instruction for re-registration, the trustee will take the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of physical certificates as holders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to holders. The final distribution of any security, whether physical certificates or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the securities on the final distribution date at the office or agency specified in the notice of final payment to holders.

                                 THE TRUST FUNDS

         Each trust fund will include assets originated or acquired by the seller or sellers specified in the prospectus supplement composed of:

o primary assets, which may include one or more pools of (1) mortgage loans that are secured by mortgages or deeds of trust on residential properties, (2) manufactured housing conditional sale contracts and installment agreements that are secured by manufactured homes, and (3) securities backed or secured by loans,

o all monies due on the loans net, if and as provided in the prospectus supplement, of amounts payable to the servicer of the loans,

o        funds on deposit in any pre-funding and capitalized interest accounts,

o reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support,

o any mortgaged property acquired by foreclosure or deed in lieu of foreclosure or repossession,

o        any manufactured home acquired by repossession and

o any amount on deposit in the collection account or distribution account.

         The mortgage loans will be secured by mortgages and deeds of trust or other similar security instruments creating a lien on a mortgaged property, which may be subordinated to one or more senior liens on the mortgaged property. The contracts will be secured by security interests taken in the manufactured homes.

         A maximum of 5%, by initial principal balance, of the aggregate primary assets that are included in a trust fund at the closing date will deviate from the characteristics that are described in the prospectus supplement.

         The securities will be non-recourse obligations secured by the trust fund. Holders of a series of notes may only proceed against the collateral securing the notes in the case of a default and may not proceed against any assets of the sponsor or the trust fund not pledged to secure the notes.

         The primary assets for a series will be acquired by the trust fund from the seller, or may be acquired in the open market or in privately negotiated transactions. Loans relating to a series will be serviced by the servicer, which may be the seller, specified in the prospectus supplement, under a servicing agreement between the trust fund and servicer.

         "Agreement" means, as to a series of certificates, the pooling and servicing agreement or trust agreement, and as to a series of notes, the indenture and the servicing agreement, as the context requires.

         A trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement.

         Prior to the initial offering of a series of securities, the trust fund will have no assets or liabilities. We do not expect any trust fund to engage in any activities other than acquiring, managing and holding the trust assets and the proceeds thereof, issuing securities and making distributions thereon. No trust fund will have any significant source of capital other than its assets and any credit enhancement.

         Primary assets included in the trust fund for a series may consist of any combination of mortgage loans, contracts and private securities. Some of the loans may be delinquent, although the loans that are delinquent as of the cut-off date will not exceed 10% of the initial aggregate principal balance of the primary assets for that series. The following is a brief description of the loans we expect to be include as trust property.

THE MORTGAGE LOANS

         MORTGAGE LOANS. The primary assets for a series may consist, in whole or in part, of mortgage loans secured by mortgages on one- to four-family residential housing, including condominium units and cooperative dwellings which may be subordinated to other mortgages on the same mortgaged property. The mortgage loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

         The mortgage loans may be either "closed-end" loans, which do not permit the borrower to obtain the proceeds of future advances, or "open-end" loans structured as lines of credit, which permit the borrower, subject to a maximum dollar amount, to obtain more than one advance of proceeds. The mortgage loans will be secured by first, second or more junior liens on fee simple or leasehold interests in one- to four-family residential properties. The principal and interest on the mortgage loans included in the trust for a series of securities will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple interest, actuarial method or "Rule of 78s" method. When a full principal prepayment is paid on a mortgage loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of prepayment, at a daily interest rate that is applied to the principal amount of the mortgage loan so prepaid.

         PAYMENT TERMS. The payment terms of the mortgage loans to be included in a trust for a series will be described in the prospectus supplement and may include any of the following features of combinations thereof or other features described in the prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under specified circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from and adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for periods and under circumstances specified in the prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time of for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

         o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for specified periods. Some mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or transfer of the mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

         AMORTIZATION OF THE MORTGAGE LOANS. The mortgage loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method. The prospectus supplement will state whether any of the mortgage loans will provide for deferred interest or negative amortization.

         An actuarial mortgage loan provides for payments in level monthly installments except, in the case of a balloon loan, the final payment, consisting of interest equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with the remainder of the payment applied to principal.

         A simple interest mortgage loan provides for the amortization of the amount financed under the mortgage loan over a series of equal monthly payments except, in the case of a balloon loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the mortgage loan being multiplied by the stated loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received under a simple interest mortgage loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest mortgage loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if the payment is made on its scheduled due date.

         Conversely, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest mortgage loan is made on or prior to its scheduled due date, the principal balance of the mortgage loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled due date, the mortgage loan will amortize more slowly than scheduled. If a simple interest mortgage loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

         Some mortgage loans may be insured under the Federal Housing Authority Title I credit insurance program created under sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I program, the Federal Housing Authority is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I program operates as a coinsurance program in which the Federal Housing Authority insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's Federal Housing Authority insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The mortgaged properties will include single family property, which is one-to four-family residential housing, including condominium units and cooperative dwellings. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least equal to the term of the mortgage. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

         The prospectus supplement will specify whether or not mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

         The aggregate principal balance of mortgage loans secured by mortgaged properties that are owner-occupied will be disclosed in the prospectus supplement. The sole basis for a representation that a given percentage of the mortgage loans are secured by single family property that is owner-occupied will be either (1) the making of a representation by the mortgagor at origination of the mortgage loan either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records. To the extent specified in the prospectus supplement, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

         The initial combined loan-to-value ratio of a mortgage loan is computed in the manner described in the prospectus supplement, taking into account the amounts of any senior loans.

         ADDITIONAL INFORMATION. The selection criteria for the mortgage loans, including loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the prospectus supplement.

         The trust fund may include mortgage loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity. The trust fund may include mortgage loans that do not have a specified stated maturity.

         The prospectus supplement for a series for which the primary assets include mortgage loans will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o    the aggregate unpaid principal balance;

         o the range and weighted average loan rate, and, in the case of adjustable rate loans, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

         o    the range and average outstanding principal balance;

         o the weighted average original and remaining term-to-stated maturity and the range of original and remaining terms-to-stated maturity, if applicable;

         o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios;

         o the percentage of mortgage loans that accrue interest at adjustable or fixed interest rates;

         o    the geographic distribution of the mortgaged properties;

         o the percentage of mortgage loans that are secured by single family mortgaged properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

         o    the lien priority;

         o    year of origination; and

         o the delinquency status, including the duration and history of delinquencies and the percentage of delinquent mortgage loans.

         The prospectus supplement will also specify any other limitations on the types or characteristics of mortgage loans for a series.

THE CONTRACTS

         CONTRACTS. Each pool of contracts in a trust fund will consist of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the seller. Each contract will be secured by manufactured homes, each of which will be located in any of the fifty states or the District of Columbia. The contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate. The seller of the contracts may retain a portion of the interest payments, called a "fixed retained yield." If the seller retains a fixed retained yield, the trust will be entitled to payments on the contracts after payment of the fixed retained yield.

         Manufactured homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the contract.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets include contracts will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o    the initial aggregate principal balance;

         o    the range of original terms to maturity;

         o    the weighted average remaining term to stated maturity;

         o    the earliest and latest origination dates;

         o    the range of contract rates and net contract rates;

         o    the weighted average net contract rate;

         o    the geographic distribution of manufactured homes;

         o the percentage of any contracts which are secured by manufactured homes which have become permanently affixed to real estate;

         o the percentage of the contracts representing the refinancing of existing indebtedness;

         o    the range of loan-to-value ratios and

         o the highest outstanding principal balance at origination of any contract.

         The contracts in a trust fund will generally have monthly payments due on the first of each month and will be fully-amortizing contracts. Contracts may have due dates which occur on a date other than the first of each month. The contract pools may include adjustable rate contracts that provide for payment adjustments to be made less frequently than adjustments in the contract rates. Each adjustment in the contract rate which is not made at the time of a corresponding adjustment in payments, and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor, will result in a change in the rate of amortization of the contract. Moreover, payment adjustments on the contracts may be subject to limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the contract. As a result, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the contract. In any such month, no principal would be payable on the contract, and if the accrued interest exceeded the scheduled monthly payment, the excess interest due would become "deferred interest that is added to the principal balance of the contract. Deferred interest will bear interest at the contract rate until paid. If the limitations prevent the payments from being sufficient to amortize fully the contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on the stated maturity date.

PRIVATE SECURITIES

         Primary assets for a series may consist, in whole or in part, of "private securities" which include pass-through certificates representing beneficial interests in underlying loans of the type that would otherwise be eligible to be loans or collateralized obligations secured by underlying loans. Private securities may have previously been offered to the public and not purchased as part of the original distribution or may be acquired in a private transaction. Although individual underlying loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and private securities themselves will not be so insured or guaranteed.

         Private securities will have been issued under a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into the underlying agreement with the underlying trustee. The underlying trustee or its agent, or a custodian, will possess the underlying loans. Underlying loans will be serviced by a servicer directly or by one or more sub-servicers who may be subject to the supervision of the underlying servicer.

         The sponsor of the private securities will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to trusts, and selling beneficial interests in trusts. The underlying sponsor may be an affiliate of the sponsor. The obligations of the underlying sponsor will generally be limited to representations and warranties as to the assets conveyed by it to the trust.

Additionally, although the underlying loans may be guaranteed by an agency or instrumentality of the United States, the private securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private securities on the dates specified in the prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the underlying trustee or the underlying servicer. The underlying sponsor or the underlying servicer may have the right to repurchase the underlying loans after a specified date or under other circumstances specified in the prospectus supplement.

         The underlying loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Underlying loans will be secured by mortgages on mortgaged properties.

         CREDIT SUPPORT RELATING TO PRIVATE SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the underlying agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying loans or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of characteristics of the underlying loans and other factors and will have been established for the private securities on the basis of requirements of the rating agency that rated the private securities.

         ADDITIONAL INFORMATION. The prospectus supplement for a series for which the primary assets include private securities will specify, to the extent relevant and to the extent the information is reasonably available to the sponsor and the sponsor reasonably believes the information to be reliable:

         o    the aggregate approximate principal amount and type;

         o    the maximum original term-to-stated maturity;

         o    the weighted average term-to-stated maturity;

         o    the pass-through or certificate rate or ranges thereof;

         o the underlying sponsor, the underlying servicer and the underlying trustee;

         o characteristics of credit support relating to the underlying loans or to the private securities;

         o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities;

         o the terms on which underlying loans may be substituted for those originally underlying the private securities;

         and, as to the underlying loans, the following:

         o the payment features, including whether the underlying loans are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features;

         o the approximate aggregate principal balance, if known, of the underlying loans insured or guaranteed by a governmental entity;

         o    the servicing fee or range of servicing fees;

         o    the minimum and maximum stated maturities at origination;

         o    the lien priority; and

         o    the delinquency status and year of origination.

ACCOUNTS

         Each trust fund will include one or more accounts. Each account will either be an account maintained at a depository institution, the long-term unsecured debt obligations of which are satisfactory to each rating agency or an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each rating agency.

         The trustee may invest the funds in the accounts in eligible investments maturing, with exceptions, not later than the day preceding the date funds are due to be distributed. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agencies rating the securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

         A separate collection account will be established in the name of the trustee for receipt of all amounts received from the primary assets. Amounts on deposit in the collection account and amounts available from any credit enhancement will be deposited in a distribution account, which will also be established in the name of the trustee, for distribution to the holders.

PRE-FUNDING ACCOUNT

         A trust fund may include a "pre-funding account." On the closing date, the "pre-funded amount," which is a portion of the proceeds of the sale of the securities of a series, will be deposited in the pre-funding account and may be used to acquire additional primary assets during a specified "pre-funding period." If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, it will be applied in the manner specified in the prospectus supplement to prepay the notes and/or the certificates of the applicable series.

         If a pre-funding account is established:

         o the pre-funding period will not exceed 1 year from the closing date,

         o the additional primary assets to be acquired during the pre-funding period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the primary assets included in the trust fund on the closing date, subject to the exceptions stated in the prospectus supplement,

         o the pre-funding amount will not exceed 50% of the principal amount of the securities issued and

         o prior to the investment of the pre-funded amount in additional primary assets, the pre-funded amount will be invested in one or more eligible investments.

         If a pre-funding account is established, a "capitalized interest account" may be established and maintained with the trustee. On the closing date, funds will be deposited in the capitalized interest account and used to fund any shortfall in the interest accrued on the securities and fees or expenses during the pre-funding period. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary to fund any shortfall will be distributed to the person specified in the prospectus supplement.

         If a trust fund includes a pre-funding account and the principal balance of additional primary assets delivered to the trust fund during the pre-funding period is less than the original pre-funded amount, the securityholders will receive a prepayment of principal to the extent described in the prospectus supplement. Any principal prepayment may adversely affect the yield to maturity of the applicable securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest a prepayment at yields equaling or exceeding the yields on the securities. It is possible that the yield on any reinvestment will be lower, and may be significantly lower, than the yield on the securities.

                               CREDIT ENHANCEMENT

         The sponsor may obtain credit enhancement, which may include an irrevocable letter of credit, surety bond or insurance policy, issue subordinate securities or obtain any other form of credit enhancement or combination thereof in favor of the trustee on behalf of the holders of a series or designated classes of a series from an institution or by other means. The credit enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions described in the prospectus supplement. Credit enhancement for a series may include one or more of the following forms, or another form specified in the prospectus supplement. Credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATE SECURITIES

         Credit enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series.

INSURANCE

         Credit enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets.

         POOL INSURANCE POLICY. The pool insurance policy will cover, subject to the limitations described in a prospectus supplement, losses resulting from defaults, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy.

         SPECIAL HAZARD INSURANCE POLICY. A special hazard insurance policy typically provides that, where there has been damage to mortgaged property securing a defaulted or foreclosed mortgage loan or the manufactured home underlying a contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the mortgaged property or manufactured home or (2) upon transfer of the mortgaged property or manufactured home to the special hazard insurer, the unpaid principal balance of the loan at the time of foreclosure, plus accrued interest to the date of claim settlement and expenses incurred by the servicer. If the unpaid principal balance plus accrued interest and expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be correspondingly reduced, less any net proceeds from the sale of the mortgaged property or manufactured home. Any amount paid as the cost of repair of a mortgaged property or manufactured home will reduce coverage by the amount paid. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, except under specified circumstances, nuclear reaction, if the mortgaged property is in a federally designated flood area, flood, chemical contamination and related other risks.

         Restoration of the mortgaged property or replacement of the manufactured home with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the mortgaged property be restored or manufactured home replaced before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan. The payment described under (2) above will render unnecessary presentation of a claim for the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the loan plus accrued interest and expenses will not affect the total insurance proceeds paid to security holders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

         BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property or manufactured home at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to the assigned value, and the holder of the loan thus would become an unsecured creditor to the extent the outstanding principal balance of the loan exceeds the assigned value. In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Legal Aspects of the Loans." The sponsor may obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the federal bankruptcy code. The bankruptcy bond will cover losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by a bankruptcy court of the principal amount of a loan and will cover unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

RESERVE FUNDS

         The sponsor may deposit into one or more funds to be established with the trustee as part of the trust fund or for the benefit of any credit enhancer, cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series. In the alternative or in addition to an initial deposit, a reserve fund may be funded over time through application of all or a portion of the excess cash flow from the primary assets, to the extent described in the prospectus supplement.

         Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any credit enhancer or for any other purpose.

         The trustee will invest amounts deposited in a reserve fund in eligible investments.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         The sponsor may enter into a minimum principal payment agreement with an entity specified in the prospectus supplement. The entity would provide payments on the securities of a series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets are not sufficient to make payments on the securities.

DEPOSIT AGREEMENT

         The sponsor and the trustee for a series may enter into a deposit agreement with the entity specified in the prospectus supplement. The purpose of a deposit agreement is to accumulate available cash for investment so that it, together with income thereon, can be applied to future distributions on one or more classes of securities.

DERIVATIVE CONTRACTS

         A trust may hold an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks. These derivative contracts may provide the trust with additional amounts which will be available to pay interest on the securities, to build up overcollateralization, or both.

                                    SERVICING

         The following summaries describe material provisions in the servicing agreements common to each series of securities. The summaries do not purport to be complete and are subject to and qualified by reference to the provisions of the servicing agreements and the prospectus supplements. Where particular provisions or terms used in the servicing agreements are referred to, the actual provisions are incorporated by reference as part of the summaries.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

         The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the servicing agreement and any credit enhancement, follow the collection procedures that it follows with respect to comparable loans held in its own portfolio. The servicer may, in its discretion, waive any assumption fee, late payment charge, or other charge on a loan and to the extent provided in the servicing agreement arrange with an obligor a schedule for the liquidation of delinquencies by extending the dates on which the scheduled payments are due on the loan.

         The servicer, to the extent permitted by law and required by the underlying loan documents, will establish and maintain escrow or impound accounts with respect to loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the mortgaged property or manufactured home and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

         The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. The servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

         The servicer will deposit into the collection account on the business day following the closing date any amounts representing scheduled payments due after the cut-off date but received by the servicer on or before the closing date. Thereafter, the servicer will, within two business days after receipt, the deposit into the collection account the following:

         o All payments on account of principal, including prepayments, on the primary assets;

         o All payments on account of interest on the primary assets after deducting, if permitted by the servicing agreement, the servicing fee;

         o All amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than liquidation proceeds, which are amounts required to be paid or refunded to the obligor under the terms of the applicable loan documents or otherwise under law, exclusive of, if permitted by the servicing agreement, the servicing fee;

         o All proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the mortgaged property or manufactured home or released to the obligor;

         o    All amounts from any reserve fund;

         o    All advances made by the servicer; and

         o All repurchase prices of any primary assets repurchased by the sponsor, the servicer or the seller.

         The servicer may be permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

         o to reimburse itself for advances made by it; the servicer's right to reimburse itself is limited to amounts received from particular loans, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the mortgaged property or manufactured home, which represent late recoveries of scheduled payments respecting which any advance was made;

         o to the extent provided in the servicing agreement, to reimburse itself for any advances that the servicer determines in good faith it will be unable to recover from late recoveries or proceeds from the particular loan;

         o to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged mortgaged property or manufactured home and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after reimbursement exceed the outstanding principal balance of the loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the loan;

         o in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted under the servicing agreement, from any scheduled payment, late payment or other recovery, to the extent permitted by the servicing agreement;

         o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it;

         o to pay to the applicable person with respect to each "REO property," a primary asset or mortgaged property acquired through or in lieu of foreclosure acquired in respect thereof that has been repurchased or removed from the trust fund by the sponsor, the servicer or the seller, all amounts received thereon and not distributed as of the date on which the repurchase price was determined;

         o to make payments to the trustee for deposit into the distribution account, if any, or for remittance to the holders in the amounts and in the manner provided for in the servicing agreement; and

         o    to clear and terminate the collection account.

         In addition, the servicer may withdraw at any time from the collection account any amount inadvertently deposited in the collection account.

ADVANCES AND LIMITATIONS THEREON

         The prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. The servicer will be obligated to make advances, and the obligation may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

         STANDARD HAZARD INSURANCE; FLOOD INSURANCE. The prospectus supplement will specify the extent to which the servicer will be required to maintain or to cause the obligor on each loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the mortgaged property or manufactured home is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the mortgaged property or manufactured home caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover mortgaged properties and manufactured homes located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of common kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a mortgaged property securing a mortgage loan is located in a flood area identified by the Department of Housing and Urban

Development under the Flood Disaster Protection Act of 1973, the servicer will be required to cause flood insurance to be maintained with respect to the mortgaged property, to the extent available.

         The standard hazard insurance policies covering mortgaged properties securing mortgage loans or manufactured home securing a contract typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the mortgaged property or manufactured home, including the improvements on any mortgaged property or manufactured home, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of
(1) the actual cash value, which is the replacement cost less physical depreciation, of the mortgaged property or manufactured home, including the improvements, if any, damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the mortgaged property or manufactured home and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans and manufactured homes declines as the principal balances owing thereon decrease, and since the value of the mortgaged properties or manufactured home will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected mortgaged property or manufactured home.

         Generally, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the loan. The servicer may also maintain on REO property that secured a defaulted mortgage loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property, other than under any applicable laws and regulations as shall at any time be in force and shall require additional insurance.

         In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency which assigns a rating to the series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit in the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the mortgaged properties or the manufactured homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, repossession or other conversion, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or repossession or towards the restoration of the mortgaged property or manufactured home unless it determines that (1) the restoration, repossession or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (2) its expenses will be recoverable either through liquidation proceeds or the proceeds of insurance. In the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within two years after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the sponsor will be required to do so.

         The servicer may arrange with the obligor on a defaulted loan a modification of the loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the servicing agreement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

         When any mortgaged property is about to be conveyed by the obligor, the servicer may, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the mortgage loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the mortgaged property has been or is about to be conveyed, under which the assuming person becomes liable under the mortgage loan and under which the original obligor is released from liability and the assuming person is substituted as the obligor and becomes liable under the mortgage loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a mortgage loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The servicer will be entitled to a periodic servicing fee as servicing compensation in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable, as specified in the prospectus supplement. In addition, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of mortgaged property in connection with defaulted mortgage loans or manufactured homes in connection with a defaulted contract, as will be further specified in the prospectus supplement,.

         The servicer may pay expenses incurred in connection with the servicing of the mortgage loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to holders.

         When an obligor makes a principal prepayment in full between due dates on the loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the prospectus supplement in order that one or more classes of the holders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the loan, less the servicing fee. If the aggregate amount of shortfalls in a month exceeds the servicing fee for a month, a shortfall to holders may occur.

         The servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted loans. The holders will suffer no loss by reason of reimbursement of expenses if expenses are covered under insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the loan which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted loan, prior to the rights of the holders to receive any proceeds of insurance policies, liquidation proceeds or amounts derived from other credit enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

         The prospectus supplement will describe the priority of the servicer's right, which is typically senior in priority, to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, with respect to the rights of the holders.

EVIDENCE AS TO COMPLIANCE

         Each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that it has examined documents and records relating to the servicing of the loans by the servicer and that, on the basis of its examination, it is of the opinion that the servicing has been conducted in compliance with the servicing agreement, except for any exceptions that it believes to be immaterial and any other exceptions identified in the statement.

         The servicer for each series will also provide to the trustee an annual statement to the effect that the servicer has fulfilled its obligations under the servicing agreement throughout the preceding calendar year.

MATTERS REGARDING THE SERVICER

         The servicer for each series will be identified in the prospectus supplement. The servicer may be an affiliate of the sponsor and may have other business relationships with the sponsor and its affiliates.

         If an event of default occurs under a servicing agreement, the servicer may be replaced by the trustee or a successor servicer. These events of default and the rights of the trustee upon a default under the servicing agreement will be substantially similar to those described under "The Agreements-- Events of Default; Rights Upon Events of Default-- Servicing Agreement."

         The servicing agreement will specify the circumstances under which the servicer may assign its rights and delegate its duties and obligations thereunder for each series, which generally will require that the successor servicer accepting the assignment or delegation:

         o    services similar loans in the ordinary course of its business;

         o    is reasonably satisfactory to the trustee;

         o    has a net worth of not less than a minimum amount;

         o would not cause the securities to be qualified, downgraded or withdrawn and

         o executes and delivers to the trustee an agreement under which it assumes the obligations to act as servicer.

         No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the above criteria. However, the assigning servicer will remain liable for the servicing obligations under the servicing agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the servicing agreement provided that the successor or surviving entity meets the above requirements for a successor servicer.

         The servicer, and its directors, officers, employees and agents, will not be responsible for any action taken or for failing to take any action in good faith under the servicing agreement, or for errors in judgment. However, neither the servicer nor its directors, officers, employees and agents will be protected against any breach of warranty or representations or the failure to perform its obligations in compliance with the specified standard of care, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties. Each servicing agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the servicer may be entitled to be reimbursed for the legal expenses and costs of the action out of the collection account.

                                 THE AGREEMENTS

         The following summaries describe the material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

ASSIGNMENT OF PRIMARY ASSETS

         At the time of issuance of the securities of a series, the seller will transfer, convey and assign to the trust fund all right, title and interest of the seller in the primary assets and other property to be transferred to the trust fund for a series. The assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the prospectus supplement, except for any interests in the trust fund retained by the seller, the sponsor or its affiliate. The trustee will, concurrently with the assignment, execute and deliver the securities.

         ASSIGNMENT OF MORTGAGE LOANS. The seller will, as to each mortgage loan, deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement a custodian on behalf of the trustee, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original mortgage was delivered to the recording office, and an assignment of the mortgage in recordable form. The trustee or the custodian will hold these documents in trust for the benefit of these holders.

         The seller will cause assignments to the trustee of the mortgages to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required. If the seller does not cause assignments to be recorded, the agreement may require the seller to repurchase from the trustee the affected mortgage loans, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation constitutes the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

         ASSIGNMENT OF CONTRACTS. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of assignment, the trustee's interest in contracts could be defeated.

         ASSIGNMENT OF PRIVATE SECURITIES. The sponsor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee, or its nominee or correspondent, will have possession of any certificated private securities. See "The Trust Funds--Private Securities."

         Each loan will be identified in a schedule appearing as an exhibit to the agreements. The schedule will specify with respect to each loan: the original principal amount and unpaid principal balance as of the cut-off date; the current interest rate; the current scheduled payment of principal and interest; the maturity date, if any; if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

         REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. If any document required to be in the file relating to the primary assets is found by the trustee within a specified period to be defective in any material respect and the seller does not cure the defect within a specified period, the seller will repurchase the affected primary asset.

         The seller may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. However, (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

         Any substitute primary asset will have, on the date of substitution,
(1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, (2) an interest rate not less than the interest rate of the deleted primary asset, (3) a remaining term-to-stated maturity not greater than that of the deleted primary asset, and will comply with all of the representations and warranties in the applicable agreement as of the date of substitution.

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

         The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

         The seller will make representations and warranties with respect to primary assets for a series. If the seller cannot cure a breach of the representations and warranties in all material respects within the specified time period after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the seller is obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

         No security holder, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to that agreement, unless the holder previously has given to the trustee for the series written notice of default and unless the majority holders have made written request upon the trustee to institute a proceeding and have offered to the trustee reasonable indemnity, and the trustee has failed to do so within a specified period.

REPORTS TO HOLDERS

         The trustee or other entity specified in the prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

         o the amount of principal distributed to the security holders and the outstanding principal balance of the securities following the distribution;

         o the amount of interest distributed to the security holders and the current interest on the securities;

         o the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to security holders;

         o the amounts of (a) any overdue payments of scheduled principal included in the distribution, (b) any remaining overdue principal amounts with respect to the securities, (c) any current shortfall in receipt of scheduled principal payments on the primary assets or (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

         o the amount received from credit enhancement, and the remaining amount available under any credit enhancement;

         o    the amount of any payment delinquencies on the primary assets; and

         o the book value of any primary assets or mortgaged properties acquired through or in lieu of foreclosure acquired by the trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish to each holder of record at any time during the calendar year the information specified in the agreements to enable holders to prepare their tax returns. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicing of the mortgage loans. See "Servicing --Evidence as to Compliance."

         A series of securities or one or more classes of the series may be issued in book-entry form. In that event, owners of beneficial interests in the securities will not be considered holders and will not receive the reports directly from the trustee. The trustee will forward reports only to the entity or its nominee which is the registered holder of the global certificate which evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with their practices and procedures.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         SERVICING AGREEMENT. Events of default under each servicing agreement generally include:

         o any failure by the servicer to deposit any required amounts in the collection account, which failure continues unremedied for a specified period after the giving of written notice of the failure to the servicer,

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable servicing agreement which continues unremedied for the number of days specified in the prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than a specified percentage of the aggregate voting rights of the securities for that series, and

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

         The servicing agreement will specify the circumstances under which the trustee of the holders of securities may remove the servicer upon the occurrence and continuance of an event of default thereunder relating to the servicing of loans, other than its right to recovery of other expenses and amounts advanced under the terms of the servicing agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the servicing agreement.

         In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the prospectus supplement to act as successor servicer under the provisions of the applicable servicing agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee and the other servicing compensation.

         During the continuance of any event of default of a servicer, the trustee will have the right to protect and enforce the rights of the holders, and the majority holders may direct the time, method and place of conducting any proceeding for exercising any trust power. However, the trustee will not be under any obligation to pursue any remedy or to exercise any trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee. The trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

         INDENTURE. Events of default under the indenture for each series of notes may include:

         o a default in the payment of any principal or interest on any note, which continues for a specified period of time;

         o failure to perform any other covenant of the issuer in the indenture which continues for a specified period of time after notice is given;

         o any representation or warranty made by the issuer in the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within a specified period of time after notice is given; or

         o events of bankruptcy, insolvency, receivership or liquidation of the issuer.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the outstanding notes may declare the notes to be due and payable immediately. The declaration may, under some circumstances, be rescinded and annulled by the majority holders.

         If, following an event of default with respect to any series of notes, the notes have been declared due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral and to continue to apply distributions as if there had been no acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have otherwise become due. In addition, the trustee may not sell or otherwise liquidate the collateral following an event of default other than a default in the payment of any principal or interest on any note of the series for a specified period, unless the all of the holders consent to the sale, the proceeds of the sale are sufficient to pay in full the principal and interest due on the notes or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due, and the trustee obtains the consent of the holders of a specified amount of the notes.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a payment default, the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the holders may be less than would otherwise be the case.

         If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

         If an event of default shall occur and be continuing, the trustee will not be obligated to exercise any rights or powers under the indenture at the request of the holders, unless the holders provide security satisfactory to the trustee against the expenses and liabilities which might be incurred by it. The majority holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy or exercising any power conferred on the trustee with respect to the notes. The majority holders may waive the default, except a default in the payment of principal or interest or a default caused by a breach of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected note holders.

THE TRUSTEE

         The prospectus supplement will identify the trustee for the series. The trustee may have normal banking relationships with the sponsor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment; although the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF THE TRUSTEE

         The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any primary asset or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the agreement.

         The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured to it.

RESIGNATION OF TRUSTEE

         The trustee may, upon written notice to the sponsor, resign at any time, in which event the sponsor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time (1) if the trustee ceases to be eligible to continue as a trustee under the agreement, (2) if the trustee becomes insolvent or (3) by the majority holders. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

AMENDMENT OF AGREEMENT

         Each agreement may be amended by the parties to the agreement, without notice to or consent of the holders, to correct any ambiguity or any defective provisions, to supplement any provision, or to comply with any requirements imposed by the Internal Revenue Code. Any amendment will not adversely affect in any material respect the interests of any holders.

         Each agreement may also be amended by the parties with the consent of a specified percentage of the holders, for the purpose of adding, changing or eliminating any provision of the agreement. No amendment may reduce or delay the payments on any security without the consent of the holder of the security.

VOTING RIGHTS

         The prospectus supplement will state the method of determining allocation of voting rights with respect to a series.

LIST OF HOLDERS

         No agreement will provide for the holding of any annual or other meeting of holders.

REMIC ADMINISTRATOR

         For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the sponsor.

TERMINATION

         POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts payable to them after the final payment or liquidation of the primary assets and the disposition of all foreclosure property or the sale by the trustee of the primary assets. For a description of the ways in which securities may be retired early, see "Description of the Securities--Optional Redemption, Purchase or Termination" and "--Mandatory Termination; Auction Sale."

         For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination.

         INDENTURE. The indenture will be discharged with respect to a series of notes upon the delivery to the trustee for cancellation of all the notes or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of the series. See "Description of the Securities--Defeasance."

                             LEGAL ASPECTS OF LOANS

         The following discussion contains summaries of legal aspects of loans, which are general in nature. Because these legal aspects are to a degree governed by state law, the summaries do not purport to be complete, reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the mortgage loans are situated.

MORTGAGE LOANS

         The mortgage loans will be represented by a note and an accompanying mortgage. The borrower is personally liable to repay the indebtedness evidenced by the mortgage loan under the note. The mortgage creates a lien on the related mortgaged property to secure the indebtedness.

         ENFORCEMENT OF THE NOTE. Under the note, the borrower is personally liable to repay the indebtedness evidenced by the mortgage loan. In some states, the lender on a note secured by a lien on real property has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the related property security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the property first rather than bringing a personal action against the borrower on the note.

         Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sales of the real property. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which a deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, in other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default on a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and final judgment of foreclosure had been entered in state court, provided no sale of the residence had yet occurred, prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by paying arrearages over a number of years.

         Court with federal bankruptcy jurisdiction also have indicated that the terms of a loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

         Some states have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, lender have been required to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

         Tax liens arising under the Internal Revenue Code may provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and state laws, such as the California Fair Debt Collection Practices Act. These laws and regulations impose specific statutory liabilities upon lenders who originate loans and fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

         SECURITY INTERESTS -- REAL ESTATE MORTGAGES. The mortgage loans for a series will be secured by either mortgages or deeds of trust or deeds to secure debt depending upon the prevailing practice in the state in which the mortgaged property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens under the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the mortgaged property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: The trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the mortgaged property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         FORECLOSURE ON MORTGAGES. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

         Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property and sent to all parties having an interest of record in the mortgaged property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the mortgaged property, recorded and sent to all parties having an interest in the real property.

         An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct warranting a court of equity to refuse affirmative relief to the mortgagee. A court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty third party purchasers have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at a foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment in the mortgaged property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         RIGHTS OF REDEMPTION. In some states, after sale under a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the mortgaged property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem mortgaged property after a trustee's sale under a deed of trust.

         JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES. The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, and therefore the holders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the mortgaged property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the mortgaged property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in any order as the mortgagee may determine. Thus, in the event improvements on the mortgaged property are damaged or destroyed by fire or other casualty, or in the event the mortgaged property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the mortgaged property and, when due, all encumbrances, charges and liens on the mortgaged property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the mortgaged property, to maintain and repair the mortgaged property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the mortgaged property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is sometimes given the right to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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

         DUE-ON-SALE CLAUSES IN MORTGAGE LOANS. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real mortgaged property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, with exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. The Federal Home Loan Mortgage Corporation has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states, Arizona, Michigan, Minnesota, New Mexico and Utah, have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses in window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable if resulting from the bankruptcy proceeding.

         ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES. Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

         EQUITABLE LIMITATIONS ON REMEDIES. In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the mortgaged property or the borrower's execution of secondary financing affecting the mortgaged property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

         Most conventional single-family loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A


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


mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the loans.

         APPLICABILITY OF USURY LAWS. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to specified types of residential first loans originated by specified lenders after March 31, 1980. Similar federal statutes were in effect with respect to loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of a state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

         SECURITY INTERESTS IN PERSONAL PROPERTY AND FIXTURES. A portion of each mortgaged property may consist of property which is "personal property" or a "fixture" under local state law. This will most commonly occur when the proceeds of the related mortgage loan were applied to property improvements, although any mortgaged property may have some personal property components. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Those purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the personal property must generally be perfected by a timely fixture filing. In general, a security interest does not exist in ordinary building material incorporated into an improvement on land. Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the personal property being financed.

         ENFORCEMENT OF SECURITY INTEREST IN PERSONAL PROPERTY. So long as the personal property has not become subject to the real estate law, a creditor can repossess the property securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. Most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. Most states also require that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before the resale.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

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

CONTRACTS

         As a result of the assignment of the contracts to the trustee, the trust fund will succeed collectively to all of the rights and will assume the obligations of the obligee under the contracts. Each contract evidences both the obligor's obligation to repay the loan, and the grant of a security interest in the manufactured home. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. The Uniform Commercial Code treats the sale of chattel paper in a manner similar to perfection of a security interest in chattel paper. The seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the seller will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the prospectus supplement, the contracts will not be stamped or marked otherwise to reflect their assignment from the sponsor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

         The manufactured homes securing the contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection is governed by the Uniform Commercial Code. The servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the servicer fails, due to clerical errors, to effect the notation or delivery, or files the security interest under the wrong law, the trustee may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the Uniform Commercial Code, and the notation of the security interest on the certificate of title or the filing of a financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the issuer. With respect to a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The servicer will represent that at the date of the initial issuance of the related securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the manufactured homes securing the contracts.

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

         The sponsor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the holders. Neither the sponsor nor the trustee will amend the certificates of title to identify the trustee or the trust fund as the new secured party, and neither the sponsor nor the servicer will deliver the securities of title to the trustee or note thereon the interest of the trustee. Accordingly, the servicer, or the seller, continues to be named as the secured party on the certificate of title relating to the manufactured homes. In many states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the sponsor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest in the manufactured home might not be effective or perfected or that, in the absence of notation or delivery to the trustee, the assignment of the security interest in the manufactured home might not be effective against creditors of the servicer (or the seller) or a trustee in bankruptcy of the servicer, or the seller.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the servicer, or the seller, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the holders could be released.

         In the event that the owner of a manufactured home moves it to a state other than the state in which that manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the servicer takes steps to effect the re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the trustee, or its custodian, must surrender possession of the certificate of title or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the servicing agreement, the servicer is obligated to take steps as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest. The seller will represent that it has no knowledge of any liens with respect to any manufactured home securing payment on any contract. However, those liens could arise at any time during the term of a contract. No notice will be given to the trustee or holders in the event that a lien arises.

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

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

         The servicer on behalf of the trustee, to the extent required by the related servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing the defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is peaceful or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The Uniform Commercial Code and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of the repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before those proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing that debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

         The so-called "holder-in-due-course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depository Institutions Act of 1982 generally

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preempts state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes, with some exemptions and conditions. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in the contracts.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on specified kinds of manufactured housing. The contracts would be covered if they satisfy specified conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The seller will represent that all of the contracts comply with applicable usury law.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         The holder of any contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related contract and may be unable to collect amounts still due under the contract. The successful assertion of that claim constitutes a breach of a representation or warranty of the person specified in the prospectus supplement, and the holders would suffer a loss only to the extent that (1) the person breached its obligation to repurchase the contract in the event an obligor is successful in asserting the claim, and (2) the person, the servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the holders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from those manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans) incurred prior to the commencement of military service for the duration of military service, (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on those obligations entered into prior to military service for the duration of military service and (3) may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a mortgage loan included in a trust fund for a series is relieved under the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the sponsor nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of that series.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities. References in this section to "sections" and the "code" refer to the Internal Revenue Code of 1986.

         The following discussion addresses securities of five general types:

         o securities representing interests in a grantor trust which the sponsor will covenant not to elect to have treated as a REMIC or a FASIT;

         o securities representing interests in a trust, or a portion thereof, which the sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G;

         o securities that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

         o securities representing interests in a trust that is intended to be treated as a partnership under the code; and

         o securities representing interests in a trust, or portion thereof, which the Company will covenant to elect to have treated as a FASIT under sections 860H through 860L.

         The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" or the "ownership interest" in the FASIT.

         The Taxpayer Relief Act of 1997 adds provisions to the code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

GRANTOR TRUST SECURITIES

         With respect to each series of grantor trust securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the related grantor trust will be classified as a

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


grantor trust and not as a partnership or an association taxable as a corporation. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the loans included in the grantor trust.

         For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest security." A grantor trust security representing ownership of all or a portion of the difference between interest paid on the loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to the grantor trust will be referred to as a "grantor trust strip security."

TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES

         Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities) and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a grantor trust fractional interest security directly or through pass-through entities will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of the beneficial owner's miscellaneous itemized deductions exceeds 2% of the beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

         Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286. Accordingly, that beneficial owner will be required to treat the excess of the total amount of payments on the security over the amount paid for the security as original issue discount and to include the discount in income as it accrues over the life of the security. See "--Discount and Premium," below.

         Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of that security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "--Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying loans and (ii) the difference between the outstanding principal balance on the security and the amount paid for the security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

SALES OF GRANTOR TRUST SECURITIES

         Any gain or loss recognized on the sale of a grantor trust security (equal to the difference between the amount realized on the sale and the adjusted basis of the grantor trust security) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c). The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

GRANTOR TRUST REPORTING

         The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Master servicer, the trustee will furnish to each beneficial owner during the year any customary factual information that the Master servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC SECURITIES

         If provided in a prospectus supplement, an election will be made to treat a trust as a REMIC. With respect to each series of securities for which that election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a REMIC for federal income tax purposes. A trust for which a REMIC election is made will be referred to in this prospectus as a "REMIC trust." The securities of each class will be designated as "regular interests" in the REMIC trust except that a separate class will be designated as the "residual interest" in the REMIC trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute a REMIC regular security or a REMIC residual security. The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

         A REMIC trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances described below. See "--Taxes on a REMIC Trust." Generally, the total income from the mortgage loans in a REMIC trust will be taxable to the beneficial owners of the securities of that series, as described below.

         Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC securities. While material provisions of the REMIC regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC regulations in their specific circumstances.

SPECIAL TAX ATTRIBUTES

         REMIC regular securities and REMIC residual securities will be "regular or residual interests in a REMIC" within the meaning of section
7701(a)(19)(C)(xi) and "real estate assets" within the meaning of section 856(c)(5)(A). If at any time during a calendar year less than 95% of the assets of a REMIC trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3)) then the portion of the

REMIC regular securities and REMIC residual securities that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC trust that are qualified mortgages. Similarly, income on the REMIC regular securities and REMIC residual securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) , subject to the same limitation as described in the preceding sentence. For purposes of applying this limitation, a REMIC trust should be treated as owning the assets represented by the qualified mortgages. The assets of the trust fund will include, in addition to the mortgage loans, payments on the mortgage loans held pending distribution on the REMIC regular securities and REMIC residual securities and any reinvestment income thereon. REMIC regular securities and REMIC residual securities held by a financial institution to which section 585, 586 or 593 applies will be treated as evidences of indebtedness for purposes of section 582(c)(1). REMIC regular securities will also be qualified mortgages with respect to other REMICs.

TAXATION OF BENEFICIAL OWNERS OF REMIC REGULAR SECURITIES

         Except as indicated below in this federal income tax discussion, the REMIC regular securities will be treated for federal income tax purposes as debt instruments issued by the REMIC trust on the settlement date and not as ownership interests in the REMIC trust or its assets. Beneficial owners of REMIC regular securities that otherwise report income under a cash method of accounting will be required to report income with respect to those securities under an accrual method. For additional tax consequences relating to REMIC regular securities purchased at a discount or with premium, see "--Discount and Premium," below.

TAXATION OF BENEFICIAL OWNERS OF REMIC RESIDUAL SECURITIES

         DAILY PORTIONS. Except as indicated below, a beneficial owner of a REMIC residual security for a REMIC trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC trust for each day during a calendar quarter that the beneficial owner owned the REMIC residual security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC trust for the quarter and by allocating the amount so allocated among the beneficial owners of residual securities (on that day) in accordance with their percentage interests on that day. Any amount included in the gross income or allowed as a loss of any beneficial owner of a residual security by virtue of this paragraph will be treated as ordinary income or loss.

         The requirement that each beneficial owner of a REMIC residual security report its daily portion of the taxable income or net loss of the REMIC trust will continue until there are no securities of any class outstanding, even though the beneficial owner of the REMIC residual security may have received full payment of the stated interest and principal on its REMIC residual security.

         The trustee will provide to beneficial owners of REMIC residual securities of each series of securities (i) any information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the securities of the series that may be required under the code.

         TAXABLE INCOME OR NET LOSS OF A REMIC TRUST. The taxable income or net loss of a REMIC trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC trust. The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d)) on the REMIC regular securities (but not the REMIC residual securities), even though REMIC regular securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC trust generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC trust as it accrues under a constant yield method, taking into account the "prepayment assumption" (as defined in the prospectus supplement, see "--Discount and Premium--Original Issue Discount," below). The basis to a REMIC trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC regular securities and REMIC residual securities in the REMIC trust on the settlement date. If, however, a substantial amount of a class of REMIC regular securities or REMIC residual securities has not been sold to the public, then the fair market value of all the REMIC regular securities or REMIC residual securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

         Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2). Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 will not be applied at the REMIC trust level to any servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC regulations, any expenses that are incurred in connection with the formation of a REMIC trust and the issuance of the REMIC regular securities and REMIC residual securities are not treated as expenses of the REMIC trust for which a deduction is allowed. If the deductions allowed to a REMIC trust exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC trust for that calendar quarter. The REMIC regulations also provide that any gain or loss to a REMIC trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 860G(a)(5) ) will be treated as ordinary gain or loss.

         A beneficial owner of a REMIC residual security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC trust at a discount, some or all of the REMIC regular securities are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the REMIC regular securities exceeds the REMIC trust's deduction for unaccrued original issue discount relating to the REMIC regular securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC regular securities, may increase over time as the earlier classes of REMIC regular securities are paid, whereas interest income with respect to any given mortgage loan expressed as a percentage of the outstanding principal amount of that mortgage loan, will remain constant over time.

         BASIS RULES AND DISTRIBUTIONS. A beneficial owner of a REMIC residual security has an initial basis in its security equal to the amount paid for that REMIC residual security. That basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to the REMIC residual security. A distribution on a REMIC residual security to a beneficial owner is not included in gross income to the extent it does not exceed the beneficial owner's basis in the REMIC residual security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC residual security, shall be treated as gain from the sale of the REMIC residual security.

         A beneficial owner of a REMIC residual security is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the beneficial owner's adjusted basis in its REMIC residual security as of the close of the calendar quarter (determined without regard to the net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual security.

         EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC residual security are subject to special tax rules. With respect to a beneficial owner of a REMIC residual security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during a quarter that the REMIC residual security was held by the beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the settlement date, based on quarterly compounding, and properly adjusted for the length of the quarter. For this purpose, the adjusted issue price of a REMIC residual security as of the beginning of any calendar quarter is equal to the issue price of the REMIC residual security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the REMIC residual security before the beginning of that quarter. The issue price of a REMIC residual security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC residual securities was sold. The federal long-term rate is a blend of current yields on treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

         In general, beneficial owners of REMIC residual securities with excess inclusion income cannot offset that income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in section 511 ), an excess inclusion of a beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 ), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC regulations indicate that if a beneficial owner of a REMIC residual security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on foreign investors that own REMIC residual securities, see "--Foreign Investors" below.

         The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC trust as excess inclusions if the REMIC residual security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC regulations, future regulations may contain this rule. If that rule were adopted, it is unclear how significant value would be determined for these purposes. If no similar rule is applicable, excess inclusions should be calculated as discussed above.

         In the case of any REMIC residual securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to REMIC residual securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) , excluding any net capital gain) will be allocated among the shareholders of that trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual security as if held directly by the shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and cooperatives that hold a REMIC residual security.

         PASS-THROUGH OF SERVICING AND GUARANTY FEES TO INDIVIDUALS. A beneficial owner of a REMIC residual security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for these fees will be allowed to a beneficial owner only to the extent that those fees, along with some of the beneficial owner's other miscellaneous itemized deductions exceed 2% of the beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC residual security may not be able to deduct any portion of the fees in computing a beneficial owner's alternative minimum tax liability. A beneficial owner's share of the fees will generally be determined by (i) allocating the amount of the expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on that day.

TAXES ON A REMIC TRUST

         PROHIBITED TRANSACTIONS. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than under specified exceptions, the receipt of investment income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

         CONTRIBUTIONS TO A REMIC AFTER THE STARTUP DAY. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the settlement date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by treasury regulations.

         NET INCOME FROM FORECLOSURE PROPERTY. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

SALES OF REMIC SECURITIES

         Except as provided below, if a REMIC regular residual security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the security. The adjusted basis of a REMIC regular security generally will equal the cost of that security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to the security and reduced by distributions on that security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to the security. See "--Discount and Premium." The adjusted basis of a REMIC residual security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) , any gain or loss will be capital gain or loss, provided the security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221.

         Gain from the sale of a REMIC regular security that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC regular security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on treasury securities) as of the date of purchase over (ii) the amount actually includible in the beneficial owner's income. In addition, gain recognized on a sale by a beneficial owner of a REMIC regular security who purchased the security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period a security was held by the beneficial owner, reduced by any market discount includible in income under the rules described below under "--Discount and Premium."

         If a beneficial owner of a REMIC residual security sells its REMIC residual security at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual security, the beneficial owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) ) comparable to a residual interest in a REMIC. That disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by treasury regulations, no such regulations have yet been published.

         TRANSFERS OF REMIC RESIDUAL SECURITIES. Section 860E(e) imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC residual security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, cooperatives, and nominees) that owns a REMIC residual security if the pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether by purchase, by default under a secured lending agreement or otherwise.

         The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless the organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in the entity are not held by disqualified organizations and (ii) information necessary for the application of the REMIC tax will be made available. Restrictions on the transfer of a REMIC residual security and other provisions that are intended to meet this requirement are described in the pooling and servicing agreement, and will be discussed more fully in the prospectus supplement relating to the offering of any REMIC residual security. In addition, a pass-through entity (including a nominee) that holds a REMIC residual security may be subject to additional taxes if a disqualified organization is a record-holder of an interest in that entity. A transferor of a REMIC residual security (or an agent of a transferee of a REMIC residual security, as the case may be) will be relieved of that tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no tax will be imposed on a pass-through entity for a period with respect to an interest in that entity is owned by a disqualified organization if (i) the record-holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false.

         The Taxpayer Relief Act of 1997 adds provisions to the code that will apply to an "electing large partnership." If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e). An exception to this tax, otherwise available to a pass-through entity that is furnished with affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

         Under the REMIC regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "--Foreign Investors--grantor trust securities and REMIC regular securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC residual security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC residual security is no less than the product of the present value of the "anticipated excess inclusions" with respect to that security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC residual security, determined as of the date the security is transferred and based on events that have occurred as of that date and on the prepayment assumption. See "--Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

         The REMIC regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC residual security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC residual security should consult with their own tax advisors for further information regarding the transfers.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS. For purposes of the administrative provisions , each REMIC trust will be treated as a partnership and the beneficial owners of REMIC residual securities will be treated as partners. The trustee will prepare, sign and file federal income tax returns for each REMIC trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the trustee will furnish to each beneficial owner that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, original issue discount, and any other information required by treasury regulations and, with respect to beneficial owners of REMIC residual securities in a REMIC trust, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC trust for each day during the year. The trustee will also act as the tax matters partner for each REMIC trust, either in its capacity as a beneficial owner of a REMIC residual security or in a fiduciary capacity. Each beneficial owner of a REMIC residual security, by the acceptance of its REMIC residual security, agrees that the trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

         Each beneficial owner of a REMIC residual security is required to treat items on its return consistently with the treatment on the return of the REMIC trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC trust level.

TERMINATION

         In general, no special tax consequences will apply to a beneficial owner of a REMIC regular security upon the termination of a REMIC trust by virtue of the final payment or liquidation of the last mortgage loan remaining in the trust fund. If a beneficial owner of a REMIC residual security's adjusted basis in its REMIC residual security at the time the termination occurs exceeds the amount of cash distributed to the beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC residual security is entitled to a loss equal to the amount of that excess.

DEBT SECURITIES

         With respect to each series of debt securities, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the securities will be classified as debt secured by the related loans. Consequently, the debt securities will not be treated as ownership interests in the loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "--Discount and Premium," below.

SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, debt securities will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in debt securities.

SALE OR EXCHANGE

         If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

         In general (except as described in "--Discount and Premium--Market Discount," below), except for financial institutions subject to section 582(c) , any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset (within the meaning of section 1221 ), will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

PARTNERSHIP INTERESTS

         With respect to each series of partnership interests, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that the trust will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. The opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the Securities and Exchange Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the loans.

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

SPECIAL TAX ATTRIBUTES

         As described above, REMIC securities will possess special tax attributes by virtue of the REMIC provisions. In general, partnership interests will not possess these special tax attributes. Investors to whom these attributes are important should consult their own tax advisors regarding investment in partnership interests.

TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS

         If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account an allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the code, treasury regulations and the partnership agreement (here, the trust agreement and related documents).

         The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying mortgage loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

         The trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. (See "Backup Withholding" and "Foreign Investors" below).

         Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to the holder under the code.

         Under section 708 , the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under the final regulations issued on May 9, 1997 if such a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

SALE OR EXCHANGE OF PARTNERSHIP INTERESTS

         Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner of a partnership interest's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income (includible in income) and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, allocate a portion of the aggregate tax basis to the partnership interests sold (rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest).

         Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754.

PARTNERSHIP REPORTING MATTERS

         The Owner trustee is required to (i) keep complete and accurate books of the trust, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and (iii) report each beneficial owner of a partnership interest's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interests must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all the inconsistencies.

         Under section 6031 , any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. Required information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of the person,
(y) whether the person is a United States person, a tax-exempt entity or a foreign government, and international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information as to themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interests, and a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items note related to the income and losses of the trust.

FASIT SECURITIES

         If provided in a prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a). With respect to each series of securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the sponsor, will deliver its opinion to the sponsor that, assuming compliance with the pooling and servicing agreement, the trust will be treated as a FASIT for federal income tax purposes. A trust for which a FASIT election is made will be referred to in this prospectus as a "FASIT trust." The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for each series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT regular security) or an ownership interest (a FASIT Ownership security). The opinion shall be attached on Form 8-K to be filed with the securities and Exchange Commission within fifteen days after the initial issuance of the securities or filed with the securities and Exchange Commission as a post-effective amendment to the prospectus.

SPECIAL TAX ATTRIBUTES

         FASIT securities held by a real estate investment trust will constitute "real estate assets" within the meaning of sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT regular securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT trust and the income thereon would be so treated. FASIT regular securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT trust or the income thereon qualify for the foregoing treatments, the FASIT regular securities will qualify for the corresponding status in their entirety. For purposes of section 856(c)(5)(A), payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular securities should qualify for that treatment. FASIT regular securities held by a regulated investment company will not constitute "government securities" within the meaning of section 851(b)(4)(A)(i). FASIT regular securities held by financial institutions will constitute an "evidence of indebtedness" within the meaning of section 582(c)(1).

TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES

         A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on an FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by those beneficial owners. See discussion of "Discount and Premium" below.

         In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements of the code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "startup day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests" to be held only by fully taxable domestic corporations.

         Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the sponsor had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

         The various interests in a FASIT also must meet additional requirements. All of the interests in a FASIT must be either one or more classes of regular interests or a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (1) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (2) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,
(3) has a stated maturity of not longer than 30 years, (4) has an issue price not greater than 125% of its stated principal amount, and (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in section 1274(d). In order to meet the 30 year maturity requirement, the FASIT regular securities will be retired and replaced, to the extent then-outstanding, with new regular interests on the 30th anniversary of the date of issuance of the FASIT regular securities. A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (1), (2) (4) or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to the interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

         If an entity fails to comply with one or more of the ongoing requirements for status as a FASIT during any taxable year, the code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the trust fund, may be treated as a separate association taxable as a corporation, and the FASIT regular securities may be treated as equity interests in that association. The legislative history to the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

TAXES ON A FASIT TRUST

         Income from "prohibited transactions" by a FASIT are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default of a qualified mortgage,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on these transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT residual security.

         DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

         A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and some grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method;
(2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security (or upon a sale of a security); and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

ORIGINAL ISSUE DISCOUNT

         In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the settlement date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that is or may be an accrual security is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first distribution date over the interest that accrues for the period from the settlement date to the first distribution date.

         Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (1) the number of complete years (rounding down for partial years) from the settlement date until the date on which each distribution is expected to be made under the assumption that the mortgage loans prepay at the rate specified in the prospectus supplement by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

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

         Section 1272(a)(6) contains special original issue discount rules directly applicable to REMIC securities and debt securities. The Taxpayer Relief Act of 1997 extends application of section 1272(a)(6) to the grantor trust securities for tax years beginning after August 5, 1997. Under these rules, (1) the amount and rate of accrual of original issue discount on each series of securities will be based on (x) the prepayment assumption, and (y) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the settlement date, and (2) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

         Section 1272(a)(6)(B)(iii) requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The sponsor anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The sponsor makes no representation, however, that the mortgage loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

         Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities. The trustee will report original issue discount based on accrual periods of no longer than one year either (1) beginning on a distribution date or, in the case of the first accrual period, the settlement date, and ending on the day before the next distribution date or
(2) beginning on the next day following a distribution date and ending on the next distribution date.

         Under section 1272(a)(6), the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (1) the sum of (A) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (B) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (2) the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (1) the yield to maturity of the security, calculated as of the settlement date, giving effect to the prepayment assumption, (2) events (including actual prepayments) that have occurred prior to the end of the accrual period, (3) the prepayment assumption, and (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the settlement date over the entire life of the security. The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to that security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

         In the case of grantor trust strip securities and some REMIC securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of the negative amounts. The legislative history to section 1272(a)(6) indicates that the negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

         A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to that security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

MARKET DISCOUNT

         A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent that the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. With respect to securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either
(1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

         Notwithstanding the above rules, market discount on a security will be considered to be zero if that discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to that distribution will be recognized.

SECURITIES PURCHASED AT A PREMIUM

         A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased that "premium security" at a premium. The purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) , to treat the premium as an "amortizable bond premium." If a beneficial owner makes that election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a distribution date will be reduced by the portion of the premium allocable to each period based on the plan's yield to maturity. The premium amortization should be made using constant yield principles. If the election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all the fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If the election is not made, (1) the beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the plan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the plan.

         Some securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding some securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that a security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In that event, section 1272(a)(6) would govern the accrual of the original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2). Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of these securities, the trustee intends to furnish tax information to beneficial owners of the securities in accordance with the rules described in the preceding paragraph.

SPECIAL ELECTION

         For any security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

         Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 at a rate of 31% if recipients of the distributions fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

         The Internal Revenue Service recently issued final withholding regulations, that change the rules relating to presumptions currently available relating to information reporting and backup withholding. The withholding regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The withholding regulations are effective January 1, 2001, although valid withholding certificates that are held on December 31, 2000 remain valid until the earlier of December 31, 2001 or the due date of expiration of the certificate under the rules as currently in effect.

FOREIGN INVESTORS

         The withholding regulations would require, in the case of securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships.

Non-U.S. Persons should consult their own tax advisors regarding the application to them of the withholding regulations.

GRANTOR TRUST SECURITIES AND REMIC REGULAR SECURITIES

         Distributions made on a grantor trust security, Debt security or a REMIC regular security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. Person, and provides the name and address of that beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives a statement from the beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC residual securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C).

REMIC RESIDUAL SECURITIES AND FASIT OWNERSHIP SECURITIES

         Amounts distributed to a beneficial owner of a REMIC residual security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30%, or lower treaty rate, withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary treasury regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC residual security or a FASIT ownership security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on grantor trust securities, debt securities and REMIC regular securities, as described above, but only to the extent that the obligations directly underlying the REMIC or FASIT trust that issued the REMIC residual security or FASIT ownership security, e.g., mortgage loans or regular interests in another REMIC or FASIT, were issued after July 18, 1984. In no case will any portion of REMIC or FASIT income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC residual securities--Excess Inclusions."

PARTNERSHIP INTERESTS

         Depending upon the particular terms of the trust agreement and servicing agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for those purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in those cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

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

FASIT REGULAR SECURITIES

         "High-yield" FASIT regular securities may not be sold to or beneficially owned by non-U.S. Persons. Any such purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of the high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to the high-yield FASIT regular securities for federal income tax purposes. The pooling and servicing agreement will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA and section 4975 of the Internal Revenue Code prohibit a "plan," which is a pension, profit sharing or other employee benefit plan and individual retirement arrangements from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to the plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Internal Revenue Code also prohibit generally actions involving conflicts of interest by persons who are fiduciaries of those plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code for those persons. In addition, investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in section 3(33) of ERISA, are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any plan which is qualified and exempt from taxation under section 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules of section 503 of the Internal Revenue Code.

         Transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan, including an individual retirement arrangement, that purchased securities. Therefore, in the absence of an exemption, the purchase, sale or holding of a security by a plan, including individual retirement arrangements, subject to section 406 of ERISA or section 4975 of the Internal Revenue Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

CERTIFICATES

         The Department of Labor has issued to various underwriters individual prohibited transaction exemptions, which generally exempt from the application of the prohibited transaction provisions of section 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the underwriter exemptions. The underwriter exemptions will only be available for securities that are certificates.

         Among the conditions that must be satisfied in order for the underwriter exemptions to apply to offered certificates are the following:

         o the acquisition of the certificates by a plan is on terms, including the price for the certificates, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

         o the rights and interests evidenced by the certificates acquired by the plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         o the certificates acquired by the plan have received a rating at the time of the acquisition that is one of the three highest generic rating categories from Standard & Poor's, Moody's Investors Service, Duff & Phelps Credit Rating Co. or Fitch Investors Service;

         o the trustee is not an affiliate of any other member of the restricted group, as defined below)

         o the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor in exchange for the assignment of the loans to the trust estate represents not more than the fair market value of the loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses;

         o the plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933; and

         o in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

         The trust estate must also meet the following requirements:

         o the corpus of the trust estate must consist solely of assets of the type that have been included in other investment pools;

         o certificates in the other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's Investors Service, Fitch Investors Service or Duff & Phelps Credit Rating Co. for at least one year prior to the plan's acquisition of certificates; and

         o certificates evidencing interests in other investment pools must have been purchased by investors other than plans for at least one year prior to the plan's acquisition of certificates.

         Moreover, the underwriter exemptions provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the plan fiduciary causes a plan to acquire certificates in a trust in which the fiduciary, or its affiliate, is an obligor on the receivables held in the trust; although, among other requirements, (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the restricted group; (2) the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (3) the plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (4) immediately after the acquisition, no more than twenty-five percent of the assets of the plan with respect to which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The underwriter exemptions do not apply to plans sponsored by the "restricted group," which is the sponsor, the underwriters, the trustee, any servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of the parties.

         In addition to the underwriter exemptions, the Department of Labor has issued Prohibited Transaction Class Exemption ("PTCE") 83-1 which provides an exemption for transactions involving the sale or exchange of residential mortgage pool pass-through certificates by plans and for transactions in connection with the servicing and operation of the mortgage pool.

NOTES

         The underwriter exemptions will not be available for securities that are notes. Under the "plan assets regulation" issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code only if the plan acquired an equity interest in the trust and none of the exceptions contained in the plan assets regulation were applicable. An "equity interest" is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Accordingly, if the notes are treated as having substantial equity features, the purchase, holding and resale of the notes could result in a transaction that is prohibited under ERISA or the Internal Revenue Code. If the notes are treated as indebtedness without substantial equity features, the trust's assets would not be deemed assets of a plan. However, in that case, the acquisition or holding of the notes by or on behalf of a plan could nevertheless give rise to a prohibited transaction, if the acquisition and holding of notes by or on behalf of a plan was deemed to be a prohibited loan to a party in interest with respect to the plan. Exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by "in-house asset managers". Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

         The prospectus supplement for each series of securities will provide further information which plans should consider before purchasing the offered securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the sponsor or the underwriters that this investment meets all relevant requirements with respect to investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

         In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes.

                                LEGAL INVESTMENT

         The related prospectus supplement will describe whether or not the securities will constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              AVAILABLE INFORMATION

         The sponsor has filed a registration statement with respect to the securities with the Securities and Exchange Commission. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the agreements, but do not contain all of the information in the registration statement. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. In addition, the Securities and Exchange Commission maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the sponsor, that file electronically with the Securities and Exchange Commission.

         Each trust fund will be required to file reports with the Securities and Exchange Commission as required by the Securities Exchange Act of 1934. The sponsor intends to cause each trust fund to suspend filing the reports if and when the reports are no longer required under said act.

         No person has been authorized to give any information or to make any representation other than those contained in this prospectus and any prospectus supplement and you must not rely upon such information or representations. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which that offer would be unlawful. You should not assume that information in this prospectus is correct as of any time subsequent to its date.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All documents that we subsequently file with the Securities and Exchange Commission under section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus shall be incorporated by reference in this prospectus and be a part of this prospectus. Any statement contained in a document incorporated by reference shall be modified or superseded if a statement contained in this prospectus, the prospectus supplement or in any other document subsequently incorporated by reference modifies or replaces that statement.

         The sponsor will provide without charge, on request of each person to whom this prospectus is delivered, a copy of any of the documents that are incorporated by reference in this prospectus. Requests should be directed to the sponsor at One First Union Center, 301 S. College Street, Charlotte, North Carolina 28288-0630, telephone no. (704) 374- 4868.

                              PLAN OF DISTRIBUTION

         The sponsor may offer each series of securities through First Union Securities or one or more other firms that may be designated at the time of each offering of the securities. The participation of First Union in any offering will comply with Schedule E to the bylaws of the National Association of Securities Dealers, Inc. The prospectus supplement will describe the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the sponsor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series will be stated in the prospectus supplement. First Union is an affiliate of the sponsor.

                                  LEGAL MATTERS

         Dewey Ballantine LLP, New York, New York, or any other counsel identified in the prospectus supplement, will pass upon legal matters for the sponsor.

                              FINANCIAL INFORMATION

         The sponsor has determined that its financial statements are not material to the offering made hereby.

         A new trust will be formed to own the primary assets and to issue each series of securities. Each new trust will have no assets or obligations prior to the issuance of the securities and will not engage in any activities other than those described in this prospectus. Accordingly, no financial statements with respect to the trusts will be included in this prospectus or any prospectus supplement.

         A prospectus supplement and the related Form 8-K may contain financial statements of any credit enhancer.

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                             HOME LOAN TRUST 2000-1
                                     ISSUER

                     HOME LOAN AND INVESTMENT BANK, F.S.B.
                        ORIGINATOR AND MASTER SERVICER


                     RESIDENTIAL ASSET FUNDING CORPORATION
                                   DEPOSITOR


                                  $40,610,000
                             Class A-1 Certificates



                                  $14,664,000
                             Class A-2 Certificates


                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2000-1


                 --------------------------------------------
                             PROSPECTUS SUPPLEMENT
                 --------------------------------------------
                          FIRST UNION SECURITIES, INC.


                               ----------------
We suggest that you rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.


We are not offering the securities offered hereby in any state where the offer is not permitted.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the securities offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.


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